As filed with the Securities and Exchange Commission on September 7, 2010

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXCO Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(See Table of Additional Registrant Guarantors)

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

William L. Boeing

Vice President, General Counsel and Secretary

12377 Merit Drive, Suite 1700

Dallas, TX 75251

(214) 368-2084

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas H. Yang Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, TX 75219 (214) 651-5545	Gary L. Sellers Lesley Peng Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement, as determined by the applicable Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Notes due 2018	(1)	(1)
Subsidiary Guarantees	(2)	(2)

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee and will pay such fee subsequently in advance or on a pay-as-you-go basis.
(2)	Certain direct and indirect subsidiaries of EXCO Resources, Inc. will be guarantors of the Senior Notes due 2018. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
EXCO Services, Inc.	Delaware	26-1432747
EXCO Partners GP, LLC	Delaware	16-1771258
EXCO GP Partners Old, LP	Delaware	16-1771262
EXCO Partners OLP GP, LLC	Delaware	16-1771252
EXCO Operating Company, LP	Delaware	16-1771261
Vernon Gathering, LLC	Delaware	06-1809635
EXCO Midcontinent MLP, LLC	Delaware	26-3950557
EXCO Holding (PA), Inc.	Delaware	27-2481745
EXCO Production Company (PA), LLC	Delaware	27-2847701
EXCO Production Company (WV), LLC	Delaware	27-2847851
EXCO Equipment Leasing, LLC	Delaware	27-3141987
EXCO Resources (XA), LLC	Delaware	27-3177775

This preliminary prospectus relates to an effective registration statement but is not complete and may be changed. This preliminary prospectus is not an offer to sell these notes and is not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 7, 2010

Preliminary Prospectus

EXCO Resources, Inc.

$750,000,000

    % Senior Notes due 2018

Interest payable January 15 and July 15

Issue Price:     %

We are offering $750,000,000 aggregate principal amount of our     % Senior Notes due 2018. The notes will mature on July 15, 2018. Interest will accrue on the notes from                     , 2010, and the first interest payment date will be January 15, 2011.

We may redeem some or all of the notes at any time on or after July 15, 2014 at the redemption prices specified herein. We may also redeem up to 35% of the notes using all or a portion of the net proceeds of certain sales of equity interests of our company completed before July 15, 2013. We may also redeem the notes prior to July 15, 2014 upon payment of the make-whole premium specified herein. If we sell certain of our assets or upon the occurrence of certain changes in control, we must offer to repurchase the notes.

The notes will be our general unsecured, senior obligations, will be equal in right of payment with any of our existing and future unsecured senior indebtedness that is not by its terms subordinated to the notes, and will be effectively junior to our existing and future secured indebtedness to the extent of collateral securing that debt. The notes will be guaranteed on a senior basis by certain of our subsidiaries.

You should read this prospectus and any related prospectus supplements carefully before you invest in our securities. Investing in our securities involves a high degree of risk. See “Risk factors” beginning on page 21 for a discussion of certain risks that you should consider in connection with an investment in our securities.

	Public offering price(1)		Underwriting discounts and commissions		Proceeds, before expenses, to the Issuer(1)

Per Note		%		%		%

Total	$		$		$

(1)	Plus accrued interest, if any, from , 2010.

The notes will not be listed on any securities exchange. Currently there is no public market for the notes.

We expect that delivery of the notes, in book-entry form, will be made on or about                     , 2010 through The Depository Trust Company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Joint book-running managers

J.P. Morgan	BofA Merrill Lynch

BNP PARIBAS	RBC Capital Markets	Wells Fargo Securities

Senior co-managers

Barclays Capital	BMO Capital Markets	Credit Agricole CIB

Lloyds TSB Corporate Markets	RBS	Scotia Capital	UBS Investment Bank

Co-managers

Citi	Comerica Securities	Daiwa Capital Markets	Deutsche Bank Securities

KeyBanc Capital Markets	Mitsubishi UFJ Securities	Natixis Bleichroeder LLC	US Bancorp

                    , 2010.

EXCO Resources, Inc.

About this prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus relates to the offer and sale of Senior Notes due 2018. You should rely only on the information contained in or incorporated by reference in this prospectus and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise noted herein, as used in this prospectus, “EXCO,” “EXCO Resources,” “Company,” “we,” “ours” and “us” refer to EXCO Resources, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. We have provided definitions of terms commonly used in the oil and natural gas industry in the “Glossary of selected oil and natural gas terms” beginning on page 137.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered by this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where you can find more information.”

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Forward-looking statements

This prospectus and the documents incorporated herein by reference contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements relate to, among other things, the following:

•	our future financial and operating performance and results;
•	our business strategy;
•	market prices;
•	our future use of derivative financial instruments; and
•	our plans and forecasts.

We have based these forward-looking statements on our current assumptions, expectations and projections about future events.

We use the words “may,” “expect,” “anticipate,” “estimate,” “believe,” “continue,” “intend,” “plan,” “budget” and other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of results of operations or of our financial condition and/or state other “forward-looking” information. We do not undertake any obligation to update or revise publicly any forward-looking statements, except as required by law. These statements also involve risks and uncertainties that could cause our actual results or financial condition to materially differ from our expectations in this prospectus and the documents incorporated herein by reference, including, but not limited to:

•	fluctuations in prices of oil and natural gas;

•	imports of foreign oil and natural gas, including liquefied natural gas;

•	future capital requirements and availability of financing;

•	continued disruption of credit and capital markets;

•	estimates of reserves and economic assumptions;

•	geological concentration of our reserves;

•	risks associated with drilling and operating wells;

•	exploratory risks, including our Marcellus shale play in Appalachia and the Haynesville and Bossier shale plays in East Texas/North Louisiana;

•	risks associated with the operation of natural gas pipelines and gathering systems;

•	discovery, acquisition, development and replacement of oil and natural gas reserves;

•	cash flow and liquidity;

•	timing and amount of future production of oil and natural gas;

•	availability of drilling and production equipment;

•	marketing of oil and natural gas;

•	developments in oil-producing and natural gas-producing countries;

•	title to our properties;

•	litigation;

•	competition;

•	general economic conditions, including costs associated with drilling and operations of our properties;

•

environmental or other governmental regulations, including legislation to reduce emissions of greenhouse gases, legislation of derivative financial instruments, regulation of hydraulic fracture stimulation and elimination of income tax incentives available to our industry;

•	receipt and collectability of amounts owed to us by purchasers of our production and counterparties to our derivative financial instruments;

•	decisions whether or not to enter into derivative financial instruments;

•	potential acts of terrorism;

•	actions of third party co-owners of interests in properties in which we also own an interest;

•	fluctuations in interest rates; and

•	our ability to effectively integrate companies and properties that we acquire.

We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. You are cautioned not to place undue reliance on a forward-looking statement. When considering our forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents incorporated herein by reference. The risk factors noted in this prospectus and the documents incorporated herein by reference, and other factors noted throughout this prospectus and the documents incorporated herein by reference, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement. Please see “Risk factors” for a discussion of certain risks of our business and an investment in our debt securities.

Our revenues, operating results, financial condition and ability to borrow funds or obtain additional capital depend substantially on prevailing prices for oil and natural gas. Declines in oil or natural gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results. Lower oil or natural gas prices may also reduce the amount of oil or natural gas that we can produce economically. A decline in oil and/or natural gas prices could have a material adverse effect on the estimated value and estimated quantities of our oil and natural gas reserves, our ability to fund our operations and our financial condition, cash flow, results of operations and access to capital. Historically, oil and natural gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile.

Where you can find more information

This prospectus does not contain all of the information included in the registration statement and all of the exhibits and schedules thereto. For further information about the registrants, you should refer to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We are subject to the informational requirements of the Exchange Act, and in accordance with the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this registration statement, are available over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC at that address. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are made available free of charge on our website at www.excoresources.com as soon as reasonably practicable after we electronically file such material with, or otherwise furnish it to, the SEC. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

Information we incorporate by reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering (excluding any disclosures that are furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 24, 2010, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 3, 2010;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 filed with the SEC on May 5, 2010 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on August 4, 2010; and

•

Our Current Reports on Form 8-K filed with the SEC on July 6, 2009 (excluding Item 7.01 and Exhibit 99.1), August 11, 2009 (excluding Item 7.01 and Exhibit 99.1), August 17, 2009 (excluding Item 7.01 and Exhibits 99.1, 99.2 and 99.3), February 1, 2010, May 6, 2010, May 10, 2010 (only with regard to Item 1.01), June 7, 2010 (excluding Item 7.01 and Exhibit 99.1), June 17, 2010 (dated June 11, 2010, and only with regard to Item 1.01), June 23, 2010, and July 22, 2010 (excluding Item 7.01 and Exhibit 99.1).

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-

dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will furnish without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon request in writing, by telephone or via the internet, a copy of the information that has been incorporated by reference in this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). You should direct any requests for copies to:

EXCO Resources, Inc.

12377 Merit Drive, Suite 1700

Dallas, Texas 75251

(214) 368-2084

Attn: William L. Boeing, Vice President, General Counsel and Secretary

Internet Website: www.excoresources.com

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Summary

This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our debt securities. You should carefully read the entire prospectus, especially the risks of investing in our debt securities discussed under “Risk factors” in this prospectus and the risk factors and other information discussed in the documents incorporated by reference herein.

Our company

We are an independent oil and natural gas company engaged in the exploration, exploitation, development and production of onshore U.S. oil and natural gas properties. Our principal operations are conducted in key U.S. oil and natural gas areas including East Texas, North Louisiana, Appalachia and the Permian Basin in West Texas. In addition to our oil and natural gas producing operations, we own 50% interests in two midstream joint ventures located in East Texas/North Louisiana and Appalachia.

In 2009, we were primarily focused on increasing our drilling activities in the Haynesville shale, de-leveraging our balance sheet and executing our divestiture program to allow for increased attention on exploitation of our shale play assets. Beginning in 2009, we closed several significant divestiture transactions of oil and natural gas properties, undeveloped acreage and midstream assets. In addition, we sold 50% of certain oil and natural gas properties located in East Texas, North Louisiana and Appalachia to affiliates of BG Group plc, or BG Group, and intend to jointly develop these assets with BG Group. We also entered into two midstream joint ventures with BG Group in the same areas. The closing of our upstream and midstream joint venture transactions with BG Group, coupled with our other successful divestitures, enabled us to accelerate our horizontal drilling program in East Texas/North Louisiana, strategically add to our acreage position and reduce our debt. See “Unaudited pro forma financial data.”

As of December 31, 2009, our Proved Reserves were approximately 1.0 Tcfe, of which approximately 97% were natural gas and 67% were proved developed reserves. For the year ended December 31, 2009, we produced 128.2 Bcfe of oil and natural gas. We began 2010 with a pro forma production rate of 216 Mmcfe per day, which translates to a reserve life of approximately 12.2 years. Our average daily production for the month of June 2010 was approximately 300 Mmcfe per day.

The following table sets forth information concerning our reserves and production by geographic region:

	Haynesville & Bossier shales		Marcellus shale		Appalachia shallow formations	Cotton Valley Sand Trend	Permian Basin	Total

Proved developed reserves (Bcfe) (1)	33		4		158	406	42	643
Proved Reserves (Bcfe) (1)	154		4		261	476	64	959
Production (Mmcfe per day) (2)	153		1		17	109	20	300
Well count (3)	132		12		5,899	1,258	375	7,676
Net acreage (3)	80,000	(4)	113,000	(5)	335,000	169,000	98,000	602,000

(1)	SEC Proved Reserves as of December 31, 2009.

(2)	Average production for June 2010.

(3)	As of June 30, 2010.

(4)	Also included in Cotton Valley Sand Trend net acreage.

(5)	Also included in Appalachia Shallow Formations net acreage.

Our business strategy

Our primary strategy is to develop and exploit our Haynesville, Bossier and Marcellus shale resources and leverage our complementary midstream gathering facilities to promptly transport our production to multiple market outlets. Funds generated from our mature fields are used as a source of cash flows to drill and develop our shale resources. We also continue to pursue acquisitions in the core areas of our shale plays.

In 2009 and 2010, we entered into joint venture agreements with affiliates of BG Group in East Texas/North Louisiana and Appalachia, which provided us with substantial funds to reduce our outstanding debt. Through these transactions, we have partnered with a worldwide, investment grade oil and natural gas producer and transporter of liquefied natural gas. Our joint venture partner has agreed to pay a portion of our drilling costs up to a total of $550 million, of which $388 million remained unutilized as of June 30, 2010, which allows us to accelerate drilling activities and grow production in our shale plays with reduced initial cash outlays.

We plan to achieve reserve, production and cash flow growth by executing our strategy as set forth in more detail below:

•	Explore and develop our shale resource plays

Since we commenced operations in the Haynesville and Bossier shale plays in the third quarter of 2008, we have spud in excess of 100 operated horizontal wells. We also hold interests in other wells in the area that are operated by other producers. For the month of June 2010, our gross operated Haynesville and Bossier shale plays’ production was approximately 500 Mmcf per day, with total net production of 153 Mmcf per day. As of June 30, 2010, we operated 18 horizontal drilling rigs in the region and plan to increase the rig count to 22 by the end of 2010.

In our Appalachian region, our principal activities to date have been focused on technical evaluations of our acreage holdings, expansion of our technical staff, evaluation of test wells and additions to our acreage position in the play. As of June 30, 2010, we operated one horizontal drilling rig in the region and plan to increase the rig count to three by the end of 2010. We are currently evaluating our planned drilling activities for 2011 and beyond. Due to the significant geographic area represented by the Marcellus shale, we will continue to acquire and analyze technical data to increase our knowledge of the play.

We have an inventory of approximately 8,800 potential drilling locations in our shale plays, which supports a multi-year drilling program without any additional acquisitions. We target exiting 2010 with an average daily production rate comparable to our average daily production rate prior to the commencement of our divestiture program in 2009.

•	Actively manage our portfolio and associated costs

We have streamlined our portfolio of assets to focus on our shale plays and leverage the expertise of the people we have hired, many of whom have specific expertise in managing large drilling programs and possess horizontal drilling and technical geological and geophysical skills. The shale plays require substantial use of technology and project management expertise, and our employment of such persons has aided our ability to manage costs, increase production and add reserves.

•	Identify and exploit other upside opportunities

While our primary strategy is to drill horizontal wells in our shale plays, we will also reinstate drilling of traditional vertical wells if natural gas prices return to a level warranting these activities. We have presently identified more than 6,000 traditional vertical drilling locations.

•	Ensure prompt well hookups by expanding our midstream assets

We jointly own two midstream companies with BG Group; one is in our East Texas/North Louisiana operating area and the other is in our Appalachian region. These assets enhance our ability to promptly hook-up our wells for delivery of our production to multiple market outlets. In DeSoto Parish, Louisiana, our 29 mile, 36” diameter header system facilitates our rapid Haynesville shale production growth. In addition, as of July 2010 we had approximately 860 Mmcf per day of treating facilities, which enables our natural gas to satisfy downstream pipeline quality requirements. We plan to have 1.0 Bcf per day of treating facilities by the end of 2010. In East Texas and Appalachia, we intend to pursue similar midstream expansions as part of our operating strategy. These expansions may also provide opportunities to gather third party natural gas and generate incremental gathering and treating fee income.

•	Maintain financial flexibility

Our financial strategy is to target funding our drilling and development expenditures from cash flow from operations and not rely on capital markets to fund these programs. We do not budget for acquisitions as these transactions are opportunistic in nature. We may employ the use of debt and equity financing to fund acquisitions. We also maintain a comprehensive derivative financial instrument program related to our commodity pricing risk to support our business strategy. This approach enhances our ability to execute our business plan over the entire commodity price cycle, protect our returns on investments and manage our capital structure. Pursuant to our derivative financial instruments, we received $478.5 million of cash settlements during 2009 and $123.6 million of cash settlements during the six months ended June 30, 2010, which offset low commodity prices. Our joint venture transactions and our 2009 divestiture program resulted in a reduction of debt from $3.0 billion at the beginning of 2009 to $922.2 million as of June 30, 2010.

•	Seek acquisitions that meet our strategic and financial objectives in our core operating areas

We believe that the current price environment for natural gas along with capital constraints that many of our competitors are facing provide us with a unique opportunity to acquire additional shale resources in our core operating areas at attractive prices.

Our competitive strengths

We have a number of strengths that we believe will help us successfully execute our strategy.

•	High quality asset base in attractive regions

We own, and plan to maintain, a geographically diversified reserve base. Our principal operations are in the East Texas/North Louisiana, Appalachian and Permian Basin areas. Our properties are generally characterized by:

•	long reserve lives;
•	exploration opportunities;

•	a multi-year inventory of development drilling and exploitation projects;
•	high drilling success rates;
•	a high natural gas concentration; and
•	significant unproved reserves and resources.

•	Joint ventures with BG Group

Our joint ventures with BG Group in our shale plays allow us to share the development risk and costs of these capital intensive projects with a large, investment grade partner. We received $1.8 billion of total net proceeds from BG Group at the consummation of the joint ventures, and BG Group has agreed to fund up to $550 million of our deep drilling costs in our Haynesville and Marcellus shale resource plays, of which $388 million remained unutilized as of June 30, 2010. These arrangements will allow us to accelerate development of the shale plays, while affording us the opportunity to evaluate and fund additional shale acreage acquisitions in our focus areas.

•	Skilled technical personnel with supplemental support and expertise from our joint venture partner

Over the past three years, we have hired skilled, multi-disciplined technical and operational personnel who have allowed us to increase our horizontal drilling program. In addition, our access to BG Group’s personnel in our shale ventures complements our shale development strategy.

•	Significant held-by-production leasehold position in shale resource plays

Our Haynesville, Bossier and Marcellus shale resource plays present significant opportunities to grow our reserves with low finding and development costs. Because the majority of the acreage in these areas is held-by-production we have the flexibility to concentrate our drilling activities in higher return areas rather than having our drilling program dictated by the location of expiring leases.

•	Operational control

We operate a significant portion of our properties, which, coupled with our held-by-production acreage, permits us to manage our operating costs and better control capital expenditures as well as the timing of development and exploitation activities. As of December 31, 2009, we operated 7,416 gross wells which represented approximately 97% of our Proved Reserves. Our upstream and midstream teams work closely to plan the timing of our new wells and construction of gathering facilities to promptly flow new completions to sales.

•	Experienced management team

Our management team has led both public and private oil and natural gas companies and has an average of over 26 years of industry experience. Since acquiring a controlling interest in us in December 1997, the management team has increased our Proved Reserves from approximately 4.7 Bcfe in the beginning of 1998 to approximately 1.0 Tcfe in December 2009, and our average net daily production increased from less than 1 Mmcfe per day in 1997 to approximately 300 Mmcfe per day in June 2010.

Our exploration and development project areas

Our development program is concentrated in East Texas/North Louisiana and the Appalachian Basin areas where we primarily drill horizontal wells in pursuit of natural gas from shale formations. In addition, we drill vertical wells in the Permian Basin of West Texas, which contain both natural gas and high concentrations of oil.

East Texas/North Louisiana

The East Texas/North Louisiana area is comprised of the Haynesville and Bossier shale plays and the Cotton Valley sand trend, which covers portions of the East Texas Basin and the Northern Louisiana Salt Basin. This area is our most active development area, currently providing more than 80% of our total production and holding significant reserve growth potential, particularly from the shales. EXCO operates over 1,200 wells in the area, holds approximately 169,000 net acres and has a significant operations base and pipeline infrastructure.

Our development drilling focus in this region is in the Haynesville shale, where a significant portion of our acreage is located in a prolific area of the play. The Haynesville shale play is at depths of 12,000 to 14,000 feet and is being developed with horizontal wells that typically have 4,000- to 5,000-foot laterals resulting in 16,000 to 19,000 feet of total depth.

We continue to produce from tight gas sand reservoirs in the Cotton Valley sand trend at depths of 6,500 to 15,000 feet. Operations in the area are generally characterized by long-life reserves and high drilling success rates. Our development programs are mostly focused on infill drilling and extension of field limits.

Haynesville shale

The Haynesville shale play is one of the most active natural gas plays in the United States. Our Haynesville shale acreage is primarily located in DeSoto and Caddo Parishes in Louisiana and in Harrison, Panola, Shelby, San Augustine and Nacogdoches Counties in Texas. As of June 30, 2010, our joint venture with BG Group held approximately 160,000 net acres (80,000 net to EXCO) in the Haynesville shale. A substantial portion of our acreage is held by our existing Haynesville, Cotton Valley, Hosston and Travis Peak production. In the first half of 2010, we added approximately 26,000 net acres to our Haynesville position, including approximately 23,800 net acres in the Shelby Trough in East Texas. The Shelby Trough is a second major focus area for us in addition to our DeSoto Parish position.

Our program in the Haynesville shale play has transitioned from an appraisal and testing program in late 2008 and early 2009 to a full scale horizontal development drilling program. In early 2009, we operated four horizontal drilling rigs in the play, and we ended 2009 with twelve operated horizontal drilling rigs. As of June 30, 2010, we operated 18 horizontal drilling rigs in the play and expect to end 2010 with 22 operated horizontal drilling rigs. We plan to drill approximately 140 operated horizontal wells in 2010. Since late 2008, we have spud over 100 operated horizontal wells and produced over 100 Bcf of gross natural gas to sales. Our average initial production rate (highest 24-hour average rate flowing to sales), or IP, per well for the DeSoto area is approximately 23 Mmcf per day. For the month of June 2010, we averaged a gross operated daily gas production rate of approximately 500 Mmcf per day.

We continue to improve our program execution, and our operational focus has yielded significant improvements in drilling and completion efficiencies. The amount of time required to drill these horizontal wells has decreased from over 70 days to approximately 40 days from spud to rig release. We are also utilizing dedicated fracture stimulation fleets resulting in greater consistency and efficiencies in our fracturing operations.

We have a strong commitment to technical evaluations to improve the understanding of our shale plays and have made appropriate investments to reduce risks. We are members of a major shale consortium, reservoir engineering consortium and several other engineering and geoscience study projects. We have acquired 2-D seismic data over a large regional area, participated in a significant 3-D seismic survey, completed installation of a broad microseismic fracture stimulation monitoring project and have additional 2-D and 3-D seismic projects in progress. In the DeSoto Parish area, we recently drilled four wells on 80-acre spacing from one drill site and then simultaneously fracture stimulated all four wells. In the same section, we drilled and equipped two vertical wells specifically for monitoring downhole microseismic activity during the fracturing operations and equipped those same two wells for long term reservoir pressure monitoring. We believe we are on the forefront among E&P companies to make these commitments for technical evaluation and long term pressure monitoring in this play.

We remain committed to reducing our impact on local water supplies and have made two major water pipeline projects a top priority. We have completed a salt water disposal project that gathers approximately 15,000 barrels per day of produced saltwater across our acreage and delivers it to a common point, which will reduce truck traffic and allow us to dispose of produced saltwater much more efficiently and cost effectively. We are also making a significant investment in a water supply project that will allow us to use discharge water from a local paper plant as a key water source for our fracture stimulation operations. This is expected to reduce our demands on local water supplies, reduce truck traffic and provide an environmentally friendly option for water procurement.

Bossier shale

The Bossier shale section overlies the Haynesville shale and is as much as 1,600 feet thick. The Bossier shale is up to seven times the thickness of the Haynesville shale in the DeSoto Parish area and holds significant reserve potential. In 2009, we initiated a Bossier shale testing program with a procedure identical to one we used to evaluate the Haynesville shale. We have completed two horizontal Bossier shale wells in DeSoto Parish with IPs of 11 Mmcf per day and 13 Mmcf per day, respectively. We plan to drill and test additional Bossier horizontal test wells across our acreage in East Texas, including the Shelby Trough, and Northwest Louisiana over the next several months.

Vernon/Kelleys area

As of June 30, 2010, the Vernon Field, located in Jackson Parish, Louisiana, accounted for approximately 28% of our 2010 year-to-date production. The field produces from the Lower Cotton Valley and Bossier Sand formations at depths ranging from 12,000 to 15,000 feet. The technical expertise obtained in the development of the Vernon Field and the exploitation of these high-pressure, high-temperature reservoirs greatly assisted in the rapid development of the Haynesville shale. The current focus in the Vernon Field is maintaining production and minimizing our operating expense. Within the past year, we have successfully reduced our production decline rate.

We are currently evaluating the Lower Cotton Valley and other formations in this area. This evaluation includes drilling wells, detailed core studies, and 3-D seismic surveys.

East Texas/North Louisiana Cotton Valley area

Within our Cotton Valley area, we have acreage and production in Caddo and DeSoto Parishes Louisiana, primarily in four fields—Holly, Kingston, Caspiana and Longwood. We also have acreage and production in Harrison, Panola, Gregg and Rusk Counties in Texas, primarily across five fields—Carthage, Waskom, Oak Hill, Minden and Danville. We are focused on producing primarily from Cotton Valley sands at depths ranging from 10,400 to 11,000 feet and the Travis Peak and Hosston Sands at 7,800 to 10,000 feet. Our economic hurdles require higher commodity prices to justify development drilling at this time. Our focus in 2010 is on production enhancement through recompletions and minimizing decline rates. We have recompleted eight Cotton Valley wells during the first half of 2010 to add production from Hosston pay intervals. We plan to perform up to 20 Hosston recompletions in the DeSoto Parish area during the second half of 2010.

Appalachia

The Appalachian Basin includes portions of the states of Kentucky, New York, Ohio, Pennsylvania, Virginia, West Virginia and Tennessee and covers an area of over 185,000 square miles. The Appalachian Basin is strategically located near the high energy demand markets of the northeast United States and, as a result, the natural gas produced from the area has typically commanded a higher wellhead price relative to other North American natural gas areas.

Most production in the Appalachian Basin has been traditionally derived from relatively shallow, low porosity and low permeability sand and shale formations at depths from approximately 1,000 to over 8,000 feet. Assets in the area are typically characterized by long reserve lives, high drilling success rates, and a large number of low productivity wells with shallow decline rates. Our operations in the area have primarily included maintaining our existing production from shallow wells and testing our Marcellus shale acreage.

The emergence of the Marcellus shale play over the last several years resulted in a shift in our focus from the traditional shallow development to exploration and development of the Marcellus shale. In June 2010, we closed a 50/50 joint venture with BG Group in the Appalachian Basin. We currently hold approximately 335,000 net acres in the Appalachian Basin, of which approximately 113,000 net acres are located in the geologically over-pressured core area of the Marcellus play, which is located in Pennsylvania and West Virginia.

Marcellus shale

The Marcellus shale play is found at depths ranging from approximately 6,000 to over 8,000 feet and typically has been exploited using horizontal drilling techniques. The Marcellus shale play extends over 400 miles in length within the Appalachian Basin. More than 70% of our Marcellus shale acreage is held-by-production, providing us with a competitive advantage since we expect to develop the majority of our Marcellus acreage under an optimized schedule not driven by lease term expiration.

We have a strong commitment to technical excellence, and continue to add to our technical staff. We are members of major geologic and reservoir engineering Marcellus shale consortiums, participate in several study projects, and are active in Marcellus–focused industry associations and coalitions. We have conducted 3-D seismic surveys targeting the Marcellus shale opportunity on over 53 square miles to date, with several additional 3-D surveys planned during 2010 and 2011. 2-D seismic continues to be utilized for reconnaissance.

During 2010, our Marcellus development program is focused in Central Pennsylvania where we have a contiguous land position within close proximity to pipeline infrastructure so we can promptly deliver our production to market. As of June 30, 2010, we operated one horizontal drilling rig in the play. We drilled five horizontal and one vertical Marcellus wells in the first half of 2010. Our vertical well drilling is predominately for geologic and engineering data gathering and appraisal. Our most recently completed horizontal well had a 4,800 foot lateral and an IP of 4 Mmcf per day. We recently drilled three horizontal wells from a common pad, which are scheduled for completion during the third quarter of 2010. The length of these laterals are each over 5,000 feet. For the full year 2010, we plan to drill 12 gross operated horizontal wells in the play and end 2010 with three operated horizontal drilling rigs running.

Pennsylvania area

Our Pennsylvania area encompasses 27 counties. Drilling, completion and production activities target the Marcellus shale as well as the Upper Devonian, Venanago, Bradford and Elk sandstone groups at depths from 1,800 to 8,100 feet. We plan to drill 12 gross operated Marcellus shale wells in the Pennsylvania area during 2010. As we jointly evaluate our opportunities with BG Group, we may add additional horizontal drill wells in this area during 2010.

West Virginia area

Our West Virginia area includes 30 counties and stretches from the northern to the southern areas of the state. Drilling, completion and production activities target the Marcellus shale and multiple reservoirs of the Mississippian and Devonian formations found at depths ranging from 1,500 to 8,100 feet. During 2010, we plan to drill one gross operated vertical well and participate in one gross outside operated horizontal Marcellus well.

Permian

The Permian Basin, located in West Texas and the adjoining area of southeastern New Mexico, is best known as a mature oil-focused basin exploited with waterflood and other enhanced oil recovery techniques. Our activities are focused on conventional oil and natural gas properties. With the use of 3-D seismic, we are targeting prolific reservoirs with potential for multi-pay horizons. The properties are characterized by long reserve lives and low operating costs.

Sugg Ranch Field

The Sugg Ranch Field is located primarily in Irion County, Texas. We have a total working interest of 97% in the property. Production is primarily from the Canyon Sand from depths of 6,700 to 7,900 feet. We currently plan to use two operated vertical rigs to drill 53 wells in 2010.

Recent developments

Appalachian joint venture

On June 1, 2010, we consummated our Appalachian joint venture with BG Group. Pursuant to the agreements governing the joint venture, EXCO and BG Group agreed to jointly explore and develop their Marcellus shale properties and other assets in Appalachia. The total purchase price paid by BG Group to EXCO at the closing for 50% of our working interests in Appalachia was $835.2 million, which is subject to customary post-closing purchase price adjustments. Cash proceeds received at the closing were used to reduce the outstanding balance under our credit agreement, to fund our share of an operating account for the joint venture, to pay transaction costs and expenses and for other general corporate purposes. In addition, BG Group is obligated to pay 75% of EXCO’s 50% share of certain eligible capital costs expected to be incurred in connection with the exploration and development of certain deep oil and natural gas rights within an area of mutual interest covering the States of New York, Pennsylvania and West Virginia. BG Group’s obligation to pay such capital costs of EXCO will terminate at the time when the aggregate capital costs of EXCO paid by BG Group equals $150 million. After such time, EXCO will be obligated to pay all of its 50% share of such capital costs.

An operating committee consisting of one representative of EXCO and one representative of BG Group was established pursuant to a joint development agreement to facilitate the creation, approval and amendment of a multi-year development work program as well as annual budgets. In addition, a board of managers was appointed to manage and control the business and affairs of a jointly controlled company, or OPCO, which serves as the operator of the joint venture assets. The board of managers consists of eight members, with EXCO and BG Group each having the right to appoint four members.

Acquisition of Common Resources, L.L.C.

On May 14, 2010, EXCO and BG Group jointly closed, on a 50/50 basis, the purchase of Common Resources, L.L.C. (now known as EBG Resources, LLC), or the Common Transaction. The total purchase price paid at the closing was approximately $441.6 million ($220.8 million paid by EXCO), which is subject to customary post-closing purchase price adjustments. Our net acquisition price was financed with borrowings under our credit agreement. We jointly acquired approximately 27,600 net acres (13,800 net to EXCO) prospective for the Haynesville and Bossier shales in the Shelby Trough in East Texas as a result of the Common Transaction. The Common Transaction created a second major focus area for us outside of our core DeSoto Parish position. The development of these assets is governed by our East Texas/North Louisiana joint venture with BG Group. On August 30, 2010, EBG Acquisition, LLC was merged with and into EBG Resources, LLC, and EBG Resources, LLC subsequently distributed 50% of its assets to EXCO Operating Company, LP and 50% of its assets to BG US Production Company, LLC.

Acquisition of Haynesville and Bossier shale properties from Southwestern Energy Company

On June 30, 2010, EXCO and BG Group jointly closed, on a 50/50 basis, the purchase of properties in Shelby, San Augustine and Nacogdoches Counties, Texas representing approximately 20,000 net acres (10,000 net to EXCO) prospective for the Haynesville and Bossier shales from Southwestern Energy Company, or the Southwestern Transaction. The total purchase price paid at the closing was $355.8 million ($177.9 million paid by EXCO), which is subject to customary post-closing purchase price adjustments. Our net acquisition price was financed with borrowings under our credit agreement. The development of these assets is governed by our East Texas/North Louisiana joint venture with BG Group. The majority of the assets acquired in the Southwestern Transaction represents additional working interests in properties that EXCO and BG Group acquired in the Common Transaction.

Proved Reserves

Additions to our Proved Reserves since December 31, 2009, primarily associated with our Haynesville shale development, offset reductions to our Proved Reserves due to the consummation of our Appalachian joint venture and our year-to-date production.

Corporate information

EXCO Resources, Inc. is a Texas corporation incorporated in October 1955. Our shares of common stock trade on the New York Stock Exchange, or NYSE, under the symbol “XCO.” Our principal executive office is located at 12377 Merit Drive, Suite 1700, Dallas, Texas 75251. Our telephone number is (214) 368-2084. Our website address is www.excoresources.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

Summary organizational structure

The following summary organizational structure does not include entities with immaterial assets. We use the equity method of accounting for our 50% investment in TGGT Holdings, LLC and its subsidiaries, Appalachia Midstream, LLC and EXCO Resources (PA), LLC, or collectively the JV Entities. For additional information regarding our non-guarantor subsidiaries and the JV Entities, see “The offering—Guaranties.”

The offering

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes and the guarantees, please refer to “Description of the notes” in this prospectus.

Issuer	EXCO Resources, Inc.

Securities offered	$750.0 million aggregate principal amount of % Senior Notes due 2018.

Maturity date	July 15, 2018.

Interest rate	% per year.

Interest payment dates	January 15 and July 15, commencing January 15, 2011.

Optional redemption	The notes will be redeemable at our option, in whole or in part, at any time on or after July 15, 2014, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to July 15, 2013, we may redeem up to 35% of the aggregate principal amount of the notes originally issued with the proceeds of certain equity offerings at a redemption price of     % of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

At any time prior to July 15, 2014, we may also redeem all, but not less than all, of the notes at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, plus a “make-whole premium.”

Mandatory offers to purchase	The occurrence of a change of control, together with a ratings downgrade, will be a triggering event requiring us to offer to purchase from you all or a portion of your notes at a price equal to 101% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase.

Certain asset dispositions will be triggering events that may require us to use the proceeds from those asset dispositions to make an offer to purchase the notes at 100% of their principal amount, together with accrued and unpaid interest, if any, to the date of purchase if such proceeds are not otherwise used within 540 days to repay indebtedness or to invest in capital assets related to our business or capital stock of a restricted subsidiary (as defined under the heading “Description of the notes”).

Guaranties	The notes will be guaranteed on a senior unsecured basis by certain of our existing and future direct and indirect domestic subsidiaries that guarantee our indebtedness or indebtedness of subsidiary guarantors. Under certain circumstances, subsidiary guarantors may be released from their guarantees without the consent of the holders of notes. See “Description of the notes—Guaranties.”

Our interest in EXCO Resources (PA), LLC, which will not be a subsidiary or guarantor under the indenture that will govern the notes offered hereby:

•	represented a negative equity method investment of $5.4 million, consisting of net liabilities transferred to the joint venture on June 1, 2010; and

•	contributed $28,000 of equity method loss for the six months ended June 30, 2010.

Our interests in the JV Entities (other than EXCO Resources (PA), LLC), which will not be subsidiaries or guarantors but will be designated as unrestricted subsidiaries under the indenture that will govern the notes offered hereby:

•	represented $293.5 million of equity method investments, or 10.7% of our total assets as of June 30, 2010; and

•	contributed $5.4 million of equity method income for the six months ended June 30, 2010.

On September 7, 2010, we made an equity contribution of an additional $25.0 million to TGGT Holdings, LLC, one of the JV Entities, which was recorded as additional equity method investment.

Our unrestricted subsidiaries that are wholly owned:

•	represented approximately 0.9% of our total revenues for the six months ended June 30, 2010;

•	represented approximately 2.4% of our total assets as of June 30, 2010; and

•	had $1.5 million of liabilities as of June 30, 2010, including trade payables, but excluding intercompany liabilities.

For more information concerning our interests in the JV Entities, see “Summary—Summary organizational structure.”

Ranking	The notes and the subsidiary guaranties will be EXCO Resources, Inc.’s and the subsidiary guarantors’ senior unsecured obligations and:

•	will rank equal in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness;

•	will rank senior in right of payment to all of our and the subsidiary guarantors’ existing and future subordinated indebtedness;

•	will be effectively subordinated to any of our and the subsidiary guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt; and

•

will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that does not guarantee the notes and our joint ventures, including the JV Entities.

As of June 30, 2010, after giving effect to this offering and our use of the net proceeds therefrom:

•	we would have had approximately $936.8 million of total indebtedness (including the notes), which would have ranked equally with the notes; and

•

of our total indebtedness, we would have had approximately $186.8 million of secured indebtedness under our credit agreement to which the notes would have been effectively subordinated, excluding $15.2 million of outstanding letters of credit, and we would have had commitments available to be borrowed under the credit agreement of $998.0 million.

Covenants	We will issue the notes under an indenture with Wilmington Trust Company, as trustee. The indenture will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants will be subject to a number of important exceptions and qualifications.

If the notes are assigned an investment grade rating from Moody’s or Standard & Poor’s, many of these covenants will be suspended.

For more details, see “Description of the notes.”

Absence of public market for the notes	The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for a listing of the notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the notes. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and any market making with respect to the notes may be discontinued without notice.

Use of proceeds	We estimate that the proceeds from this offering, after deducting estimated discounts to the underwriters and offering fees and expenses, will be approximately $735.4 million.

We intend to use a portion of the net proceeds to redeem all of our outstanding 7 1/4% senior notes due 2011, or the 2011 Notes. As of June 30, 2010, $444.7 million in aggregate principal amount of the 2011 Notes was outstanding. While the 2011 Notes mature on January 15, 2011, we have the option to prepay the aggregate principal amount of such notes, together with any accrued and unpaid interest on such notes, at any time, in whole or in part, at a redemption price of 100% of their principal amount.

We expect to use any remaining portion of the net proceeds received from the offering of the notes to repay our credit agreement. As of August 31, 2010, we had approximately $527.5 million of secured indebtedness (excluding $15.2 million of outstanding letters of credit) under our credit agreement.

Affiliates of the underwriters in this offering are agents or lenders under our credit agreement, and certain underwriters or their affiliates hold 2011 Notes to be redeemed. These entities will receive a portion of the net proceeds of this offering in connection with the amendment, extension and partial repayment of our credit agreement or redemption of the 2011 Notes, as applicable.

See “Use of proceeds.”

Risk factors

In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information in this prospectus, the specific factors set forth under “Risk factors” for risks involved with an investment in the notes.

Summary selected financial data

The following table presents selected historical and pro forma financial information as of and for the periods indicated. We derived the historical information in the following table from, and that information should be read together with and is qualified in its entirety by reference to, (i) our audited consolidated financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated herein by reference, and (ii) our unaudited consolidated financial statements and the accompanying notes included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, which is incorporated herein by reference. This summary table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in each of our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, each of which is incorporated herein by reference.

We derived the unaudited pro forma financial information for 2009 and the six months ended June 30, 2010 from the aforementioned historical information and unaudited revenues and direct operating expenses related to our joint venture transactions with BG Group and other asset divestitures that occurred in 2009. The pro forma financial information gives effect to our joint venture transactions with BG Group and our 2009 divestures as if each transaction occurred on January 1, 2009. See “Unaudited pro forma financial data” for further discussion of the pro forma assumptions used to calculate this information.

	Historical					Pro forma
(in thousands, except per share amounts)	Year ended December 31,			Six months ended June 30,		Six months ended June 30, 2010	Year ended December 31, 2009
	2009	2008	2007	2010	2009

				(Unaudited)		(Unaudited)

Statement of operations data(1):

Revenues:
Oil and natural gas	$550,505	$1,404,826	$875,787	$249,338	$318,460	$235,135	$320,707
Midstream(2)	35,330	85,432	18,817	—	29,955	—	—

Total revenues	585,835	1,490,258	894,604	249,338	348,415	235,135	320,707

Costs and expenses:
Oil and natural gas production	177,629	238,071	168,999	58,082	101,512	53,296	104,255
Midstream operating(2)	35,580	82,797	16,289	—	30,169	—	—
Gathering and transportation(2)	18,960	14,206	10,210	23,986	7,952	23,627	17,864
Depreciation, depletion and amortization	221,438	460,314	375,420	84,157	136,974	82,842	139,591
Write-down of oil and natural gas properties	1,293,579	2,815,835	—	—	1,293,579	—	684,179
Accretion of discount on asset retirement obligations	7,132	6,703	4,878	2,090	4,089	1,616	3,310
General and administrative	99,177	87,568	64,670	52,285	43,035	50,910	95,877
Gain on divestitures and other operating items	(676,434)	(2,692)	(3,997)	(575,353)	7,977	(261)	12,960

Total costs and expenses	1,177,061	3,702,802	636,469	(354,753)	1,625,287	212,030	1,058,036

Operating income (loss)	(591,226)	(2,212,544)	258,135	604,091	(1,276,872)	23,105	(737,329)

Other income (expense):
Interest expense	(147,161)	(161,638)	(181,350)	(25,110)	(83,023)	(16,000)	(36,183)
Gain on derivative financial instruments(3)	232,025	384,389	26,807	99,856	190,367	99,856	232,025
Other income	126	1,289	6,160	117	35	117	126
Equity method income(2)	(69)	—	—	5,379	—	5,379	4,915

Total other income (expense)	84,921	224,040	(148,383)	80,242	107,379	89,352	200,883

Income (loss) before income taxes	(506,305)	(1,988,504)	109,752	684,333	(1,169,493)	112,457	(536,446)
Income tax expense (benefit)	(9,501)	(255,033)	60,096	4,452	2,110	4,452	—

Net income (loss)	(496,804)	(1,733,471)	49,656	679,881	(1,171,603)	108,005	(536,446)

Preferred stock dividends	—	(76,997)	(132,968)	—	—	—	—

Net income (loss) available to common shareholders	$(496,804)	$(1,810,468)	$(83,312)	$679,881	$(1,171,603)	$108,005	$(536,446)

Basic income (loss) per share available to common shareholders	$(2.35)	$(11.81)	$(0.80)	$3.20	$(5.55)	$0.51	$(2.54)
Diluted income (loss) per share available to common shareholders	$(2.35)	$(11.81)	$(0.80)	$3.15	$(5.55)	$0.50	$(2.54)
Weighted average common and common equivalent shares outstanding:
Basic	211,266	153,346	104,364	212,293	211,042	212,293	211,266
Diluted	211,266	153,346	104,364	215,520	211,042	215,520	211,266

(in thousands, except ratios)	Historical					Pro forma
	Year ended December 31,			Six months ended June 30,		Six months ended June 30, 2010	Year ended December 31, 2009
	2009	2008	2007	2010	2009

				(Unaudited)		(Unaudited)

Statement of cash flow data:

Net cash provided by (used in):
Operating activities	$433,605	$974,966	$577,829	$181,853	$226,933
Investing activities	1,235,275	(1,708,579)	(2,396,437)	139,268	(254,397)
Financing activities	(1,657,612)	735,242	1,851,296	(291,501)	101,683

Other financial and operating data:
EBITDA(4)	$(137,706)	$(1,366,552)	$666,522	$793,600	$(949,496)	$211,299	$(360,672)
Adjusted EBITDA(4)	$746,138	$978,275	$765,638	$247,625	$404,853	$239,728	$596,898
Interest expense	$147,161	$161,638	$181,350	$25,110	$83,023	$16,000	$36,183
Interest coverage ratio(5)	5.1	6.1	4.2	9.9	4.9	15.0	16.5

Balance sheet data (as of period end):
Current assets	$402,088	$513,040	$311,300	$498,808	$636,891
Total assets	2,358,894	4,822,352	5,955,771	2,753,901	3,664,298
Current liabilities(6)	212,914	322,873	278,167	663,943	528,422
Long-term debt, less current maturities	1,196,277	3,019,738	2,099,171	477,500	2,748,181
Shareholders’ equity	859,588	1,332,501	1,115,742	1,546,483	170,241
Total liabilities and shareholders’ equity	2,358,894	4,822,352	5,955,771	2,753,901	3,664,298

(1)	We have completed numerous acquisitions and dispositions that impact the comparability of the selected financial data between periods. See “Unaudited pro forma financial data” below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in each of our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.

(2)	We designated a midstream segment during 2008. Upon closing of the BG Midstream Transaction (as defined below under the heading “Unaudited pro forma financial data”) on August 14, 2009 of 50% of our interest in our East Texas/North Louisiana midstream operations (excluding the Vernon Field midstream assets), our midstream operations no longer met the criteria to be designated as a separate business segment. Effective August 14, 2009, we began using the equity method of accounting for the BG Midstream Transaction. The Vernon Field midstream assets were not included in the BG Midstream Transaction. The net operating results of the Vernon Field midstream assets, including intercompany eliminations, are now reported as a component of “Gathering and transportation” expense.

(3)	We do not designate our derivative financial instruments as effective cash flow hedges and as a result the changes in the fair value of our derivative financial instruments are recognized directly in our statement of operations.

(4)	Earnings before interest, taxes, depreciation, depletion and amortization, or EBITDA, represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization. Consistent with the definition in our credit agreement, “Adjusted EBITDA” represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivatives, stock-based compensation, non-cash write-down of oil and natural gas properties, gain on divestitures and non-recurring other operating items and equity method income. See “Description of certain indebtedness—EXCO Resources credit agreement” for information on our Adjusted EBITDA maintenance requirements. “Interest coverage ratio” represents the ratio of Adjusted EBITDA to Interest expense. We have presented EBITDA, Adjusted EBITDA and the Interest coverage ratio in the above table because they are a widely used measure by investors, analysts and rating agencies for valuations, peer comparisons and investment recommendations. In addition, these measures are used in covenant calculations required under our credit agreement and the indentures governing the notes offered hereby and our 2011 Notes. Compliance with the liquidity and debt incurrence covenants included in these agreements is considered material to us. Our computations of EBITDA, Adjusted EBITDA and the Interest coverage ratio may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities. As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures. The following table sets forth the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA.

	Historical					Pro forma
	Year ended December 31,			Six months ended June 30,		Six months ended June 30, 2010	Year ended December 31, 2009
(in thousands)	2009	2008	2007	2010	2009

				(Unaudited)		(Unaudited)

Net income (loss)	$(496,804)	$(1,733,471)	$49,656	$679,881	$(1,171,603)	$108,005	$(536,446)
Interest expense	147,161	161,638	181,350	25,110	83,023	16,000	36,183
Income tax expense (benefit)	(9,501)	(255,033)	60,096	4,452	2,110	4,452	—
Depreciation, depletion and amortization	221,438	460,314	375,420	84,157	136,974	82,842	139,591

EBITDA	$(137,706)	$(1,366,552)	$666,522	$793,600	$(949,496)	$211,299	$(360,672)

Accretion of discount on asset retirement obligations	7,132	6,703	4,878	2,090	4,089	1,616	3,310
Non-cash write-down of oil and natural gas properties	1,293,579	2,815,835	—	—	1,293,579	—	684,179
Gain on divestitures and non-recurring other operating items	(682,361)	—	—	(574,878)	—	—	9,571
Equity method income	69	—	—	(5,379)	—	(5,379)	(4,915)
Non-cash change in fair value of derivative financial instruments	246,438	(493,689)	81,606	23,729	50,201	23,729	246,438
Stock based compensation expense	18,987	15,978	12,632	8,463	6,480	8,463	18,987

Adjusted EBITDA	$746,138	$978,275	$765,638	$247,625	$404,853	$239,728	$596,898

Interest expense(7)	(155,022)	(151,760)	(181,350)	(27,128)	(87,028)
Income tax expense	9,501	255,033	(60,096)	(4,452)	(2,110)
Non-recurring other operating items	(9,571)	—	—	—	—
Amortization of deferred financing costs, premium on 7 1/4% senior notes due 2011 and discount on long-term debt	48,159	15,195	10,332	3,847	23,767
Deferred income taxes	(9,371)	(255,285)	66,171	—	2,110
Changes in operating assets and liabilities	(13,277)	49,905	(37,080)	(38,946)	(24,365)
Settlements of derivative financial instruments with a financing element	(182,952)	83,603	14,214	907	(90,294)

Net cash provided by operating activities	$433,605	$974,966	$577,829	$181,853	$226,933

(5)	Interest coverage ratio for six months ended June 30, 2010 and 2009 is based on such six-month periods.

(6)	Current liabilities as of June 30, 2010 include $446.8 million in 7 1/4% senior notes due January 15, 2011, including an unamortized premium of $2.1 million thereon as of June 30, 2010.

(7)	Excludes non-cash change in fair value for interest rate swaps included in GAAP interest expense.

Summary operating data

The following table sets forth summary data with respect to our historical and pro forma oil and natural gas production, net of royalties for the periods indicated. For additional information on price calculations, see the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2009 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010.

Our pro forma oil and natural gas production set forth in the table below gives effect to our joint venture transactions with BG Group and our 2009 divestitures as if each transaction occurred on January 1, 2009.

	Historical					Pro forma
	Year ended December 31,			Six months ended June 30,		Six months ended June 30, 2010	Year ended December 31, 2009
(in thousands, except per unit price)	2009	2008	2007	2010	2009

Production:
Oil (Mbbls)	1,571	2,236	1,645	327	1,012	316	768
Natural gas (Mmcf)	118,736	131,159	111,419	48,376	66,792	45,734	74,543
Total production (Mmcfe)(1)	128,162	144,575	121,289	50,338	72,864	47,630	79,151

Average sales price (before cash settlements of derivative financial instruments):
Oil (Bbl)	$53.72	$96.93	$71.17	$74.83	$46.34	$75.01	$56.93
Natural gas (per Mcf)	3.93	9.06	6.81	4.65	4.07	4.62	3.72
Natural gas equivalent (per Mcfe)	4.30	9.72	7.22	4.95	4.37	4.94	4.05

Costs and expenses (per Mcfe):
Oil and natural gas operating costs	$1.08	$1.11	$0.95	$0.83	$1.09	$0.79	$0.99
Production and ad valorem taxes	0.30	0.53	0.44	0.33	0.30	0.33	0.33
Gathering and transportation	0.15	0.10	0.08	0.48	0.11	0.50	0.23
Depletion	1.53	3.01	2.95	1.49	1.69	1.55	1.52
Depreciation and amortization	0.19	0.17	0.15	0.18	0.19	0.19	0.25
General and administrative	0.77	0.61	0.53	1.04	0.59	1.07	1.21

Risk factors

Our business, operations and financial condition are subject to various risks and uncertainties. Some of these are described below and in the documents incorporated by reference in this prospectus, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to participate in the purchase of the notes proposed in this prospectus. This section does not describe all risks or uncertainties applicable to us, our industry or our business, and it is intended only as a summary of certain material factors.

If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those contained in any forward-looking statement included in this prospectus and the documents incorporated by reference in this prospectus.

Risks related to our business

Fluctuations in oil and natural gas prices, which have been volatile at times, may adversely affect our revenues as well as our ability to maintain or increase our borrowing capacity, repay current or future indebtedness and obtain additional capital on attractive terms.

Our future financial condition, access to capital, cash flow and results of operations depend upon the prices we receive for our oil and natural gas. We are particularly dependent on prices for natural gas. As of December 31, 2009, approximately 97% of our Proved Reserves were natural gas. Historically, oil and natural gas prices have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. Factors that affect the prices we receive for our oil and natural gas include:

•	supply and demand for oil and natural gas and expectation regarding supply and demand;

•	the level of domestic production;

•	the availability of imported oil and natural gas;

•

political and economic conditions and events in foreign oil and natural gas producing nations, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, and acts of terrorism or sabotage;

•	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	the cost and availability of transportation and pipeline systems with adequate capacity;

•	the cost and availability of other competitive fuels;

•	fluctuating and seasonal demand for oil, natural gas and refined products;

•	concerns about global warming or other conservation initiatives and the extent of governmental price controls, taxes and regulation of production;

•	weather;

•	foreign and domestic government relations; and

•

overall economic conditions, particularly the recent worldwide economic slowdown which has put downward pressure on oil and natural gas prices and demand and the value of the U.S. Dollar relative to other major currencies.

In the past, prices of oil and natural gas have been extremely volatile, and we expect this volatility to continue. During the six months ended June 30, 2010, the NYMEX Henry Hub price for natural gas has fluctuated from a high of $5.81 per Mmbtu to a low of $3.84 per Mmbtu, while the NYMEX West Texas Intermediate crude oil price ranged from a high of $84.58 per Bbl to a low of $74.12 per Bbl. For the corresponding period in 2009, the NYMEX Henry Hub natural gas price ranged from a high of $6.14 per Mmbtu to a low of $3.32 per Mmbtu, while the NYMEX West Texas Intermediate crude oil price ranged from a high of $69.70 per Bbl to a low of $39.26 per Bbl. On June 30, 2010, the spot market price for natural gas at Henry Hub was $4.68 per Mmbtu, a 20.3% increase from June 30, 2009. On June 30, 2010, the spot market price for crude oil at Cushing was $75.63 per Bbl, a 8.4% increase from June 30, 2009. For the six months ended June 30, 2010, our average realized prices (before the impact of derivative financial instruments) for oil and natural gas were $74.83 per Bbl and $4.65 per Mcf compared with the six months ended June 30, 2009 average realized prices of $46.34 per Bbl and $4.07 per Mcf, respectively.

Our revenues, cash flow and profitability and our ability to maintain or increase our borrowing capacity, to repay current or future indebtedness and to obtain additional capital on attractive terms depend substantially upon oil and natural gas prices.

Changes in the differential between NYMEX or other benchmark prices of oil and natural gas and the reference or regional index price used to price our actual oil and natural gas sales could have a material adverse effect on our results of operations and financial condition.

The reference or regional index prices that we use to price our oil and natural gas sales sometimes reflect a discount to the relevant benchmark prices, such as NYMEX. The difference between the benchmark price and the price we reference in our sales contracts is called a differential. We cannot accurately predict oil and natural gas differentials. Changes in differentials between the benchmark price for oil and natural gas and the reference or regional index price we reference in our sales contracts could have a material adverse effect on our results of operations and financial condition.

There are risks associated with our drilling activity that could impact the results of our operations.

Our drilling involves numerous risks, including the risk that we will not encounter commercially productive oil or natural gas reservoirs. We must incur significant expenditures to identify and acquire properties and to drill and complete wells. Additionally, seismic technology does not allow us to know conclusively prior to drilling a well that oil or natural gas is present or economically producible. The costs of drilling and completing wells are often uncertain, and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents, weather conditions and shortages or delays in the delivery of equipment. We have experienced some delays in contracting for drilling rigs, obtaining fracture stimulation crews and materials, and increasing costs to drill wells. All of these risks could adversely affect our results of operations and financial condition.

Part of our strategy involves acquiring acreage and drilling in new or emerging shale resource plays. As a result, our drilling results in these areas are subject to more uncertainties than our drilling program in the more established shallower formations and may not meet our expectations for reserves or production.

The results of our drilling in new or emerging shale resource plays, such as the Haynesville, Bossier and Marcellus shales, are more uncertain than drilling results in areas that are developed and have established production. Since new or emerging plays and new formations have limited or no production history, we are less able to use past drilling results in those areas to help predict our future drilling results. In addition, part of our drilling strategy to increase recoveries from the shale resource plays involves the drilling of horizontal wells using completion techniques that have proven to be successful in other shale formations. Our experience with horizontal drilling of the Haynesville, Bossier and Marcellus shales to date, as well as the industry’s drilling and production history in these formations, is limited. In the past, we acquired producing oil and natural gas properties with established production histories which generated cash flow immediately upon closing the acquisition. Since we shifted our acquisition strategy to focus on acreage acquisitions in shale areas with Haynesville, Bossier and Marcellus potential, we now invest significant capital for acreage generally without any meaningful production or immediate cash flow. We must then incur significant additional costs to drill and properly develop the acreage we acquire in these shale areas. We may use bank debt to fund these acquisitions but we do not receive credit for borrowing base purposes until we drill wells and generate production.

We may encounter obstacles to selling and marketing our oil and natural gas, including, without limitation, increased drilling in the Haynesville, Bossier and Marcellus shale formations that may cause pipeline and gathering system capacity constraints or the unavailability of third party pipelines interconnected to our gathering and transportation pipelines that may limit our ability to transport, process and sell natural gas and/or receive market prices for our gas. Any such obstacles could adversely impact our revenues and cash flow.

Our ability to market our oil and natural gas production will depend upon the availability and capacity of natural gas gathering systems, pipelines and other transportation facilities. We primarily depend upon third party pipelines and other facilities that provide delivery options from our transportation and gathering pipelines for the benefit of our customers. The Haynesville shale wells we have drilled to date in and around our core area have reported high initial production rates. If drilling in the Haynesville and Bossier shales continue to be successful, the amount of natural gas being produced in the area from these new wells, as well as natural gas produced from other existing wells, may exceed the capacity of the various gathering and intrastate or interstate transportation pipelines currently available. If this occurs it will be necessary for new interstate and intrastate pipelines and gathering systems to be built. Transportation space on the gathering systems and pipelines we utilize is occasionally limited or unavailable due to repairs, outages caused by accidents or other events, or improvements to facilities or due to space being utilized by other companies that have priority transportation agreements. We have periodically experienced production curtailments in East Texas/North Louisiana and the Appalachian Basin resulting from capacity restraints and short term shutdowns of certain pipelines for maintenance purposes.

Because of the current economic climate, certain pipeline projects that are planned for the Haynesville, Bossier and Marcellus shale areas may not occur because the prospective owners of these pipelines may be unable to secure the necessary financing. In addition, capital constraints could limit our ability to build intrastate gathering systems necessary to transport our natural gas to interstate pipelines. In such event, this could result in wells being shut-in awaiting a pipeline connection or capacity and/or natural gas being sold at much lower prices than those quoted on NYMEX or than we currently project, which would adversely affect our results of operations. Our access to transportation options can also be affected by U.S. federal and state regulation of oil and natural gas production and transportation, general economic conditions and changes in supply and demand.

Much of the natural gas transported by our pipelines must be treated or processed before delivery into a pipeline for natural gas. If the processing and treating plants to which we deliver natural gas were to become temporarily or permanently unavailable for any reason, or if throughput were reduced because of testing, line repair, damage to pipelines, reduced operating pressures, lack of capacity or other causes, our customers would be unable to deliver natural gas to end markets.

These factors and the availability of markets are beyond our control. If market factors dramatically change, the impact on our revenues could be substantial and could adversely affect our ability to produce and market oil and natural gas, our results of operations and financial condition.

We conduct a substantial portion of our business through joint ventures, and our failure to continue such joint ventures or resolve any material disagreements with our partners could have a material adverse effect on the success of these operations, our financial condition and our results of operations.

We conduct a substantial portion of our business through joint ventures with third parties, principally BG Group, and as a result, the continuation of such joint ventures is vital to our continued success. We may also enter into other joint venture arrangements in the future. In many instances we depend on these third parties for elements of these arrangements that are important to the success of the joint venture, such as agreed payments of substantial carried costs pertaining to the joint venture and their share of capital and other costs of the joint venture. The performance of these third party obligations or their ability to meet their obligations under these arrangements are outside our control. If these parties do not meet or satisfy their obligations under these arrangements, the performance and success of these arrangements, and their value to us, may be adversely affected. If our current or future joint venture partners are unable to meet their obligations, we may be forced to undertake the obligations ourselves and/or incur additional expenses in order to have some other party perform such obligations. In such cases we may also be required to enforce our rights that may cause disputes among our joint venture parties and us. If any of these events occur, they may adversely impact us, our financial performance and results of operations, these joint ventures and/or our ability to enter into future joint ventures.

Such joint venture arrangements may involve risks not otherwise present when exploring and developing properties directly, including, for example:

•	sharing certain approval rights over major decisions with our joint venture partners;

•	lack of operational control, including over timing and magnitude of capital expenditures;

•	the possibility that our joint venture partners might become insolvent or bankrupt, leaving us liable for their shares of joint venture liabilities;

•	the possibility that we may incur liabilities as a result of an action taken by our joint venture partners;

•	that our joint venture partners may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•

disputes between us and our joint venture partners may result in negotiations, litigation or arbitration that would increase our expenses, delay or terminate projects and prevent our officers and directors from focusing their time and effort on our business; and

•

that under certain joint venture arrangements, neither joint venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

For example, we have in the past received, and may from time to time in the future receive, notices from our joint venture partners regarding operational, regulatory and environmental matters pursuant to our joint venture arrangements. In addition, in the event that any of our partners were to decide to terminate its relationship with us in any of these companies or sell its interest in any of these companies, we may be unable to replace our partner or raise the necessary financing to purchase our partner’s interest. As a result, the failure to continue some of our joint ventures or to resolve disagreements with our partners could adversely affect our ability to transact the business that is the subject of such joint venture, which would in turn negatively affect our financial condition and results of operations.

Our joint ventures with BG Group contemplate that we will make significant capital expenditures and subject us to certain legal and financial terms that could adversely affect us.

On August 14, 2009 we closed two joint venture transactions with BG Group, which involved the sale of an undivided 50% interest in an area of mutual interest in certain oil and natural gas properties in East Texas and North Louisiana and a 50% interest in certain midstream operations. The upstream transaction operates as a joint venture pursuant to a joint development agreement under which EXCO acts as the operator. The midstream transaction functions as a 50/50 joint venture between EXCO and BG Group, with neither party having control over the management of, or a controlling beneficial economic interest in, the operations.

On June 1, 2010, we closed our Appalachian joint venture with BG Group. Pursuant to the agreements governing the joint venture, EXCO and BG Group agreed to jointly explore and develop their Appalachian properties, particularly the Marcellus shale. EXCO and BG Group each own a 50% interest in an operating company which will operate the properties, subject to oversight from a management board having equal representation from EXCO and BG Group. In addition, certain midstream assets owned by EXCO were transferred to a newly formed, jointly owned entity, Appalachia Midstream, LLC, through which EXCO and BG Group will pursue the construction and expansion of gathering systems, pipeline systems and treating and processing facilities for anticipated future production from the Marcellus shale.

Each of these joint ventures may require us to make significant capital expenditures. If we do not timely meet our financial commitments under the respective joint venture agreements, our rights to participate in such joint ventures will be adversely affected and other parties to the joint ventures may have a right to acquire a share of our interest in such joint ventures proportionate to, and in satisfaction of, our unmet financial obligations.

EXCO has unconditionally guaranteed its subsidiaries’ performance of the joint venture agreements under these joint ventures.

Our use of derivative financial instruments is subject to risks that our counterparties may default on their contractual obligations to us and may cause us to forego additional future profits or result in our making cash payments.

To reduce our exposure to changes in the prices of oil and natural gas, we have in the past entered into and may in the future enter into derivative financial instrument arrangements for a portion of our oil and natural gas production. The agreements that we have entered into generally have the effect of providing us with a fixed price for a portion of our expected future oil and natural gas production over a fixed period of time. Our derivative financial instruments are subject to mark-to-market accounting treatment. The change in the fair market value of these instruments is reported as a component of gains or losses on derivative financial instruments in our statement of operations each quarter, which may result in significant variability in our net income. Derivative financial instruments expose us to the risk of financial loss and may limit our ability to benefit from increases in oil and natural gas prices in some circumstances, including the following:

•	the counterparty to the derivative financial instrument contract may default on its contractual obligations to us;

•	there may be a change in the expected differential between the underlying price in the derivative financial instrument agreement and actual prices received; or

•	market prices may exceed the prices which we are contracted to receive, resulting in our need to make significant cash payments.

Our use of derivative financial instruments could have the effect of reducing our revenues and the value of our common stock. During the six months ended June 30, 2010 and June 30, 2009, we received cash payments to settle our derivative financial instrument contracts totaling $123.6 million and $240.6 million, respectively. For the six months ended June 30, 2010, a $1.00 increase in the average commodity price per Mcfe would have resulted in an increase in cash settlement payments (or a decrease in settlements received) of approximately $28.9 million. As of June 30, 2010, the net unrealized gains on our oil and natural gas derivative financial instrument contracts were $136.1 million. Our derivative financial instruments covered 60.1% of our production for the six months ended June 30, 2010. The ultimate settlement amount of these unrealized derivative financial instrument contracts is dependent on future commodity prices. In connection with acquisitions which included producing properties, we have, in certain instances, assumed derivative financial instruments covering a significant portion of estimated future production. We may incur significant unrealized losses in the future from our use of derivative financial instruments to the extent market prices increase and our derivatives contracts remain in place.

We have incurred a substantial amount of indebtedness to fund our acquisitions, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

As of June 30, 2010 and December 31, 2009, our consolidated indebtedness, excluding letters of credit and any unamortized premium was approximately $922.2 million and $1.2 billion, respectively, a substantial reduction from our December 31, 2008 consolidated debt of approximately $3.0 billion as a result of repaying debt with proceeds received from our 2009 divestiture program and joint venture transactions. While our consolidated debt has been substantially reduced, our reserves, borrowing base, production and cash flows have also been reduced as a result of our divestitures and joint venture transactions. To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition and results of operations. In addition, we expect to fund acreage acquisitions with debt, which may increase our outstanding debt without any corresponding borrowing base increases. If our operating cash flow and other capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. None of these remedies may, if necessary, be effected on commercially reasonable terms, or at all. Our cash flow and capital resources may be insufficient for payment of interest on, and principal of, our debt under our credit agreement and the notes offered hereby, which could cause us to default on our obligations and could impair our liquidity.

Certain of our undeveloped leasehold acreage, including acreage recently acquired, is subject to leases that will expire over the next several years unless production is established on units containing the acreage.

We have leasehold interests in excess of 67,000 net acres across all of our shale plays that are not currently held-by-production and are subject to leases with primary or renewed terms expiring over the next several years, including approximately 16,000 net acres prospective for the Haynesville and Bossier shales that we recently acquired in the Common Transaction and the Southwestern Transaction. Unless we establish production in paying quantities on units containing these leases during their terms, these leases will expire. If our leases expire, we will lose our right to develop the related properties.

While we intend to drill sufficient wells to hold the vast majority of our leasehold interests in all of our major plays, our drilling plans for these areas are subject to change based upon various factors, including factors that are beyond our control, such as drilling results, oil and natural gas prices, the availability and cost of capital, drilling and production costs, availability of drilling services and equipment, gathering system and pipeline transportation constraints and regulatory approvals.

We may be unable to find, develop, exploit or acquire additional reserves, which would reduce our revenues and access to capital.

Our success depends upon our ability to find, develop, exploit or acquire additional oil and natural gas reserves that are profitable to produce. Factors that may hinder our ability to develop or acquire additional oil and natural gas reserves include competition, access to capital, prevailing oil and natural gas prices and the number and attractiveness of properties for sale. Additionally, our decisions to purchase, explore, develop or otherwise exploit properties or prospects will depend in part on the evaluation of data obtained from production reports and engineering studies, geophysical and geological analyses and seismic and other information, the results of which are often inconclusive and subject to various interpretations, which could significantly reduce our ability to generate cash needed to service our debt and fund our capital program and other working capital requirements. If we are unable to conduct successful development activities or acquire properties containing Proved Reserves, our production and our total Proved Reserves, as a result of production, will generally decline. In addition, if our reserves and production decline, then the amount we are able to borrow under our credit agreement will also decline. We may be unable to locate additional reserves, drill economically productive wells or acquire properties containing Proved Reserves.

We may be unable to obtain additional financing to meet our capital needs and grow our business.

The growth of our business will require substantial capital on a continuing basis. Our financial strategy is to target our drilling and development expenditures within cash flow from operations and not rely on capital markets to fund these programs. Our drilling and development expenditures may exceed our cash flow, especially after we utilize the remainder of our drilling cost carry from BG Group, and as a result we may from time to time increase our borrowings to fund these expenditures. If our cash flow from operations is insufficient to meet our capital needs and we are unable to obtain additional capital on satisfactory terms and conditions, we may lose opportunities to develop or acquire oil and natural gas properties and businesses.

We cannot control the development of the properties we own but do not operate, which may adversely affect our production, revenues and results of operations.

As of December 31, 2009, non-affiliated entities operate wells that represent approximately 3.0% of our Proved Reserves. As a result, the success and timing of our drilling and development activities on those properties depend upon a number of factors outside of our control, including:

•	the timing and amount of capital expenditures;
•	the operators’ expertise and financial resources;
•	the approval of other participants in drilling wells; and
•	the selection of suitable technology.

If drilling and development activities are not conducted on these properties or are not conducted on a timely basis, we may be unable to increase our production or offset normal production declines, which may adversely affect our production, revenues and results of operations.

Our estimates of oil and natural gas reserves involve inherent uncertainty, which could materially affect the quantity and value of our reported reserves and our financial condition.

Numerous uncertainties are inherent in estimating quantities of proved oil and natural gas reserves, including many factors beyond our control. This prospectus contains estimates of our proved oil and natural gas reserves and the PV-10 and Standardized Measure of our proved oil and natural gas reserves. These estimates are based upon reports of our independent petroleum engineers. These reports rely upon various assumptions, including assumptions required by the SEC as to constant oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. These estimates should not be construed as the current market value of our estimated Proved Reserves. The process of estimating oil and natural gas reserves is complex, requiring significant decisions and assumptions in the evaluation of available geological, engineering and economic data for each reservoir. As a result, the estimates are inherently imprecise evaluations of reserve quantities and future net revenue. Our actual future production, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we have assumed in the estimates. Any significant variance in our assumptions could materially affect the quantity and value of reserves, the amount of PV-10 and Standardized Measure described in this prospectus, and our financial condition. In addition, our reserves or PV-10 and Standardized Measure may be revised downward or upward, based upon production history, results of future exploitation and development activities, prevailing oil and natural gas prices and other factors. A material decline in prices paid for our production can adversely impact the estimated volumes of our reserves. Similarly, a decline in market prices for oil or natural gas may adversely affect our PV-10 and Standardized Measure. Any of these negative effects on our reserves or PV-10 and Standardized Measure may decrease the value of our common stock.

We have entered into significant natural gas firm transportation contracts primarily in East Texas and North Louisiana which require us to pay fixed amounts of money to the shippers regardless of quantities actually shipped. If we are unable to deliver the necessary quantities of natural gas to the shippers, our results of operations and liquidity could be adversely affected.

As of June 30, 2010, we were contractually committed to spend approximately $16.8 million for the remainder of 2010 and over $263.1 million over the next ten years for firm transportation services. We may enter into additional firm transportation agreements as our development of our Haynesville, Bossier and Marcellus shale plays expand. We expect our production volumes, as well as our competitors, to increase significantly in the Haynesville and Marcellus shale areas. The use of firm transportation allows us priority space in a shippers’ pipeline which we believe is a strategic advantage. In the event we encounter delays due to construction, interruptions of operations or delays in connecting new volumes to gathering systems or pipelines for an extended period of time, the requirements to pay for quantities not delivered could have a material impact on our results of operations and liquidity.

New SEC and GAAP reserve reporting requirements may adversely affect the results of our reserve estimates and could adversely change our relative positioning in the industry with regard to reserve estimates.

On December 31, 2008, the SEC issued Release No. 33-8995, “Modernization of Oil and Gas Reporting,” amending and expanding its disclosure requirements for oil and natural gas producing companies. The new rules and disclosure requirements are effective as of December 31, 2009. On January 16, 2010, the Financial Accounting Standards Board adopted rules conforming GAAP to the new SEC definitions and rules. These changes are the first major modifications to the accounting-based reserve reporting requirements since 1982. Among other things, the new SEC rules modify various definitions impacting categories of oil and natural gas reserves and replace the previous pricing mechanism of using the last day of our fiscal year by using an average price mechanism based on the first day of each of the last twelve months for purposes of computing reserve quantities as of December 31, 2009 and subsequent periods. In addition, these new requirements not only require oil and gas companies to report Proved Reserves, but also permit voluntary disclosure of ‘probable’ and ‘possible’ reserves. While the new rules are intended to provide investors with a more complete picture of the reserves of reporting companies, and were made with an eye towards continuing to recognize new technologies and knowledge about the geometry and extent of oil and natural gas fields, these changes could adversely affect the results of our reserve estimates and application of these new reserve reporting rules by competitors may adversely change our relative positioning in the industry as a whole with regards to reserve estimates.

We are exposed to operating hazards and uninsured risks that could adversely impact our results of operations and cash flow.

Our operations are subject to the risks inherent in the oil and natural gas industry, including the risks of:

•	fires, explosions and blowouts;

•	pipe failures;

•	abnormally pressured formations; and

•	environmental accidents such as oil spills, gas leaks, ruptures or discharges of toxic gases, brine or well fluids into the environment (including groundwater contamination).

We have in the past experienced some of these events during our drilling, production and midstream operations. These events may result in substantial losses to us from:

•	injury or loss of life;
•	severe damage to or destruction of property, natural resources and equipment;
•	pollution or other environmental damage;
•	environmental clean-up responsibilities;
•	regulatory investigation;
•	penalties and suspension of operations; or
•	attorneys’ fees and other expenses incurred in the prosecution or defense of litigation.

As is customary in our industry, we maintain insurance against some, but not all, of these risks. Our insurance may not be adequate to cover these potential losses or liabilities. Furthermore, insurance coverage may not continue to be available at commercially acceptable premium levels or at all. Some of our insurance policies can be cancelled upon advance notice prior to the expiration of their terms. If cancelled, there is no assurance that such policies would be replaced on commercially reasonable terms, or at all. Due to cost considerations, from time to time we have declined to obtain coverage for certain drilling activities. We do not carry business interruption insurance. Losses and liabilities arising from uninsured or under-insured events could require us to make large unbudgeted cash expenditures that could adversely impact our results of operations and cash flow.

We are subject to complex federal, state, local and other laws and regulations that could adversely affect the cost, manner or feasibility of conducting our operations.

Our oil and natural gas development and production operations are subject to complex and stringent laws and regulations. In order to conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We may incur substantial costs in order to comply with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations become applicable to our operations.

Our business is subject to federal, state and local laws and regulations as interpreted and enforced by governmental authorities possessing jurisdiction over various aspects of the exploration for, production and sale of, oil and natural gas. Failure to comply with such laws and regulations, as interpreted and enforced, could have a material adverse effect on our business, financial condition and results of operations.

We may have write-downs of our asset values, which could negatively affect our results of operations and net worth.

We follow the full cost method of accounting for our oil and natural gas properties. Depending upon oil and natural gas prices in the future, and at the end of each quarterly and annual period when we are required to test the carrying value of our assets using full cost accounting rules, we may be required to write-down the value of our oil and natural gas properties if the present value of the after-tax future cash flows from our oil and natural gas properties falls below the after-tax net book value of these properties. We have in the past, including 2008 and the first quarter of 2009, experienced ceiling test write-downs with respect to our oil and natural gas properties. Future non-cash ceiling test write-downs could negatively affect our results of operations and net worth.

We also test goodwill for impairment annually or when circumstances indicate that an impairment may exist. If the book value of our reporting units exceeds the estimated fair value of those reporting units, an impairment charge will occur, which would negatively impact our net worth.

We may experience a financial loss if any of our significant customers fail to pay us for our oil or natural gas.

Our ability to collect the proceeds from the sale of oil and natural gas from our customers depends on the payment ability of our customer base, which includes several significant customers. If any one or more of our significant customers fails to pay us for any reason, we could experience a material loss. In addition, in recent years, a number of energy marketing and trading companies have discontinued their marketing and trading operations, which has significantly reduced the number of potential purchasers for our oil and natural gas production. This reduction in potential customers has reduced market liquidity and, in some cases, has made it difficult for us to identify creditworthy customers. We also sell a portion of our natural gas directly to end users. We may experience a material loss as a result of the failure of our customers to pay us for prior purchases of our oil or natural gas.

We may experience a decline in revenues if we lose one of our significant customers.

During 2009, there were no sales to any individual customer which exceeded more than 10% of our consolidated revenues. However, during 2008 and in previous years, sales to Crosstex Gulf Coast Marketing and Atmos Energy have exceeded 10% of our consolidated revenues. We continue to sell substantial quantities of natural gas to these customers. As our volumes in the Haynesville shale grow, these customers and others are expected to become more significant. The loss of any significant customer may cause a temporary interruption in sales of, or a lower price for, our oil and natural gas.

Competition in our industry is intense and we may be unable to compete in acquiring properties, contracting for drilling equipment and hiring experienced personnel.

The oil and natural gas industry is highly competitive. We encounter strong competition from other independent operators and from major oil companies in acquiring properties, contracting for drilling equipment and securing trained personnel. Many of these competitors have financial and technical resources and headcount substantially larger than ours. As a result, our competitors may be able to pay more for desirable leases, or to evaluate, bid for and purchase a greater number of properties or prospects than our financial or personnel resources will permit. The oil and natural gas industry has periodically experienced shortages of drilling rigs, equipment, pipe and personnel, which has delayed development drilling and other exploitation activities and has caused significant price increases. We may experience difficulties in obtaining drilling rigs and other services in certain areas as well as an increase in the cost for these services and related material and equipment. We are unable to predict when, or if, such shortages may again occur or how such shortages and price increases will affect our development and exploitation program.

Competition has also been strong in hiring experienced personnel, particularly in petroleum engineering, geoscience, accounting and financial reporting, tax and land professions. In addition, competition is strong for attractive oil and natural gas producing properties, oil and natural gas companies, and undeveloped leases and drilling rights. We are often outbid by competitors in our attempts to acquire properties or companies. All of these challenges could make it more difficult to execute our growth strategy and increase our costs.

Our business substantially depends on Douglas H. Miller, our Chief Executive Officer.

We are substantially dependent upon the skills of Mr. Douglas H. Miller. Mr. Miller has extensive experience in acquiring, financing and restructuring oil and natural gas companies. We do not have an employment agreement with Mr. Miller or maintain key man insurance. The loss of the services of Mr. Miller could hinder our ability to successfully implement our business strategy.

Certain U.S. federal income tax deductions currently available with respect to oil and gas exploration and development may be eliminated as a result of future legislation.

President Obama’s proposed fiscal year 2011 budget included proposed legislation that would, if enacted into law, make significant changes to U.S. tax laws, including the elimination of certain key U.S. federal income tax incentives currently available to oil and natural gas exploration and production companies. These changes include, but are not limited to, (i) the repeal of the percentage depletion allowance for oil and natural gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the manufacturing deduction for certain domestic production activities, and (iv) an extension of the amortization period for certain geological and geophysical expenditures. It is unclear whether any such changes will be enacted or how soon any such changes could become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could eliminate certain tax deductions that are currently available with respect to oil and gas exploration and development, and any such change could negatively affect our financial condition and results of operations.

In addition, Pennsylvania Governor Ed Rendell’s budget proposal for fiscal year 2011, released on February 9, 2010, proposed a new natural gas wellhead tax on both volumes and sales of natural gas extracted in Pennsylvania, where a portion of our acreage in the Marcellus shale is located. The passage of any legislation as a result of the Pennsylvania state budget proposal could increase the tax burden on our operations in the Marcellus shale.

The adoption of climate change legislation could result in increased operating costs and reduced demand for the oil and natural gas we produce.

On June 26, 2009, the U.S. House of Representatives approved the American Clean Energy and Security Act of 2009, also known as the Waxman-Markey cap-and-trade legislation, or ACES. The purpose of ACES is to control and reduce emissions of greenhouse gases, or GHGs, in the United States. GHGs are certain gases, including carbon dioxide, a product of the combustion of natural gas, and methane, a primary component of natural gas, that may be contributing to warming of the Earth’s atmosphere resulting in climatic changes. ACES would establish a cap on total emissions of GHGs from certain categories of emission sources in the United States and require an overall reduction in GHG emissions of 17% (from 2005 levels) by 2020, and by over 80% by 2050. Under ACES, those categories of sources of GHG emissions would be required to obtain GHG emission “allowances” corresponding to their annual emissions of GHGs. The number of emission allowances issued each year would decline as necessary to meet ACES’s overall emission reduction goals. As the number of GHG emission allowances declines each year, the cost or value of allowances is expected to escalate significantly. If enacted, the net effect of ACES would be to impose increasing costs on the combustion of carbon-based fuels such as oil, refined petroleum products, and natural gas.

The U.S. Senate has begun work on its own legislation for controlling and reducing emissions of GHGs in the United States. If the Senate approves GHG legislation that is different from ACES, the Senate legislation would need to be reconciled with ACES, and both chambers would be required to approve identical legislation before it could become law. President Obama has indicated that he supports the adoption of legislation to control and reduce emissions of GHGs through an emission allowance system that results in fewer allowances being issued over time, but that allows parties to buy, sell and trade allowances as needed to fulfill their GHG emission obligations. Although it is not possible at this time to predict whether or when the Senate will act on climate change legislation or how any bill approved by the Senate would be reconciled with ACES, any laws or regulations that may be adopted to restrict or reduce emissions of GHGs would likely require us to incur increased operating costs, and could have an adverse effect on demand for the oil and natural gas we produce.

The U.S. Environmental Protection Agency, or EPA, has also taken recent action related to greenhouse gases under existing authority of the federal Clean Air Act. On December 7, 2009, the EPA issued a notice of its finding and determination that emissions of carbon dioxide, methane, and other GHGs may reasonably be anticipated to endanger the public health and public welfare by, among other things, increasing ground-level ozone, altering the climate, contributing to a rise in sea levels, and harming water resources, agriculture, wildlife, and ecosystems. In April 2010, EPA and the U.S. Department of Transportation jointly promulgated regulations controlling GHG emissions from such motor vehicles manufactured in model years 2012 through 2016. The EPA concluded that it was also required to begin regulating emissions of GHGs from certain statutory sources under existing permitting provisions of the federal Clean Air Act. Those permitting provisions could require controls or other measures to reduce GHG emissions from new or modified sources, and we could incur additional costs to satisfy those permitting requirements. On May 13, 2010, EPA published its “Tailoring Rule” to regulate the permitting of GHG sources under the Clean Air Act’s PSD and Title V programs. Under this rule, permitting requirements, including emission limitations, will be phased in over the next several years depending on the types of facilities and on their GHG emissions. Any limitation on emissions of GHGs from our equipment and operations could require us to incur costs to reduce emissions of GHGs associated with our operations. On September 22, 2009, EPA finalized a GHG reporting rule, which will require large sources of GHG emissions to monitor, maintain records on, and annually report their GHG emissions, and, on April 10, 2010, published a proposal to expand that rule to cover oil and gas operations. Although this rule and the proposed amendment to it do not limit our GHG emissions, they could require us to incur costs for monitoring, keeping records on and reporting our GHG emissions.

The adoption of derivatives legislation by Congress could have an adverse impact on our ability to hedge risks associated with our business.

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, which is aimed to modernize and protect the integrity of the U.S. financial system. The Dodd-Frank Act, among other things, sets forth the new framework for regulating certain derivative products, but many aspects of these laws are subject to further rulemaking and will take effect over several years. As a result, it is difficult to anticipate the overall impact of the Dodd-Frank Act on our ability or willingness to continue entering into and maintaining derivative financial instrument arrangements. Based upon the limited assessments we are able to make with respect to the Dodd-Frank Act, there is the possibility that the Dodd-Frank Act could have a substantial and adverse impact on our ability to enter into and maintain derivative arrangements. In particular, the Dodd-Frank Act could result in the implementation of (a) position limits and (b) additional regulatory requirements on our derivative arrangements, which could include new margin, reporting and clearing requirements. In addition, this legislation could have a substantial impact on our counter-parties, including new collateral posting requirements, and may increase the costs of our derivative arrangements in the future. The imposition of these types of requirements or limitations could have an adverse effect on our ability to hedge risks associated with our business or on the cost of our hedging activity. It should be further noted that the use of derivative arrangements can play an important role in our acquisition strategies; therefore, any limitations or changes in our use of derivative arrangements could also affect our future ability to conduct acquisitions.

Federal and state legislation and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays.

Congress is currently considering legislation to amend the federal Safe Drinking Water Act to remove the exemption for hydraulic fracturing operations and require reporting and disclosure of chemicals used by the oil and gas industry in the hydraulic fracturing process, including, for example, the Fracturing Responsibility and Awareness of Chemicals Act, introduced in both the House and Senate in 2009. Hydraulic fracturing involves the injection of water, sand and chemicals under pressure into rock formations to stimulate natural gas production. Sponsors of bills pending before the Senate and House of Representatives have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. These bills, if adopted, could increase the possibility of litigation and establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens, making it more difficult to perform hydraulic fracturing and increasing our costs of compliance. In addition, a number of states where we do business, such as New York and Pennsylvania, are considering or have implemented more stringent regulatory requirements applicable to hydraulic fracturing, which, such as in the case of New York, could include a moratorium on drilling.

Our business exposes us to liability and extensive regulation on environmental matters, which could result in substantial expenditures.

Our operations are subject to numerous U.S. federal, state and local laws and regulations relating to the protection of the environment, including those governing the discharge of materials into the water and air, the generation, management and disposal of hazardous substances and wastes and the clean-up of contaminated sites. We could incur material costs, including clean-up costs, fines and civil and criminal sanctions and third party claims for property damage and personal injury as a result of violations of, or liabilities under, environmental laws and regulations. Such laws and regulations not only expose us to liability for our own activities, but may also expose us to liability for the conduct of others or for actions by us that were in compliance with all applicable laws at the time those actions were taken. In addition, we could incur substantial expenditures complying with environmental laws and regulations, including future environmental laws and regulations that may be more stringent, for example, the regulation of GHG emissions under new federal legislation, the federal Clean Air Act, or state or regional regulatory programs. Regulation of GHG emissions by Congress, EPA, or various states in the

United States in, or affecting, areas in which we conduct business could have an adverse effect on our operations and demand for the oil and natural gas that we produce.

We may not identify all risks associated with the acquisition of oil and natural gas properties, and any indemnifications we receive from sellers may be insufficient to protect us from such risks, which may result in unexpected liabilities and costs to us.

Generally, it is not feasible for us to review in detail every individual property involved in an acquisition. Acquisitions require an assessment of recoverable reserves, title, future oil and natural gas prices, operating costs, potential environmental hazards, potential tax and Employee Retirement Income Security Act, or ERISA, liabilities, and other liabilities and other similar factors. Ordinarily, our review efforts are focused on the higher-valued properties. Even a detailed review of properties and records may not reveal existing or potential problems, nor will it permit us to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. We do not inspect every well that we acquire. Potential problems, such as deficiencies in the mechanical integrity of equipment or environmental conditions that may require significant remedial expenditures, are not necessarily observable even when we inspect a well. Any unidentified problems could result in material liabilities and costs that negatively impact our financial condition and results of operations.

Even if we are able to identify problems with an acquisition, the seller may be unwilling or unable to provide effective contractual protection or indemnity against all or part of these problems. Even if a seller agrees to provide indemnity, the indemnity may not be fully enforceable and may be limited by floors and caps on such indemnity.

There are inherent limitations in all internal control systems over financial reporting, and misstatements due to error or fraud may occur and not be detected. If we are unable to successfully prevent or address material weaknesses in our internal control over financial reporting, or any other control deficiencies, our ability to report our financial results on a timely and accurate basis and to comply with disclosure and other requirements may be adversely affected.

Section 404 of the Sarbanes-Oxley Act of 2002 requires companies subject to the act to disclose any material weaknesses discovered through management’s assessments. We are required to comply with Section 404 of the Sarbanes-Oxley Act of 2002. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim financial statements will not be prevented or detected on a timely basis.

While we have taken actions designed to address compliance with the internal control, disclosure control and other requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC implementing these requirements, there are inherent limitations in our ability to control all circumstances and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, in our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Our management, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, does not expect that our internal controls and disclosure controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may be inadequate because of changes in conditions, such as growth of our company or increased transaction volume, or the degree of compliance with the policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

We will continue to monitor the effectiveness of these and other processes, procedures and controls and will make any changes management determines appropriate, including to effect compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Any material weaknesses or other deficiencies in our internal control over financial reporting may affect our ability to comply with SEC reporting requirements and the NYSE listing standards or cause our financial statements to contain material misstatements, which could negatively affect the market price and trading liquidity of our common stock, cause investors to lose confidence in our reported financial information, as well as subject us to civil or criminal investigations and penalties.

Risks related to this offering and the notes

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our debt.

As of August 31, 2010, we had approximately $972.2 million of indebtedness (excluding $15.2 million of outstanding letters of credit) including $527.5 million of indebtedness which is subject to variable interest rates and $444.7 million of the 2011 Notes, which have a fixed rate and a near-term maturity of January 15, 2011. Our total interest expense, excluding amortization of deferred financing costs, on an annual basis based on current available interest rates would be approximately $46.2 million and would change by approximately $4.6 million for every 1% change in interest rates. Giving effect to this offering and the application of net proceeds from this offering, we will have approximately $986.8 million of indebtedness (excluding $15.2 million of outstanding letters of credit), including $750.0 million of the notes offered hereby and $236.8 million of indebtedness subject to variable interest rates and approximately $948.0 million of unused availability under our credit agreement.

Our level of debt could have important consequences, including the following:

•

it may be more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt agreements, including financial and other restrictive covenants, could result in an event of default under the indenture with Wilmington Trust Company, as trustee, that will govern the notes offered hereby and the agreements governing our other indebtedness;

•	we may have difficulty borrowing money in the future for acquisitions, capital expenditures or to meet our operating expenses or other general corporate obligations;

•	the amount of our interest expense may increase because certain of our borrowings are at variable rates of interest;

•

we will need to use a substantial portion of our cash flows to pay principal and interest on our debt, which will reduce the amount of money we have for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other business activities;

•	we may have a higher level of debt than some of our competitors, which may put us at a competitive disadvantage;

•	we may be more vulnerable to economic downturns and adverse developments in our industry or the economy in general, especially declines in oil and natural gas prices; and

•	our debt level could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate.

Our ability to meet our expenses and debt obligations will depend on our future performance, which will be affected by financial, business, economic, regulatory and other factors. We will be unable to control many of these factors, such as economic conditions and governmental regulation. We cannot be certain that our earnings will be sufficient to allow us to pay the principal and interest on our debt and meet our other obligations. If we do not have enough money to service our debt, we may be required but unable to refinance all or part of our existing debt, sell assets, borrow more money or raise equity on terms acceptable to us, if at all. Further, failing to comply with the financial and other restrictive covenants in our credit agreement and the indenture that will govern the notes offered hereby could result in an event of default, which could adversely affect our business, financial condition and results of operations.

We may incur substantially more debt, which may intensify the risks described above, including our ability to service our indebtedness.

Together with our subsidiaries, we may incur substantially more debt in the future in connection with our exploration, exploitation, development, acquisitions of undeveloped acreage and production of oil and natural gas producing properties. The restrictions in our debt agreements on our incurrence of additional indebtedness are subject to a number of qualifications and exceptions, and under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. To the extent new indebtedness is added to our current indebtedness levels, the risks described above could substantially increase. Significant additions of undeveloped acreage financed with debt may result in increased indebtedness without any corresponding increase in borrowing base, which could curtail drilling and development of this acreage or could cause us to not comply with our debt covenants.

If we incur any additional indebtedness that ranks equally with the notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. In addition, as of August 31, 2010, our credit agreement would have provided for unused commitments of $657.3 million. All of those borrowings would be secured indebtedness. If new debt is added to our current debt levels, the related risks that we and the guarantors now face could intensify. See “Description of certain indebtedness” and “Description of the notes.”

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control, and any failure to meet our debt obligations could harm our business, financial condition and results of operations.

Our ability to make payments on and to refinance our indebtedness, including loans under our credit agreement and the notes offered hereby, and to fund planned capital expenditures will depend on our ability to generate cash from operations and other resources in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control, including the prices that we receive for oil and natural gas.

Our business may not generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness, including loans under our credit agreement and the notes offered hereby, or to fund our other liquidity needs. If our cash flow and capital resources are insufficient to fund our debt obligations, we may be forced to sell assets, seek additional equity or debt capital or restructure our debt. None of these remedies may, if necessary, be effected on commercially reasonable terms, or at all. In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms. Our cash flow and capital resources may be insufficient for payment of interest on and principal of our debt in the future, which could cause us to default on our obligations and could impair our liquidity.

In addition, we conduct certain of our operations through our joint ventures and subsidiaries, certain of which will not be guarantors of the notes or our other indebtedness. Accordingly, repayment of our indebtedness, including the notes, is dependent on the generation of cash flow by our joint ventures and subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes or our other indebtedness, our joint ventures and subsidiaries do not have any obligation to pay amounts due on the notes or our other indebtedness or to make funds available for that purpose. Our joint ventures and subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each joint venture and subsidiary is a distinct legal entity, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our joint ventures and subsidiaries. While the indenture that will govern the notes and the agreements governing certain of our other existing indebtedness will limit the ability of certain of our joint ventures and subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In the event that we do not receive distributions from our joint ventures and subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our credit agreement could terminate their commitments to loan money, our secured lenders could foreclose against the assets securing their borrowings and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

Restrictive debt covenants could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.

Our credit agreement and the indenture that will govern the notes offered hereby contain a number of significant covenants that, among other things, restrict our ability to:

•	dispose of assets;

•	incur or guarantee additional indebtedness and issue certain types of preferred stock;

•	pay dividends on our capital stock;

•	create liens on our assets;

•	enter into sale or leaseback transactions;

•	enter into specified investments or acquisitions;

•	repurchase, redeem or retire our capital stock or subordinated debt;

•	merge or consolidate, or transfer all or substantially all of our assets and the assets of our subsidiaries;

•	engage in specified transactions with subsidiaries and affiliates; or

•	pursue other corporate activities.

Also, our credit agreement requires us to maintain compliance with specified financial ratios and satisfy certain financial condition tests. Our ability to comply with these ratios and financial condition tests may be affected by events beyond our control, and, as a result, we may be unable to meet these ratios and financial condition tests. These financial ratio restrictions and financial condition tests could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our credit agreement and the indenture that will govern the notes offered hereby.

A breach of the covenants under the indenture that will govern the notes or under our credit agreement could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the indenture that will govern the notes offered hereby would permit the lenders under our credit agreement to terminate all commitments to extend further credit under our credit agreement. Furthermore, if we were unable to repay the amounts due and payable under our credit agreement, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we and our subsidiaries may not have sufficient assets to repay that indebtedness. As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may affect our ability to grow in accordance with our strategy.

The notes will be effectively subordinated to our and our subsidiary guarantors’ indebtedness under our credit agreement and our other secured indebtedness to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of our or our subsidiary guarantors’ assets. As a result, the notes and the guarantees will be effectively subordinated to our and our subsidiary guarantors’ indebtedness under our credit agreement with respect to the assets that secure that indebtedness. As of June 30, 2010, we had $477.5 million of loans outstanding and $15.2 million of letters of credit issued under our credit agreement, resulting in total unused availability of approximately $707.3 million. As of August 31, 2010, we had $527.5 million outstanding and $15.2 million of letters of credit issued under our credit agreement, resulting in total unused availability of approximately $657.3 million. After giving effect to this offering and the application of net proceeds from this offering as of August 31, 2010, we would have had approximately $236.8 million outstanding, and $15.2 million of letters of credit issued, under our credit agreement, resulting in total unused availability of approximately $948.0 million. In addition, we may incur additional secured debt in the future. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of our company or the subsidiary guarantors of our credit agreement or of that other secured debt, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under our credit agreement and that other secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries and our interests in joint ventures, including the JV Entities, that are not and do not become guarantors of the notes.

The notes will be guaranteed by certain of our existing and subsequently acquired or organized subsidiaries. Our subsidiaries that do not guarantee the notes, including Black Bear Gathering, LLC, EXCO Caddo Acquisition, LLC, PCMWL, LLC, and EXCO Water Resources, LLC, will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The JV Entities will not be guarantors of the notes offered hereby and will not be considered subsidiaries under the indenture governing the notes offered hereby (other than TGGT Holdings LLC, its subsidiaries and Appalachia Midstream, LLC, which will be designated as unrestricted subsidiaries). The notes will be structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary, joint venture or JV Entity such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any subsidiary, joint venture or JV Entity that is not a guarantor, all of that subsidiary’s, joint venture’s or JV Entity’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of that subsidiary’s, joint venture’s or JV Entity’s assets before we would be entitled to any payment.

In addition, the indenture that will govern the notes will, subject to some limitations, permit these subsidiaries and JV Entities to incur additional indebtedness and will not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries or JV Entities. For additional information regarding our non-guarantor subsidiaries and the JV Entities, see “Summary—Summary organizational structure” and “The offering—Guaranties.”

Our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events.

Our subsidiaries that provide, or will provide, guarantees of the notes will be automatically released from those guarantees upon the occurrence of certain events, including the following:

•	the designation of that subsidiary guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the notes by such subsidiary guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of that subsidiary guarantor.

If any subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the notes. See “Description of the notes—Guaranties.”

We may be unable to repurchase the notes upon certain change of control events.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. Additionally, under our credit agreement, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under the respective agreements and terminate their commitments to lend. The source of funds for any purchase of the notes and repayment of borrowings under our credit agreement would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the credit agreement governing our credit agreement, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, some important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of the notes—Change of control repurchase event.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture that will govern the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof could be voided as a fraudulent transfer or conveyance if we or any of the guarantors, as applicable, (a) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (b) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (b) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital or assets to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or the guarantor’s ability to pay as they mature; or

•

we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or the guarantor if, in either case, the judgment is unsatisfied after final judgment.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent the guarantor did not obtain a reasonably equivalent benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any of our guarantors’ other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes or the incurrence of a guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or that guarantee, could subordinate the notes or that guarantee to presently existing and future indebtedness of ours or of the related guarantor or could require the holders of the notes to repay any amounts received with respect to that guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of notes engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of notes and (3) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the notes.

The notes will be new issues of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange or include the notes in any automated quotation system. The underwriters of the notes have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and, if commenced, may discontinue their market-making activities at any time without notice.

Therefore, an active market for the notes may not develop or be maintained, which would adversely affect the market price and liquidity of the notes. In that case, the holders of the notes may not be able to sell their notes at a particular time or at a favorable price.

Even if an active trading market for the notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market, if any, for the notes may experience similar disruptions, and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may increase our future borrowing costs and reduce our access to capital.

Our debt currently has a non-investment grade rating, and any rating assigned could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Credit ratings are not recommendations to purchase, hold or sell the notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. Any downgrade by either Standard & Poor’s or Moody’s may also result in higher borrowing costs.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our credit agreement are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease. Assuming all revolving loans are fully drawn, each quarter point change in interest rates would result in a $3.0 million change in annual interest expense on our indebtedness under our credit agreement. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges:

	Year ended December 31,								Six months ended June 30, 2010
	2005		2006	2007	2008		2009

Ratio of earnings to fixed charges	—	(1)	3.6x	1.6x	—	(1)	—	(1)	21.8x
Pro forma(2)							—	(3)	15.2x

(1)	The amounts by which earnings were insufficient to cover fixed charges in 2009, 2008 and 2005 were $512.1 million, $2.0 billion and $177.8 million, respectively.
(2)	To give effect to the increase in interest expense resulting from this offering and the use of a portion of the proceeds from this offering to repay debt under our credit agreement and redeem the $444.7 million in aggregate principal amount of our 2011 Notes, as if such transactions had occurred at the beginning of the period presented. See “Use of proceeds.”
(3)	The amount by which earnings were insufficient to cover fixed charges in 2009 on a pro forma basis was $539.6 million.

For purposes of computing the ratio of earnings to fixed charges, earnings are defined as:

•	income from continuing operations before income taxes and equity method earnings of affiliates; plus

•	fixed charges, distributed income of equity investees and amortization of capitalized interest; less capitalized interest.

Fixed charges are defined as the sum of the following:

•	interest expense (including amounts capitalized);
•	amortization of debt discount and issuance cost (expensed and capitalized);
•	cash dividends on preferred stock; and
•	that portion of rental expense which we believe to be representative of an interest factor.

Use of proceeds

We estimate that the proceeds from this offering, after deducting estimated discounts to the underwriters and offering fees and expenses, will be approximately $735.4 million.

We intend to use a portion of the net proceeds to redeem all of our outstanding 2011 Notes. As of June 30, 2010, $444.7 million in aggregate principal amount of the 2011 Notes was outstanding, bearing interest at a rate of 7 1/4% per annum. While the 2011 Notes mature on January 15, 2011, we have the option to prepay the aggregate principal amount of such notes, together with any accrued and unpaid interest on such notes, at any time, in whole or in part, at a redemption price of 100% of their principal amount.

We expect to use any remaining portion of the net proceeds from this offering to repay our credit agreement. We entered into our credit agreement on April 30, 2010 to replace our then-outstanding credit facilities. We have since used proceeds from our credit agreement to fund the Common Transaction on May 14, 2010 and the Southwestern Transaction on June 30, 2010. As of August 31, 2010, we had $527.5 million of secured indebtedness outstanding under our credit agreement (excluding $15.2 million of outstanding letters of credit). Our credit agreement bears interest at rates ranging from LIBOR plus 200 basis points, or bps, to LIBOR plus 300 bps depending upon borrowing base usage and matures on April 30, 2014. See “Description of certain indebtedness.” Affiliates of underwriters of this offering are agents or lenders under our credit agreement, and certain underwriters or their affiliates hold 2011 Notes to be redeemed. These entities will receive a portion of the proceeds of this offering. See “Underwriting.”

Capitalization

The following table sets forth our capitalization and cash balance as of June 30, 2010 (i) on a consolidated historical basis and (ii) as adjusted to reflect the issuance and sale of $750.0 million in aggregate principal amount of senior notes in this offering and application of the estimated net proceeds thereof as described in “Use of proceeds.”

This table is derived from, should be read together with, and is qualified in its entirety by reference to: (i) our unaudited consolidated financial statements and the accompanying notes and (ii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, which is incorporated herein by reference.

	At June 30, 2010
(Dollars in thousands)	Actual	As adjusted

	(Unaudited)
Cash and cash equivalents	$173,273	$173,273

Total debt:
Our credit agreement(1)	$477,500	$186,845
7 1/4% Senior Notes due 2011	444,720	—
Senior Notes offered hereby	—	750,000

Total debt	922,220	936,845

Shareholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 350,000,000 shares authorized; 212,648,328 shares issued and outstanding	213	213
Additional paid-in capital	3,124,991	3,124,991
Retained earnings (deficit)	(1,578,721)	(1,578,721)

Total stockholders’ equity	1,546,483	1,546,483

Total capitalization	$2,468,703	$2,483,328

(1)	As of August 31, 2010, we had $527.5 million outstanding on our credit agreement. After giving effect to this offering and the application of net proceeds from this offering as of August 31, 2010, we would have had approximately $236.8 million outstanding, and $15.2 million of letters of credit issued, under our credit agreement, resulting in total unused availability of approximately $948.0 million. The amount outstanding under our credit agreement fluctuates throughout the year depending on our working capital and other needs. The “as adjusted” balance does not include an adjustment for accrued interest that is expected to be paid related to the 2011 Notes that we plan to redeem.

EXCO Resources, Inc.

Unaudited pro forma financial data

The following unaudited condensed consolidated pro forma financial information presents statements of operations for the year ended December 31, 2009 and the six months ended June 30, 2010. The pro forma statement of operations for the year ended December 31, 2009 is based on the audited consolidated statement of operations for EXCO for the year ended December 31, 2009, and the unaudited revenues and direct operating costs related to each of the BG Appalachia Transaction and the 2009 Divestiture Transactions, as defined below, for the year ended December 31, 2009. The unaudited condensed consolidated pro forma statement of operations for the six months ended June 30, 2010 is based on EXCO’s unaudited consolidated statement of operations for the six months ended June 30, 2010 and the unaudited revenues and direct operating costs related to the BG Appalachia Transaction for the six months ended June 30, 2010. The pro forma financial information gives effect to the BG Appalachia Transaction and the 2009 Divestiture Transactions as if each transaction, and the related application of net proceeds to repay indebtedness, had occurred on January 1, 2009.

On June 1, 2010, EXCO closed a transaction which resulted in the sale of a 50% undivided interest in substantially all of EXCO’s Appalachian oil and natural gas proved and unproved properties and related assets, or the JV Area, to a wholly owned affiliate of BG Group for cash consideration of approximately $835.2 million, or the BG Appalachia Transaction. In conjunction with the BG Appalachia Transaction, EXCO and BG Group entered into a Joint Development Agreement, or JDA, with respect to the JV Area. The effective date of the transaction is January 1, 2010. EXCO and BG Group each own a 50% interest in an operating company, which will operate the properties, subject to oversight from a management board having equal representation from EXCO and BG Group. In addition, certain midstream assets owned by EXCO were transferred to a newly formed, jointly owned entity, Appalachia Midstream, LLC, through which EXCO and BG Group will pursue the construction and expansion of gathering systems, pipeline systems and treating and processing facilities for future anticipated future production from the Marcellus shale.

In addition to the cash consideration received at closing, BG Group agreed to fund $150.0 million of capital costs for each deep rights well (primarily the Marcellus shale play) attributable to 75% of EXCO’s 50% share of total capital costs until the $150.0 million commitment has been satisfied. As of June 30, 2010, the JV Area included approximately 654,000 net acres, of which approximately 186,000 net acres, most of which are held by shallow production, are prospective for the Marcellus shale development. Proved Reserves of oil and natural gas sold to BG Group in the sale transaction, based on SEC pricing, were approximately 132 Bcfe with average production of approximately 18 Mmcfe per day. EXCO and BG Group agreed to share equally in any future additional leasehold and asset acquisition opportunities in the JV Area during the term of the JDA.

During 2009, EXCO closed several significant divestiture transactions of oil and natural gas properties, undeveloped acreage and midstream assets as summarized below. All of these taken together are referred to as the 2009 Divestiture Transactions.

•

On August 11, 2009, EXCO completed the sale of oil and natural gas properties to Encore Operating, L.P., or Encore, pursuant to two separate purchase and sale agreements for aggregate cash proceeds of approximately $352.0 million, including closing adjustments. The oil and natural gas properties sold included (i) all of EXCO’s interests in its Gladewater area and Overton field in Gregg, Upshur and Smith counties in East Texas, or the East Texas Properties, and (ii) certain oil and natural gas properties in the Mid-Continent region of Oklahoma, Kansas and the Texas Panhandle, or the Mid-Continent Sale, collectively the Encore Transactions.

•

On August 14, 2009, EXCO closed two separate transactions with BG Group involving the sale of an undivided 50% interest in an area of mutual interest, or AMI, in certain oil and natural gas properties in East Texas and North Louisiana, or the BG Upstream Transaction, and a 50% interest in certain of its midstream operations, or the BG Midstream Transaction, for aggregate cash proceeds of approximately $983.0 million, including closing adjustments.

•

BG Upstream Transaction: Pursuant to the terms of the BG Upstream Transaction, EXCO sold an undivided 50% interest in its producing and non-producing assets in the AMI, which encompassed most of EXCO’s holdings in East Texas and North Louisiana, excluding the Vernon Field in Jackson Parish, Louisiana, the Redland Field in Bossier and Webster Parishes, Louisiana and the Gladewater area and Overton field in East Texas. EXCO serves as operator of the BG Upstream Transaction. Consideration for the sale included cash at closing of approximately $713.8 million, including closing adjustments.

In addition to the cash received at closing, BG Group agreed to fund $400.0 million of capital costs of the Haynesville and Bossier shales development attributable to EXCO’s 50% interest. Such funding is based on payment by BG Group of 75% of EXCO’s share of drilling and completion costs of each qualified deep rights well, as defined in the agreement, until the $400.0 million commitment has been satisfied. EXCO agreed to fund the remaining 25% of its share, representing 12.5% of total deep rights drilling and completion costs. EXCO and BG Group each receive a 50% share of revenues and pay a 50% share of operating costs from production. In addition, EXCO and BG Group share equally in future leasehold and asset acquisition opportunities within the AMI.

•

BG Midstream Transaction: In conjunction with the BG Midstream Transaction, EXCO contributed its TGG Pipeline, Ltd., or TGG, and Talco Midstream Assets, Ltd., or Talco, subsidiaries to TGGT Holdings, LLC, or TGGT, a newly formed entity, in exchange for membership units in TGGT. On August 14, 2009, EXCO sold 50% of its membership units in TGGT to BG US Gathering Company, LLC, or BG Gathering, for cash consideration of approximately $269.2 million, including closing adjustments. TGGT will operate as a 50/50 joint venture with neither EXCO nor BG Gathering having control over the management of, or a controlling beneficial economic interest in, the operations of TGGT. EXCO uses the equity method of accounting to account for its investment in TGGT.

•

On November 10, 2009, EXCO completed the sale of all of its remaining Mid-Continent oil and natural gas properties and related assets to Sheridan Holdings, LLC, or Sheridan, for net cash proceeds of $531.4 million, including proceeds from execution of preferential rights, or the Sheridan Transaction, after closing adjustments.

•

On November 24, 2009, EXCO completed the sale of substantially all of its shallow oil and natural gas properties and related assets located in Ohio and certain Northwest Pennsylvania producing assets to EV Energy Partners, LP along with certain institutional partnerships managed by EnerVest, Ltd., or EnerVest, for net cash proceeds of $142.9 million, after customary post closing adjustments, or the EnerVest Transaction.

The unaudited pro forma condensed consolidated statements are presented for illustrative purposes only and do not purport to be indicative of the combined results of operations that would have actually occurred had the above described transactions occurred on the indicated dates or that may be achieved in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with EXCO’s Form 10-K for the year ended December 31, 2009, filed with the SEC on February 24, 2010, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 3, 2010, and Form 10-Q for the quarterly period ended June 30, 2010, filed with the SEC on August 4, 2010. Management believes that the assumptions used in these unaudited pro forma financial statements provide a reasonable basis for presenting the effect of these transactions.

Unaudited pro forma balance sheet

A pro forma balance sheet is not presented as the unaudited historical condensed consolidated balance sheet as of June 30, 2010 already reflects the BG Appalachia Transaction and the 2009 Divestiture Transactions.

EXCO Resources, Inc

Unaudited pro forma consolidated statement of operations

Year ended December 31, 2009

(in thousands, except per share data)	Historical	Pro forma adjustments			Pro forma

Revenues:
Oil and natural gas	$550,505	$(229,798)	(a	)	$320,707
Midstream	35,330	(35,330)	(b	)	—

Total revenues	585,835	(265,128)			320,707

Costs and expenses:
Oil and natural gas production	177,629	(73,374)	(a	)	104,255
Midstream operating	35,580	(35,580)	(b	)	—
Gathering and transportation	18,960	(4,236)	(a	)	17,864
		3,140	(b	)
Depreciation, depletion and amortization	221,438	(76,443)	(c	)	139,591
		(5,404)	(b	)
Write-down of oil and natural gas properties	1,293,579	(609,400)	(d	)	684,179
Accretion of discount on asset retirement obligation	7,132	(3,822)	(f	)	3,310
General and administrative	99,177	(3,300)	(g	)	95,877
Gain on divestitures and other operating items	(676,434)	689,394	(e	)	12,960

Total costs and expenses	1,177,061	(119,025)			1,058,036

Operating loss	(591,226)	(146,103)			(737,329)

Other income (expense):
Interest expense	(147,161)	110,978	(h	)	(36,183)
Gain on derivative financial instruments	232,025	—			232,025
Other income	126	—			126
Equity method income	(69)	4,984	(b	)	4,915

Total other income	84,921	115,962			200,883

Loss before income taxes	(506,305)	(30,141)			(536,446)
Income tax expense (benefit)	(9,501)	9,501	(i)		—

Net loss	$(496,804)	$(39,642)			$(536,446)

Pro forma basic net loss per share	$(2.35)				$(2.54)

Pro forma diluted net loss per share	$(2.35)				$(2.54)

Weighted average shares outstanding, basic	211,266				211,266

Weighted average shares outstanding, diluted	211,266				211,266

See accompanying notes.

EXCO Resources, Inc

Unaudited pro forma consolidated statement of operations

Six months ended June 30, 2010

(in thousands, except per share data)	Historical	Pro forma adjustments			Pro forma

Oil and natural gas revenues	$249,338	$(14,203)	(j	)	$235,135

Costs and expenses:
Oil and natural gas production	58,082	(4,786)	(j	)	53,296
Gathering and transportation	23,986	(359)	(j	)	23,627
Depreciation, depletion and amortization	84,157	(1,315)	(k	)	82,842
Accretion of discount on asset retirement obligations	2,090	(474)	(l	)	1,616
General and administrative	52,285	(1,375)	(m	)	50,910
Gain on divestitures and other operating items	(575,353)	575,092	(o	)	(261)

Total costs and expenses	(354,753)	566,783			212,030

Operating income	604,091	(580,986)			23,105

Other income (expense):
Interest expense	(25,110)	9,110	(n	)	(16,000)
Gain on derivative financial instruments	99,856	—			99,856
Other income	117	—			117
Equity method income	5,379	—			5,379

Total other income	80,242	9,110			89,352

Income before income taxes	684,333	(571,876)			112,457
Income tax expense	4,452	—			4,452

Net income available to common shareholders	$679,881	$(571,876)			$108,005

Pro forma basic net income per share	$3.20				$0.51

Pro forma diluted net income per share	$3.15				$0.50

Weighted average shares outstanding, basic	212,293				212,293

Weighted average shares outstanding, diluted	215,520				215,520

See accompanying notes.

EXCO Resources, Inc.

Notes to pro forma condensed consolidated

statements of operations

Year ended December 31, 2009 and

Six months ended June 30, 2010

(Unaudited)

(a)	Pro forma adjustments to eliminate oil and natural gas revenues and direct operating costs for the year ended December 31, 2009 with respect to the 2009 Divestiture Transactions, which closed on various dates during 2009, and the BG Appalachia Transaction which closed on June 1, 2010.

(b)	Pro forma adjustments to eliminate operations related to the BG Midstream Transaction and to restate the midstream business segment to the equity method of accounting for our 50% investment in the BG Midstream Transaction for the year ended December 31, 2009. EXCO’s retained midstream revenues and expenses (Vernon Field gathering systems) are reclassified on a net basis to gathering and transportation to reflect elimination of EXCO’s midstream business segment.

(c)	Pro forma entry to adjust depreciation, depletion and amortization for the year ended December 31, 2009 to reflect the 2009 Divestiture Transactions and the BG Appalachia Transaction as if each divestiture transaction had occurred on January 1, 2009. The pro forma amortization reflects proportionate reductions in capitalized costs resulting from the divestiture transactions and the impact of a full cost ceiling test write-down, which occurred during the three months ended March 31, 2009.

(amounts in thousands, except rate amounts)	Three months ended March 31, 2009		Nine months ended December 31, 2009

Amortizable pro forma full cost pool	$1,920,102		$1,160,904	(1)

Pro forma Proved Reserves as of January 1 and April 1, 2009, respectively	903,176	(2)	883,388	(2)

Pro forma amortization rate per Mcfe	$2.126		$1.314
Pro forma production for applicable periods	19,788	(3)	59,363	(3)

Pro forma full cost period amortization for applicable periods	$42,069		$78,003

Total pro forma amortization for the year ended December 31, 2009			$120,072
Amount of depletion historically recorded			(196,515)

Pro forma adjustment 2009 Divestiture Transactions and BG Appalachia Transaction			$(76,443)

(1)	Includes amortizable full cost pool for the periods specified plus proportionate increases to the full cost pool for ceiling test write-downs not attributable to sold properties and pro forma reductions to the full cost pool for sold properties.

(2)	Excludes Proved Reserves as of January 1, 2009 attributable to the 2009 Divestiture Transactions and the BG Appalachia Transaction.

(3)	Excludes production for the year ended December 31, 2009 attributable to the 2009 Divestiture Transactions and the BG Appalachia Transaction.

(d)	Pro forma adjustment to reflect proportionate elimination of write-down of oil and natural gas properties resulting from full cost ceiling tests during the three months ended March 31, 2009 attributable to the 2009 Divestiture Transactions and the 2010 BG Appalachia Transaction.

(e)	Pro forma adjustments to eliminate gains and other operating items in connection with the BG Upstream Transaction, the BG Midstream Transaction, the Encore Transactions, the Sheridan Transaction and the BG Appalachia Transaction.

(f)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the year ended December 31, 2009 attributable to the 2009 Divestiture Transactions and the 2010 BG Appalachia Transaction.

(g)	Pro forma entry to proportionately adjust general and administrative costs in the Appalachia area for the year ended December 31, 2009 for agreed upon monthly technical services recovery of $275,000 per month to EXCO from the jointly-owned operating company, which will be accounted for by EXCO using the equity method of accounting.

(h)	Pro forma adjustments to eliminate interest expense and amortization of deferred financing costs for the year ended December 31, 2009 as a result of reduction in outstanding balances under EXCO’s credit agreements using cash proceeds received from the 2009 Divestiture Transactions and the BG Appalachia Transaction.

(i)	Pro forma adjustment to income taxes for the year ended December 31, 2009 to eliminate deferred tax benefits arising from reversal of a deferred tax liability associated with the 2009 Divestiture Transactions.

(j)	Pro forma adjustment to eliminate oil and natural gas revenues, direct operating costs and gathering and transportation costs for the six months ended June 30, 2010 with respect to the BG Appalachia Transaction.

(k)	Pro forma entry to adjust depreciation, depletion and amortization for the six months ended June 30, 2010 to reflect the sale of oil and natural gas properties included in the BG Appalachia Transaction as if the transaction had occurred on January 1, 2009. The pro forma amortization reflects a proportionate reduction in capitalized costs resulting from the sale.

(amounts in thousands, except rate amounts)	Six months June 30, 2010

Amortizable pro forma full cost pool at June 30, 2010	$1,558,975

Pro forma Proved Reserves as of January 1, 2010	1,005,895	(1)

Pro forma amortization rate per Mcfe	$1.550
Pro forma production for six months ended June 30, 2010	47,630	(2)

Pro forma full cost period amortization for the six months ended June 30, 2010	73,827
Amount of depletion historically recorded	(75,142)

Pro forma adjustment for BG Appalachia Transaction for six months ended June 30, 2010	$(1,315)

(1)	Excludes Proved Reserves as of January 1, 2010 attributable the BG Appalachia Transaction.

(2)	Excludes production from January 1, 2010 to closing date (June 1, 2010) of the BG Appalachia Transaction.

(l)	Pro forma adjustment to reduce accretion of discount on asset retirement obligations for the six months ended June 30, 2010 attributable to the BG Appalachia Transaction.

(m)	Pro forma entry to proportionately adjust general and administrative costs in the Appalachia area for the period from January 1, 2010 to date of closing of the BG Appalachia Transaction for agreed upon monthly technical services recovery of $275,000 per month to EXCO from the jointly-owned operating company, which will by accounted for by EXCO using the equity method of accounting.

(n)	Pro forma adjustment to reflect reduction in interest expense of $9.0 million and related amortization of deferred financing costs of $0.1 million for the six months ended June 30, 2010 to reflect pro forma reduction in outstanding debt of $780.0 million in connection with the BG Appalachia Transaction under our credit agreement using proceeds received in the BG Appalachia Transaction.

(o)	Pro forma adjustment to eliminate gains arising from the BG Appalachia Transaction.

Description of certain indebtedness

EXCO Resources credit agreement

Our credit agreement has a borrowing base of $1.2 billion as of June 30, 2010. On June 30, 2010, we had $477.5 million of outstanding indebtedness (excluding $15.2 million of outstanding letters of credit) and $707.3 million of available borrowing capacity under our credit agreement. Our credit agreement permits certain investments, loans and advances to the unrestricted subsidiaries that we jointly hold with BG Group. Our credit agreement matures on April 30, 2014.

Borrowings under our credit agreement are collateralized by first lien mortgages providing a security interest of not less than 80% of the Engineered Value, as defined in our credit agreement, in our oil and natural gas properties covered by the borrowing base. We are permitted to have derivative financial instruments covering no more than 100% of forecasted production from all Proved Reserves (as defined in the agreement) during the first two years of the forthcoming five-year period, 90% of the forecasted production for any month during the third year of the forthcoming five-year period and 85% of the forecasted production during the fourth and fifth year of the forthcoming five-year period.

In addition, borrowings under our credit agreement are guaranteed jointly and severally by the majority of our subsidiaries, but not those subsidiaries that are jointly held with BG Group.

The commitments of each lender to make loans to us under our credit agreement are several and not joint. Accordingly, if any lender fails to make loans to us, our available liquidity could be reduced by an amount up to the aggregate amount of such lender’s commitments under our credit agreement.

Our credit agreement sets forth the terms and conditions under which we are permitted to pay a cash dividend on our common stock. Pursuant to our credit agreement, as we expect it to be amended prior to completion of this offering, we may declare and pay cash dividends on our common stock in an amount not to exceed $50.0 million in any four consecutive fiscal quarters, provided that as of each payment date and after giving effect to the dividend payment date, (i) no default has occurred and is continuing, (ii) we have at least 10% of our borrowing base available under our credit agreement, and (iii) payment of such dividend is permitted under the indenture that will govern the notes offered hereby.

The interest rate ranges from LIBOR plus 200 bps to LIBOR plus 300 bps depending upon borrowing base usage. Our credit agreement also includes an Alternate Base Rate, or ABR, pricing alternative ranging from ABR plus 100 bps to ABR plus 200 bps depending upon borrowing base usage.

Financial covenants of our credit agreement require that we:

•	maintain a consolidated current ratio (as defined in our credit agreement) of at least 1.0 to 1.0 as of the end of any fiscal quarter; and

•

not permit our ratio of consolidated funded indebtedness (as defined in our credit agreement) to consolidated EBITDAX (as defined in our credit agreement) to be greater than 3.5 to 1.0 at the end of any fiscal quarter ending on or after March 31, 2010.

Prior to completion of this offering, we expect to obtain the consent of a majority of the lenders under our credit agreement to amend certain provisions of our credit agreement to permit the issuance of the notes offered by this prospectus.

7  1/4% Senior notes due January 15, 2011

We have $444.7 million aggregate principal amount of 2011 Notes outstanding. The unamortized premium on the 2011 Notes at June 30, 2010 was $2.1 million. The estimated fair value of the 2011 Notes, based on quoted market prices for the 2011 Notes, was $445.0 million on June 30, 2010.

Interest is payable on the 2011 Notes semi-annually in arrears on January 15 and July 15 of each year. On January 15, 2010, and July 15, 2010, we paid $16.1 million of interest on the 2011 Notes.

We currently have the option to redeem all or a portion of these 2011 Notes upon not less than 30 nor more than 60 days’ notice at 100% of the principal amount of the 2011 Notes plus accrued and unpaid interest thereon to the redemption date. We intend to use a portion of the net proceeds of this offering to redeem all of our outstanding 2011 Notes. Upon completion of this offering, we plan to provide the holders of our 2011 Notes with 30 days’ notice of such redemption.

The 2011 Notes are jointly and severally guaranteed by some of our subsidiaries (referred to as Guarantor Subsidiaries). Each of the Guarantor Subsidiaries is a wholly owned subsidiary of EXCO Resources, Inc., and the guarantees are unconditional as they relate to the assets of the Guarantor Subsidiaries.

We issued our outstanding 2011 Notes pursuant to an indenture containing covenants that limit our ability and the ability of our Guarantor Subsidiaries to:

•	incur or guarantee additional debt and issue certain types of preferred stock;

•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated debt;

•	make investments;

•	create liens on our assets;

•	enter into sale/leaseback transactions;

•	create restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

•	engage in transactions with our affiliates;

•	transfer or issue shares of stock of subsidiaries;

•	transfer or sell assets; and

•	consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries.

Description of the notes

EXCO Resources, Inc. will issue the notes under a base indenture as supplemented on the Issue Date (the “Indenture”), among itself, certain of its subsidiaries and Wilmington Trust Company, as Trustee.

The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

Certain terms used in this description are defined under the subheading “—Certain definitions.” In this description, the words “Company,” “we,” “us” and “our” refer only to EXCO Resources, Inc. and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as Holders of the notes. You may request copies of the Indenture at our address set forth under the heading “Where you can find more information.”

Brief description of the notes

The notes:

•	are general unsecured senior obligations of the Company and will rank equally in right of payment to any existing and future senior Indebtedness of the Company;

•	will rank senior in right of payment to any future Subordinated Obligations of the Company;

•	will be guaranteed by each Subsidiary Guarantor on a senior unsecured basis; and

•	will be represented by one or more registered notes in global form, and, except in limited circumstances, will not be issued in definitive form.

Principal, maturity and interest

The Company will issue the notes with a maximum aggregate principal amount of $750.0 million. The Company will issue the notes in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The notes will mature on July 15, 2018. Subject to our compliance with the covenant described under the subheading “—Certain covenants—Limitation on Indebtedness”, we are entitled to, without the consent of the holders, issue more notes under the Indenture in an unlimited aggregate principal amount (the “Additional Notes”). The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the notes,” references to the notes include any Additional Notes actually issued.

Interest on the notes will accrue at the rate of         % per annum and will be payable semiannually in arrears on January 15 and July 15, commencing on January 15, 2011. We will make each interest payment to the Holders of record of the notes on the immediately preceding January 1 and July 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful. Interest on the notes will accrue from September     , 2010. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional redemption

Except as set forth below, we will not be entitled to redeem the notes at our option prior to their Stated Maturity.

At any time prior to July 15, 2014, we will be entitled, at our option, to redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means, with respect to a note at any redemption date, the greater of (i) 1.00% of the principal amount of such note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such note on July 15, 2014 (such redemption price being described in the penultimate paragraph of this “—Optional redemption” section, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such note through July 15, 2014, computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 15, 2014, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to July 15, 2014, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to July 15, 2014.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means J.P. Morgan Securities LLC and its successors and assigns, Banc of America Securities LLC and its successors and assigns and one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City Time, on the third Business Day immediately preceding such redemption date.

On and after July 15, 2014, we will be entitled at our option to redeem all or a portion of these notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on July 15 of the years set forth below:

Period	Redemption price

2014	%
2015	%
2016	%
2017 and thereafter	100.000%

Prior to July 15, 2013, we may at our option on one or more occasions redeem notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of         %, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that

(1)	at least 65% of such aggregate principal amount of notes (which includes the Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than notes held, directly or indirectly, by the Company or its Affiliates); and

(2)	each such redemption occurs within 90 days after the date of the related Equity Offering.

Selection and notice of redemption

If we are redeeming less than all the notes at any time, the Trustee will select notes on a pro rata basis, to the extent practicable.

We will redeem notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail or otherwise delivered in accordance with the procedures of DTC at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address. Notice of redemption, including without limitation, upon an Equity Offering, may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other refinancing.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancelation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory redemption; offers to purchase; open market purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes as described under the captions “—Change of control repurchase event,” and “—Certain covenants—Limitation on sales of assets and Subsidiary stock.” We may at any time and from time to time purchase notes in the open market or otherwise.

Guaranties

Each of the Subsidiary Guarantors will jointly and severally guarantee, on a senior basis, our obligations under the notes The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty is limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See “Risk factors—Risks related to this offering and the notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. See “Risk factors—Risks related to this offering and the notes—Federal and state fraudulent transfer laws may permit a court to void the notes and/or the guarantees, and if that occurs, you may not receive any payments on the notes.”

Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under “—Certain covenants—Merger and consolidation” and (B) the Capital Stock of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under “—Certain covenants—Limitation on sales of assets and Subsidiary stock”; provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guaranty must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1)	the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or following which such Subsidiary Guarantor is no longer a Restricted Subsidiary; or

(2)	the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or a Subsidiary of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on sales of assets and Subsidiary stock” in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guaranty will be released from its obligations thereunder.

The Subsidiary Guaranty of a Subsidiary Guarantor also will be released:

(1)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(2)	at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to the covenant described under “—Certain covenants—Future guarantors”;

(3)	if we exercise our legal defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture, or

(4)	upon the liquidation or dissolution of any Subsidiary Guarantor provided no Default or Event of Default has occurred and is continuing.

Ranking

Senior indebtedness versus notes

The indebtedness evidenced by the notes and the Subsidiary Guaranties will rank pari passu in right of payment to the Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be, and will rank senior in right of payment to all existing and future Subordinated Obligations of the Company and the Subsidiary Guarantors, as the case may be. The notes will be guaranteed by the Subsidiary Guarantors. As of June 30, 2010, after giving effect to this offering and our use of the net proceeds therefrom:

(1)	the Company would have had approximately $943.1 million of total Indebtedness (including the notes and $6.3 million of hedging obligations), which would have ranked equally with the notes; and

(2)	of our total indebtedness, the Company would have had approximately $186.8 million of secured Indebtedness under the Credit Agreement to which the notes would have been effectively subordinated, excluding $15.2 million of outstanding letters of credit, and the Company would have had commitments available to be borrowed under the Credit Agreement of approximately $998.0 million.

Liabilities of subsidiaries versus notes

A substantial portion of our business is conducted through our subsidiaries. As described above under “—Guaranties,” Subsidiary Guaranties may be released under certain circumstances. In addition, some of our existing subsidiaries are not and our future subsidiaries may not be required to guarantee the notes. Claims of creditors of such non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or Guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the notes.

Accordingly, the notes will be structurally subordinated to creditors (including trade creditors) and preferred stockholders, if any, of our non-guarantor subsidiaries and joint ventures, including the JV Entities. For additional information regarding our non-guarantor subsidiaries and joint ventures, including the JV Entities, see “Summary—Summary organizational structure” and “The offering— Guaranties.”

Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “—Certain covenants—Limitation on Indebtedness.”

Book-entry, delivery and form

The notes will be issued as fully-registered global notes (each, a “Global Note”) which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Beneficial interests in the Global Notes will be held in denominations of $2,000 and whole multiples of $1,000 in excess of that amount. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

We will make principal, premium, if any, and interest payments on all notes represented by a Global Note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by that Global Note for all purposes under the Indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a Global Note;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a Global Note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

Depository procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers

(including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised the Company that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for certificated notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	the Company, at its option and subject to the procedures of DTC, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing an Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same day settlement and payment

The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Change of control repurchase event

Upon the occurrence of a Change of Control Repurchase Event, each Holder shall have the right to require that the Company repurchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). For purposes of the foregoing discussion, the following definitions apply:

“Change of Control” means the occurrence of any of the following events:

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

(2)	individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company, was approved by a vote of a majority of the directors of the Company, then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)

the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the notes and a Subsidiary of the transferor of such assets.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Event.

“Rating Event” means the rating of the notes shall be decreased by one or more gradations by either Rating Agency, on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 30-day period following public notice of the occurrence of the Change of Control (which period shall be extended to 60 days from the date of the occurrence of the Change of Control if the rating of the Notes is under publicly announced consideration for possible downgrade by any Rating Agency).

Within 30 days following any Change of Control Repurchase Event, we will mail or otherwise deliver in accordance with the procedures of DTC a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control Repurchase Event has occurred and that such Holder has the right to require us to purchase such Holder’s notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Change of Control Repurchase Event (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the procedures of DTC); and

(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

Notwithstanding the foregoing, we will not be required to make a Change of Control Offer following a Change of Control Repurchase Event if (a) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer or (b) a notice of redemption has been given pursuant to the Indenture as described above under “—Optional redemption” unless and until there is a default in payment of the applicable redemption price.

Notwithstanding the foregoing, a Change of Control Offer by the Company or a third party may be made in advance of a Change of Control Repurchase Event, and conditioned upon the occurrence of such Change of Control Repurchase Event, if a definitive agreement is in place for a Change of Control at the time of making the Change of Control Offer.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company purchases all of the notes held by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, to elect, within 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control Repurchase Event purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Repurchase Event purchase feature is a result of negotiations among the Company and the underwriters. The Company does not have the present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on Indebtedness,” “—Limitation on Liens” and “—Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction.

The Credit Agreement will provide that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control Repurchase Event occurs at a time when we are prohibited from purchasing notes, we may seek the consent of our lenders to the purchase of notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing notes. In such case, our failure to offer to purchase notes would constitute a Default under the Indenture, which would, in turn, constitute a default under the Credit Agreement.

Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control Repurchase Event or require the repurchase of such indebtedness upon a Change of Control Repurchase Event. Moreover, the exercise by the holders of their right to require us to repurchase their notes could cause a default under such indebtedness, even if the Change of Control Repurchase Event itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders of notes following the occurrence of a Change of Control Repurchase Event may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain covenants

Covenant suspension

During any period that the notes have a rating equal to or higher than an Investment Grade Rating and no Default has occurred and is continuing, the Company and the Restricted Subsidiaries will not be subject to the following covenants:

(a)	“—Limitation on Indebtedness”;

(b)	“—Limitation on Restricted Payments”;

(c)	“—Limitation on restrictions on distributions from Restricted Subsidiaries”;

(d)	“—Limitation on sales of assets and Subsidiary stock”;

(e)	“—Limitation on Affiliate Transactions”;

(f)	clause (3) of the covenant described under “—Merger and consolidation”;

(g)	“—Future guarantors”; and

(h)	“—Change of Control Repurchase Event”

(collectively, the “Suspended Covenants”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence, and subsequently have a rating below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will as of such date (the “Reinstatement Date”) again be subject to the Suspended Covenants (subject to subsequent suspension if the notes again receive Investment Grade Ratings); provided that in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to the notes.

During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period (as defined below) will be classified to have been Incurred pursuant to the paragraph (a) of “—Limitation on Indebtedness” or one of the clauses set forth in the paragraph (b) of “—Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to the paragraphs (a) or (b) of “—Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (4) of paragraph (b) of “—Limitation on Indebtedness.” Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under “—Limitation on Restricted Payments” will be made as though the covenants described under “—Limitation on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the paragraph (a) of “—Limitation on Restricted Payments.”

The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

The Company shall give the Trustee prompt written notice any time that the Suspended Covenants do not apply. Otherwise, the Trustee shall assume that the Suspended Covenants apply.

There can be no assurance that the notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or a Restricted Subsidiary will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.25 to 1.0; provided, further, that aggregate indebtedness pursuant to this paragraph (a) of all such Restricted Subsidiaries that are not Subsidiary Guarantors does not exceed an aggregate amount of $50.0 million.

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1)	Indebtedness Incurred by the Company and the Subsidiary Guarantors pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed an amount equal to the greater of (A) $1.2 billion less the sum of all principal payments which result in a permanent reduction in borrowing capacity of the Company or its Restricted Subsidiaries and (B) 75% of ACNTA as of the date of such Incurrence;

(2)

Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any

Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon not permitted by this clause (2), (B) if the Company is the obligor on such Indebtedness, and a Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or another Subsidiary Guarantor is not the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

(3)	the notes (other than any Additional Notes) and the Subsidiary Guaranties related thereto;

(4)	Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5)	Permitted Acquisition Indebtedness;

(6)	Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7)	Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to the Indenture;

(8)	Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries;

(9)	the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, banks’ acceptances and obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)	(a) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 15 Business Days of its Incurrence and (b) Indebtedness pursuant to Cash Management Obligations Incurred in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 Business Days of its Incurrence;

(11)

Indebtedness consisting of the Subsidiary Guaranty of a Subsidiary Guarantor and any Guarantee by the Company or a Subsidiary Guarantor of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (3), (4), (5), (8), (9), (14), (15), (18) or (23) or pursuant to clause (6) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (1), (3), (4), (5), (8), (9), (14), (15), (18) or (23);

(12)	in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(13)	Non-Recourse Purchase Money Indebtedness;

(14)	Indebtedness (including Capital Lease Obligations) Incurred by the Company or a Restricted Subsidiary to finance all or any part of the design, development, installation, construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person not more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of such property, plant or equipment, in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (14) and then outstanding, does not exceed the greater of (a) $10.0 million or (b) 2% of ACNTA, determined as of the Incurrence of such Indebtedness;

(15)	Indebtedness of a Foreign Subsidiary in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (15) and then outstanding, does not exceed $5.0 million;

(16)	Indebtedness arising from Guarantees by the Company or any Restricted Subsidiary of Indebtedness incurred in connection with Permitted Business Investments at any time outstanding not to exceed the greater of $60.0 million and 5.0% of ACNTA determined as of the date of incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of proceeds thereof;

(17)	Permitted Marketing Obligations;

(18)	Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

(19)	Guarantees by the Company of the obligations of EOC to pay (i) the BG Development Costs under Section 2.3 of the BG Joint Development Agreement with respect to Oil and Gas Interests owned by the Company or the Subsidiary Guarantors or any of its Unrestricted Subsidiaries and (ii) additional contributions under Article 3 of the TGGT Holdings LLC Agreement;

(20)	Guarantees by EOC of the obligations of EXCO Water to International Paper Company under the IPC Water Supply Agreement for water purchases in an aggregate amount not to exceed $5,000,000;

(21)	Guarantees by the Company of the obligations of certain of its Subsidiaries to pay such Subsidiaries’ share of the Marcellus Development Costs with respect to the Marcellus JV Oil and Gas Assets in accordance with the terms of the Marcellus JV Documents;

(22)

Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business or assets of the

Company or any business, assets or Capital Stock of a Restricted Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition, provided that:

(a)	the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value), actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(b)	such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (22)); and

(23)	Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (22) above or paragraph (a)), does not exceed the greater of (x) 2.5 % of ACNTA determined as of the date of the incurrence of such Indebtedness and (y) $20.0 million.

(c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant:

(1)	all Indebtedness outstanding on the date of the Indenture under the Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of paragraph (b) of this covenant and not paragraph (a) or clause (4) of the paragraph (b) of this covenant;

(2)	in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, or is entitled to be Incurred pursuant to paragraph (a) above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with this covenant and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

(3)	at the time of Incurrence, the Company will be entitled to divide and classify (or later classify, reclassify or re-divide in whole or in part in its sole discretion) an item of Indebtedness in more than one of the types of Indebtedness described above;

(4)	Guarantees of or obligations in respect of letters or credit relating to Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(5)	if obligations in respect of letters of credit are incurred pursuant to the Credit Agreement and are being treated as incurred pursuant to clause (b)(1) above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(6)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(7)	Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been Incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments since June 30, 2010 would exceed the sum of (without duplication):

(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from July 1, 2010 to the end of the most recent fiscal quarter ending at least 40 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)

100% of the aggregate Net Cash Proceeds and 100% of the fair market value (as determined by the Board of Directors in good faith) of property other than cash received by the Company from the issuance or sale of its Capital Stock or of debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Disqualified Stock) subsequent to June 30, 2010 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale financed directly or indirectly with Indebtedness to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees)

and 100% of any cash capital contribution received by the Company from its shareholders subsequent to June 30, 2010; plus

(C)	the amount by which Indebtedness is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to June 30, 2010 of any Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or, in the case of a sale financed directly or indirectly with Indebtedness, to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)	an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made subsequent to June 30, 2010 by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary; provided, however, that such amount shall not exceed the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or is sold; provided, however, that such amount shall not exceed, in the case of any Unrestricted Subsidiary other than TGGT Holdings and its subsidiaries and the Marcellus Midstream Owner, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and provided, further, that in the case of TGGT Holdings and its subsidiaries and the Marcellus Midstream Owner, the amount of any Permitted Investments made since the Issue Date by the Company or any Restricted Subsidiary in any of TGGT Holdings and its subsidiaries and the Marcellus Midstream Owner shall be deducted from such amount; plus

(E)	$500 million.

(b) The preceding provisions will not prohibit:

(1)

any Restricted Payment made, within 90 days of the sale or contribution, out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made, within 90 days of the sale, by exchange for, or out of the proceeds of the sale of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)	dividends paid on the consummation of any redemption of Subordinated Obligations within 60 days after the date of declaration of the dividend, or giving of the notice of redemption, as the case may be, if at such date of declaration or of notice such dividend or payment, would have complied with this covenant; provided, however, that such dividends and payments shall be included in the calculation of the amount of Restricted Payments;

(4)	so long as no Default has occurred and is continuing, Restricted Payments to effect the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or heirs, estates or other permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements or management equity subscription agreements), stock options or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such repurchases and other acquisitions (excluding amounts representing cancelation of Indebtedness) shall not exceed in any calendar year $2.0 million plus any unused amount permitted under this clause (4) for the immediately preceding year, but not to exceed $4.0 million in any single calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

(5)	payments of dividends on Disqualified Stock issued pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(6)	repurchases or other acquisitions of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and repurchases or other acquisitions of Capital Stock made in lieu of withholding taxes in connection with any such exercise or exchange; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(8)	in the event of a Change of Control Repurchase Event or an Asset Disposition, and if no Default shall have occurred and be continuing, the payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Restricted Subsidiary (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon in the event of a Change of Control Repurchase Event and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Obligations plus any accrued but unpaid interest thereon, in the case of an Asset Disposition; provided, however, that prior to such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer or Asset Disposition Offer with respect to the notes as a result of such Change of Control Repurchase Event or Asset Disposition and has repurchased all notes validly tendered and not withdrawn in connection with such offer; provided further, however, that such repurchase and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

(9)	payments of intercompany Indebtedness that was permitted to be Incurred under the Indenture, provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10)	the declaration or payment of dividends on such common stock of up to $50.0 million per annum; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(11)	(a) any transfer to an Unrestricted Subsidiary of any direct or indirect interest of the Company and its Restricted Subsidiaries in real property so long as such interest at the time of such sale or transfer (i) does not include any material proved oil, natural gas, or other hydrocarbons and minerals and (ii) includes a surface interest, and (b) any disposition (by dividend or distribution in respect of Capital Stock of the Company or otherwise) of any such Unrestricted Subsidiary; provided, however, that such transfers and dispositions shall be excluded in the calculation of the amount of Restricted Payments;

(12)	payments to dissenting stockholders (a) pursuant to applicable law or (b) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture; provided however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(13)	for the avoidance of doubt, payments made by any Person other than the Company or any Restricted Subsidiary to the stockholders of the Company in connection with or as part of (a) a merger or consolidation of the Company with or into such Person or a Subsidiary of such Person, of (b) a merger of a Subsidiary of such Person into the Company; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(14)	repurchases of common stock of the Company pursuant to the Company’s existing stock repurchase program pursuant to Rule 10b-18 under the Securities Act; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

(15)	Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (15), does not exceed the greater of (a) $40.0 million and (b) 2.5% of ACNTA; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

For purposes of determining compliance with this covenant, at the time a Restricted Payment is made, the Company will be entitled to divide and classify such Restricted Payment in more than one of the types of Restricted Payments described above. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued at the time of such Restricted Payment by this covenant shall be evidenced by an Officers’ Certificate which shall be delivered to the Trustee not later than ten Business Days following the date of the making of any Restricted Payment. Such Officers’ Certificate shall state that such Restricted Payment is permitted together with a copy of any related resolutions of the Board of Directors.

As of the Issue Date, (a) all of the Company’s Subsidiaries will be Restricted Subsidiaries other than EXCO Caddo Acquisition, LLC, PCMWL, LLC and EXCO Water Resources, LLC, and (b) the Company’s 50% interests in TGGT Holdings and its Subsidiaries and the Marcellus Midstream Owner will be considered “Unrestricted Subsidiaries” for purposes of the Indenture. No entities in which we own a 50% or less interest (other than as set forth in clause (b)) will be “Subsidiaries” for purposes of the Indenture. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last paragraph of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company; provided that the priority of any Preferred Stock in receiving dividends or liquidating distributions being paid on common stock shall not be deemed a restriction of the ability to make distributions of Capital Stock, (b) make any loans or advances to the Company; provided that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction of the ability to make loans or advances or (c) transfer any of its property or assets to the Company, except:

(1)	with respect to clauses (a), (b) and (c),

(A)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date including, for the avoidance of doubt, the Credit Agreement;

(B)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary, or otherwise binding on such Restricted Subsidiary, on or prior to the date on which such Restricted Subsidiary was acquired or was so designated by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, and other than any encumbrance or restriction entered into in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(D)	any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets subject to such restrictions) pending the closing of such sale or disposition;

(E)	customary encumbrances and restrictions contained in agreements of the type described in the definition of the term “Permitted Business Investments”;

(F)	any encumbrance or restriction pursuant to an agreement relating to any Capital Lease Obligations, purchase money Indebtedness or Indebtedness owed by any Foreign Subsidiary, in each case not Incurred in violation of the Indenture; provided, however, that (1) with respect to purchase money Indebtedness or Capital Lease Obligations, such restrictions relate only to the property financed with such Indebtedness and (2) with respect to any Indebtedness owed by any such Foreign Subsidiary, such encumbrance or restriction relates only to property owned by such Foreign Subsidiary and is not materially more restrictive to such Foreign Subsidiary than is customary in comparable financings, as determined in good faith by the Board of Directors;

(G)	any encumbrance or restriction pursuant to provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

(H)	any encumbrance or restriction existing pursuant to applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(I)	any encumbrance or restriction pursuant to supermajority voting requirements under corporate charters, bylaws, stockholders agreements and similar documents and agreements; and

(J)	any encumbrance or restriction pursuant to an instrument or agreement governing Indebtedness permitted by the terms of the Indenture to be Incurred by a Restricted

Subsidiary to fund, in whole or in part, the acquisition of any property or assets; provided such Indebtedness is repaid or otherwise refinanced in full with Permitted Refinancing Indebtedness on or prior to the date 12 months after the date such Indebtedness was initially incurred; and

(2)	with respect to clause (c) only,

(A)	any encumbrance or restriction consisting of customary nonassignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(B)	any encumbrance or restriction contained in Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments;

(C)	Permitted Liens or Liens securing Indebtedness otherwise permitted to be Incurred pursuant to the provisions of the covenant described above under the caption “—Liens” that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(D)	customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(E)	customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract, or the assignment or transfer of any such lease, license, sub-license or other contract;

(F)	encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

(G)	any encumbrance or restriction pursuant to provisions with respect to the disposition or distribution of assets or property in operating agreements, sale-leaseback agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business.

Limitation on sales of assets and Subsidiary stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)

the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any Person assuming responsibilities for any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors or an executive officer of the Company or such Restricted Subsidiary with the responsibility for such transaction which determination shall be conclusive evidence of compliance with this provision, of the shares and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents or Additional Assets or any combination thereof; and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(A)	to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay, redeem or purchase Indebtedness of the Company or a Subsidiary Guarantor (other than any Disqualified Stock), in each case other than Indebtedness owed to the Company or a Subsidiary of the Company, within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)	to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business, in each case within 540 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C)	to the extent of the balance of such Net Available Cash after any application in accordance with either or both of clauses (A) and (B), to make an offer to the Holders of the notes (and to holders of other Senior Indebtedness of the Company or any Restricted Subsidiary designated by the Company) to purchase notes (and such other Senior Indebtedness of the Company or of any Restricted Subsidiary) pursuant to and subject to the conditions contained in the Indenture.

Notwithstanding the foregoing, the 75% limitation referred to in clause (a) (2) above shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax cash proceeds would have been had such Asset Disposition complied with such 75% limitation.

The requirement of clause (a) (3) (B) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or a Restricted Subsidiary within the time period specified in such clause and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $50.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be invested in any manner that is not prohibited by the Indenture.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are subordinated to the notes or any Subsidiary Guaranty) that are assumed by the transferee of any such assets pursuant to a customary novation agreement or similar agreement that releases the Company or such Restricted Subsidiary from all further liability

(2)	securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 180 days by the Company or such Restricted Subsidiary into cash, to the extent of cash received in that conversion, and

(3)	accounts receivable of a business retained by the Company or any Restricted Subsidiary, as the case may be, following the sale of such business, provided that such accounts receivable are not (i) past due more than 30 days and (ii) do not have a payment greater than 90 days from the date of the invoice creating such accounts receivable.

(b) In the event of an Asset Disposition that requires the purchase of notes (and other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to clause (a)(3)(C) above, the Company will purchase notes tendered pursuant to an offer by the Company for the notes (and such other Senior Indebtedness) made on or before the 541st day after the later of the date of such Asset Disposition or the receipt of such Net Available Cash at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company or such Subsidiary Guarantor was issued with original issue discount greater than 2.5%, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company or such Subsidiary Guarantor, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture; provided, however, that the procedures for making an offer to holders of other Senior Indebtedness will be as provided for by the terms of such Senior Indebtedness. If the aggregate purchase price of the Indebtedness tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof. The Company shall not be required to make such an offer to purchase notes (and other Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to this covenant if the Net Available Cash available therefor is less than $50.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer (whether or not accepted) and any then remaining Net Available Cash following such offer may be used for any purpose not prohibited by the Indenture.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

The Credit Agreement will prohibit the Company from purchasing any notes from the Net Available Cash of Asset Dispositions. Any future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event an Asset Sale Offer occurs at a time when the Company is prohibited from purchasing the notes, the Company could seek the consent of its lenders to the purchase or could attempt to refinance the Senior Debt that contain such prohibition. If the Company does not obtain such consent or repay such Senior Debt, the Company may remain prohibited from purchasing the notes. In such case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement and possibly a default under other agreements relating to Senior Debt.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $5.0 million (an “Affiliate Transaction”) unless:

(1)	the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate and if, in the good faith judgment of the Board of Directors (whose determination shall be conclusive), no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view;

(2)	if such Affiliate Transaction involves an amount in excess of $25.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3)	if such Affiliate Transaction involves an amount in excess of $50.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and the Restricted Subsidiaries or is not less favorable to the Company and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1)	any Investment (other than an Investment described in clauses (2), (13) and (19) of the definition of “Permitted Investment”) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments”;

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3)	loans or advances to officers or employees in the ordinary course of business in accordance with the past practices of the Company or the Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes-Oxley Act of 2002 but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

(4)	the payment of reasonable fees to directors of the Company and the Restricted Subsidiaries who are not employees of the Company or the Restricted Subsidiaries, the reimbursement of reasonable out-of-pocket expenses incurred by, directors of the Company and the Restricted Subsidiaries in attending meetings of such directors and indemnification payments made to officers, directors and employees of the Company or any Subsidiary pursuant to charter, bylaw, statutory or contractual provisions;

(5)	any transaction between or among the Company and a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company to, or the receipt by the Company of any capital contribution from, its stockholders or Affiliates;

(7)	any agreement as in effect on the Issue Date and described in the Prospectus or any amendments or other modifications, renewals or extensions of any such agreement (so long as such amendments or other modifications, renewals or extensions are not materially less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

(8)	any sale of oil, natural gas, or other hydrocarbons or other mineral products to an Affiliate of the Company or the entering into or performance of Oil and Natural Gas Hedging Contracts, gas gathering, transportation or processing contracts or oil or natural gas marketing or exchange contracts with an Affiliate of the Company, in each case, in the ordinary course of business, so long as the terms of any such transaction are approved by a majority of the members of the Board of Directors who are disinterested with respect to such transaction;

(9)	transactions contemplated by the Marcellus JV Documents or the BG JV Documents, in each case as in effect on the Issue Date, in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, an executive officer of the Company or an executive officer of such Restricted Subsidiary with responsibility for such transaction (whose determination shall be conclusive evidence of compliance with this provision) and amendments, modifications, supplements, extensions or renewals of such agreements from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors of the Company, when taken as a whole, than the terms of such agreements in effect on the Issue Date;

(10)

transactions with Unrestricted Subsidiaries, customers, clients, suppliers, or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the Indenture, which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company, an executive officer of the Company or an executive officer of such Restricted Subsidiary with responsibility for such transaction (whose determination shall be conclusive evidence of compliance with this provision) or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11)	transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any Restricted Subsidiary, provided however that such director shall abstain from voting as a director of the Company on any matter involving such other Person;

(12)	any transaction in which the Company or any of its Restricted Subsidiaries as the case may be, deliver to the Trustee, a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and the Restricted Subsidiaries or is not less favorable to the Company and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate;

(13)	guarantees of performance by the Company and its Restricted Subsidiaries of the Company’s Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money; and

(14)	if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary.

Limitation on line of business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the notes or the Subsidiary Guaranty, as the case may be, shall be secured equally and ratably with the obligation so secured (or in the case of Subordinated Obligations, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Obligations) for so long as such obligation is secured.

Limitation on sale/leaseback transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction with respect to any property unless:

(1)	the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the notes pursuant to the covenant described under “—Limitation on Liens”;

(2)	the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property; and

(3)	the Company applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on sale of assets and Subsidiary stock.”

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving pro forma effect to such transaction and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, the Successor Company would either (x) be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; (y) have a Consolidated Coverage Ratio that is not less than the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction; or (z) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or another Subsidiary Guarantor or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction under the law of the United States or any political subdivision or State thereof.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition in a single transaction or a series of related transactions of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)	the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States, or any State thereof or the District of Columbia, and such Person shall expressly assume, by an amendment to the Indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty (except in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person, (other than to the Company or any other Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary or (z) that has otherwise been released from its Subsidiary Guaranty in accordance with the terms thereof and the terms of the Indenture, in each case, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on sales of assets and Subsidiary stock” in respect of such disposition);

(2)	immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

The successor Subsidiary Guarantor will be the successor to the Subsidiary Guarantor and shall succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under the Indenture, and the predecessor Subsidiary Guarantor, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

Notwithstanding the foregoing, any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company or merge with a Subsidiary Guarantor of the Company, as long as (1) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing and (2) the amount of Indebtedness of such Subsidiary Guarantor and its Restricted Subsidiaries is not materially increased thereby.

Future guarantors

The Company will cause each domestic Restricted Subsidiary that is a Significant Subsidiary and that Incurs any Indebtedness in an original principal amount greater than the De Minimis Guaranteed Amount to, and each Foreign Subsidiary that is a Significant Subsidiary and that enters into a Guarantee of any Senior Indebtedness (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture.

SEC reports

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as the notes are outstanding, the Company will file with the SEC (subject to the next sentence) and provide, within 15 days after such filing, the Trustee and Noteholders with the annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, and containing all the information, audit reports and exhibits required for such reports (but without exhibits in the case of Noteholders). If at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website. The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, and a description of such Unrestricted Subsidiaries in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company will be deemed to have furnished such reports to the trustees and the Holders of notes if it has filed such reports with the SEC using the EDGAR filing system and such reports are publicly available.

In addition, the Company will furnish to the Holders of the notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act during any time that the notes are not freely transferable under the Securities Act.

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the notes when due, continued for 30 days;

(2)	a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Company to comply with its obligations under “—Certain covenants— Merger and consolidation” above;

(4)	the failure by the Company to comply for 60 days after notice (as specified below) with any of its obligations in the covenants described above under “—Change of Control Repurchase Event” (other than a failure to purchase notes) or under “—Certain covenants” under “—Limitation on Indebtedness,” “—Limitation on Restricted Payments,” “—Limitation on restrictions on distributions from Restricted Subsidiaries,” “—Limitation on sales of assets and Subsidiary stock” (other than a failure to purchase notes), “—Limitation on Affiliate Transactions,” “—Limitation on line of business,” “—Limitation on Liens,” “—Limitation on sale/ leaseback transactions,” “—Future Guarantors” or “—SEC Reports”;

(5)	the failure by the Company or any Subsidiary Guarantor to comply for 90 days after notice (as specified below) with its other agreements contained in the Indenture;

(6)	Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million (the “cross acceleration provision”), provided, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the notes shall be automatically rescinded;

(7)	certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the “bankruptcy provisions”);

(8)	the failure by the Company, any Subsidiary Guarantor or any Significant Subsidiary to pay final, non-appealable judgments (to the extent not covered by insurance) aggregating in excess of in excess of $25.0 million for a period of 60 consecutive days following such judgment (the “judgment default provision”); or

(9)	any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty, as the case may be (the “guaranty default provision”).

However, a default under clause (4) or (5) will not constitute an Event of Default until the Company receives from the Trustee or the holders of 25% in principal amount of the outstanding notes a notice specifying the default, demanding that the default be remedied and stating that such notice is a “Notice of Default” and the Company does not cure such default within the time specified above after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable by notice in writing to the Company specifying such Event of Default and stating that such notice is a “Notice of Acceleration.” Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding notes may waive an existing or past Event of Default and its consequences and may also rescind any such acceleration with respect to the notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the notes unless: (1) such Holder has previously given the Trustee notice that an Event of Default is continuing; (2) Holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy; (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense; (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and (5) Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a note or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail or otherwise deliver in accordance with the procedures of DTC to each Holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the Holders of the notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after we became aware of any event which would constitute certain Defaults, written notice of such event and what action we are taking or propose to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or non-compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each Holder of an outstanding note affected thereby, an amendment or waiver may not:

(1)	reduce the amount of notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any note;

(3)	reduce the principal of or change the Stated Maturity of any note;

(4)	change the provisions applicable to the redemption of any note as described under “—Optional Redemption” above;

(5)	make any note payable in money other than that stated in the note;

(6)	impair the right of any Holder of the notes to receive payment of principal of and interest on such Holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any note that would adversely affect the Noteholders; or

(9)	release, other than in accordance with the Indenture, any Subsidiary Guaranty that would adversely affect the Noteholders.

Notwithstanding the preceding, without the consent of any Holder of the notes, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture;

(3)	to provide for uncertificated notes in addition to or in place of certificated notes (provided however that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(4)	to add Guarantees with respect to the notes, including any Subsidiary Guaranties, or to evidence the release of any Subsidiary Guarantor from its Subsidiary Guaranty as provided in the Indenture;

(5)	to secure the notes or the Subsidiary Guaranties, including pursuant to the requirements of the covenant described above under “Certain covenants—Liens”;

(6)	to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

(7)	to make any change that does not adversely affect the rights of any Holder;

(8)	conform the text of the Indenture, the notes or the Guarantees to any provision of this “Description of the notes” to the extent that such provision in this “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the notes or the Guaranties;

(9)	to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the Trust Indenture Act; or

(10)	to make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of notes; provided, however, that (a) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially adversely affect the rights of Holders with respect to transfer of the notes.

The consent of the Holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment, waiver or consent. It is sufficient if such consent approves the substance of the proposed amendment, waiver or consent.

After an amendment under the Indenture becomes effective, we are required to mail or otherwise deliver in accordance with the procedures of DTC to Holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The notes will be issued in registered form and will be transferable only upon the surrender of the notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and discharge

When we (1) deliver to the Trustee all outstanding notes for cancelation or (2) all outstanding notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing or delivery in accordance with the procedures of DTC of notice of redemption (it being understood that all outstanding notes will be deemed to be due and payable on such redemption date upon the mailing or delivery in accordance with the procedures of DTC of such notice of redemption), and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such redemption date, and if in any case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

At any time, we may terminate all our obligations under the notes and the Indenture and all of the Subsidiary Guarantors’ obligations under their respective Subsidiary Guaranties (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, at any time we may terminate our and our Subsidiary Guarantors’ obligations under “—Change of Control Repurchase Event,” and under the covenants described under “—Certain covenants” (other than the covenant described under “—Merger and consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to the Subsidiary Guarantors and Significant Subsidiaries, the guaranty default provision and the judgment default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain covenants—Merger and consolidation” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8), or (9) under “—Defaults” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Certain covenants—Merger and consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

Concerning the Trustee

Wilmington Trust Company is to be the Trustee under the Indenture. We have appointed Wilmington Trust Company as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No personal liability of directors, officers, employees and stockholders

No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, any Subsidiary Guaranty, or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing law

The Indenture and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Additional Assets” means:

(1)	any property, plant or equipment or other assets (including Capital Stock of a Person engaged in a Related Business) used in a Related Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(a)	the sum of:

(1)

discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the fiscal year ending at least 40 days prior to the date of determination, which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) of:

(A)	estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(B)	estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report)

and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(C)	estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(D)	reductions in the estimated oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report);

provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be estimated by the Company’s engineers or by an independent petroleum engineer engaged by the Company for that purpose;

(2)	the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the end of the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination;

(3)	the Net Working Capital as of the end of the most recent fiscal quarter ending at least 40 days prior to the date of determination; and

(4)

the greater of (i) the net book value as of a date no earlier than the end of the most recent fiscal quarter ending at least 40 days prior to the date of determination and (ii) the appraised value, as estimated by independent appraisers (which may be a nationally recognized investment banking firm), of all other tangible assets, including mineral rights held under leases or other contractual arrangements, of the Company and its Restricted Subsidiaries as of a date no earlier than the most recent fiscal year ending at least 40 days prior to the date of determination (provided, however, that the Company shall not be required to obtain such an appraisal of such assets solely for the purpose of determining this value); minus

(b)	to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of

(1)	minority interests;

(2)	any natural gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited consolidated financial statements;

(3)	the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(4)	to the extent included in the immediately preceding clause (a)(1) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(5)	the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a) (1) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

Whether or not the Company uses the successful efforts method of accounting or the full cost (or similar method) method of accounting, ACNTA will be calculated as if the Company were using the full cost (or similar method) method of accounting.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain covenants— Limitation on Restricted Payments,” “—Certain covenants—Limitation on Affiliate Transactions” and “—Certain covenants—Limitation on sales of assets and Subsidiary stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 20% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Appalachian Area” has the meaning assigned to such term in the Marcellus Joint Development Agreement as in effect on the Marcellus JV Closing Date and as amended or restated thereafter.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary

(other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of the covenant described under “—Certain covenants—Limitation on sales of assets and Subsidiary stock” only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under “—Certain covenants—Limitation on Restricted Payments” and (ii) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “—Certain covenants—Merger and consolidation”;

(C)	a disposition of assets in a single transaction or a series of related transactions with a fair market value of less than $5.0 million;

(D)	a disposition of oil, natural gas or other Hydrocarbons or other mineral products in the ordinary course of business of the oil and gas production operations of the Company and its Subsidiaries;

(E)	the provision of services, equipment and other assets for the operation and development of the Company’s and its Restricted Subsidiaries’ oil and natural gas wells, in the ordinary course of the Company’s and its Restricted Subsidiaries Oil and Gas Business, notwithstanding that such transactions may be recorded as asset sales in accordance with full cost accounting guidelines;

(F)	the sale or other disposition of cash or Temporary Cash Investments; Hedging Obligations or other financial instruments in the ordinary course of business;

(G)

the trade or exchange by the Company or any Restricted Subsidiary of any oil or natural gas property or interest therein of the Company or such Restricted Subsidiary for any oil or natural gas property or interest therein of another Person or for the Capital Stock of a Person engaged in the Oil and Gas Business, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by the Company or any Restricted Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, which determination shall be conclusive evidence of compliance with this provision) of the oil or natural gas property or interest therein or Capital Stock of a Person engaged in the Oil and Gas Business (including any cash or cash equivalents) so traded or exchanged; provided, further, that any Net Available Cash is applied pursuant to the requirements as described under “—Limitation on sales of assets and Subsidiary stock”;

(H)	the creation or perfection of a Lien permitted pursuant to the Indenture and the sale or other disposition of the property subject to such Lien upon foreclosure thereon;

(I)	the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided, however, that at the time of such sale or transfer such properties do not have associated with them any proved reserves;

(J)	the abandonment, farm-out, lease or sublease of developed or undeveloped crude oil and natural gas properties in the ordinary course of business;

(K)	the sale or transfer of surplus or obsolete equipment;

(L)	any assignment of an overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the generation of prospects or the development of oil and natural gas projects;

(M)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(N)	the licensing or sublicensing of intellectual property (including without limitation the licensing of seismic data) or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(O)	the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(P)	any Production Payments and Reserve Sales;

(Q)	any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(R)	the sale, transfer or assignment by the Company, EXCO PA, EXCO WV or any other Restricted Subsidiary of an undivided interest in Oil and Gas Interests acquired by the Company, EXCO PA, EXCO WV or any other Restricted Subsidiary in the Appalachian Area to the extent required pursuant to and in accordance with the right of first refusal provisions of the Marcellus JV Documents; and

(S)	the sale, transfer or assignment by the Company, EOC or any other Restricted Subsidiary of an undivided interest in Oil and Gas Interests acquired by the Company, EOC or any other Restricted Subsidiary in the East Texas/North Louisiana Area to the extent required pursuant to and in accordance with the right of first refusal provisions of the BG Joint Development Agreement.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)	the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“BGPA” means BG Production Company (PA), LLC, a Delaware limited liability company and its successors and assigns.

“BGWV” means BG Production Company (WV), LLC, a Delaware limited liability company and its successors and assigns.

“BG Development Costs” means the costs and expenses incurred in the conduct of development operations in the East Texas/North Louisiana Area pursuant to the BG JV Documents.

“BG Escrow Account” means that certain escrow account maintained at JPMorgan Chase Bank, N.A. and established by EOC and BG Production for the purpose of maintaining deposits from EOC representing, at any time, the estimated amount of EOC’s share of (x) development and capital costs, plus (y) operating expenses, in each case, as determined in accordance with the terms of the BG Joint Development Agreement.

“BG Gathering” means BG US Gathering Company, LLC, a Delaware limited liability company, and its successors and assigns.

“BG Joint Development Agreement” means that certain Joint Development Agreement, dated as of August 14, 2009, by and among BG Production, EOC and EXCO Production Company, LP, as amended, supplemented or otherwise modified from time to time, pursuant to which the parties thereto entered into a joint development agreement to develop and operate certain oil and gas properties located in the East Texas/North Louisiana Area.

“BG Operating Account” means that certain controlled disbursement operating account maintained at JPMorgan Chase Bank, N.A. and established by EOC and BG Production for the purpose of funding the costs and expenses associated with the development of the East Texas/North Louisiana Area in accordance with the terms of the BG Joint Development Agreement.

“BG Production” means BG US Production Company, LLC, a Delaware limited liability company and its successors and assigns.

“BG JV Documents” means the BG Joint Development Agreement, the TGGT Holdings LLC Agreement, the TGGT Contribution Agreement and any other documents, instruments, agreements or certificates contemplated by or executed in connection therewith, in each case, as the same may be amended, modified or supplemented from time to time.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Cash Management Obligations” means any obligations of the Company or a Subsidiary Guarantor owed to any lender (or any affiliate of any such lender) as permitted under the Credit Agreement in respect of treasury management arrangements, depositary or other cash management services, including commercial credit card and merchant card services.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 40 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(2)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to

EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period;

(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period; and

(6)	interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Temporary Cash Investments held by such Person or any Restricted Subsidiary of such Person, which cash or Temporary Cash Investments exist on the date of determination or will exist as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, will be included.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and the consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or the Restricted Subsidiaries, without duplication:

(1)	interest expense attributable to Capital Lease Obligations;

(2)	amortization of debt discount and debt issuance cost;

(3)	capitalized interest;

(4)	non-cash interest expense;

(5)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(6)	net payments pursuant to Currency Agreements and Interest Rate Agreements;

(7)	dividends accrued in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company);

(8)	interest incurred in connection with Investments in discontinued operations;

(9)	interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any Person; and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding the foregoing, there shall be excluded from Consolidated Interest Expense (A) Consolidated Interest Expense with respect to any Production Payments to the extent such Production Payments are excluded from the definition of “Indebtedness” and (B) noncash interest expense Incurred in connection with interest rate caps and other interest rate and currency options that, at the time entered into, resulted in the Company and its Restricted Subsidiaries being either neutral or net payors as to future payouts under such caps or options.

“Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income the following items, in each case adjusted for income taxes, using the Company’s estimated income tax rate for the applicable period, attributable to such items excluded from Consolidated Net Income:

(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)

subject to the exclusion contained in clause (5) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution

(subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(2)	any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(3)	any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(A)	subject to the exclusion contained in clause (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed (or, if greater, for purposes of calculation of the Consolidated Coverage Ratio only, permitted at the date of determination to be distributed) by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)	the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(4)	any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)	any impairment losses on oil and natural gas properties;

(6)	extraordinary gains or losses;

(7)	any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC815);

(8)	any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards;

(9)	any income from assets or businesses classified as discontinued operations;

(10)	the cumulative effect of a change in accounting principles; and

(11)	to the extent deducted in the calculation of Consolidated Net Income, any non-cash or nonrecurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under “—Certain covenants—Limitation on Restricted Payments” only (but not the calculation of the Consolidated Coverage Ratio for purposes of determining compliance with such covenant), there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“Consolidated Net Worth” means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP as of the end of the most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

(1)	the par or stated value of all the Company’s outstanding Capital Stock, plus

(2)	paid-in capital and capital surplus relating to such Capital Stock, plus

(3)	any retained earrings or earned surplus less (A) any accumulated deficit, and (B) any amounts attributable to Disqualified Stock.

“Credit Agreement” means the Credit Agreement, dated as of April 30, 2010 by and among the Company, as borrower, certain of its subsidiaries, as guarantors, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities LLC, as sole bookrunner and co-lead arranger, Wells Fargo Securities, LLC, as co-lead arranger, Bank of America, N.A. and BNP Paribas, as co-lead arrangers and co-syndication agents, Royal Bank of Canada, as co-lead arranger and co-documentation agent, Wells Fargo Bank, National Association, as co-documentation agent, and the lenders named therein, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance but without limitation as to borrowers or guarantors, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

“Credit Facilities” means with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Credit Agreement), or commercial paper facilities with banks, investment banks, insurance companies, mutual or other institutional lenders or investors providing for revolving credit loans, term loans, production payments, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5.0 million.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the 91st day after the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the 91st day after the Stated Maturity of the notes shall not constitute Disqualified Stock if:

(1)	the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under “—Certain covenants—Limitation on sales of assets and Subsidiary stock” and “—Certain covenants—Change of Control Repurchase Event”; and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“East Texas/North Louisiana Area” has the meaning assigned to such term in the BG Joint Development Agreement as in effect on the Issue Date and as amended or restated thereafter.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)	all income tax expense of the Company and the consolidated Restricted Subsidiaries;

(2)	Consolidated Interest Expense;

(3)	depreciation, depletion, exploration and amortization expense of the Company and the consolidated Restricted Subsidiaries (excluding amortization of expenses attributable to a prepaid operating activity item that was paid in cash in a prior period);

(4)	all other non-cash charges of the Company and the consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period other than non-cash charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codification Subtopic 410-20 for Asset Retirement Obligations); and

(5)	unrealized foreign exchange losses;

in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

(A)	the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

(B)	amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“EOC” means EXCO Operating Company, LP, a Delaware limited partnership and its successors and permitted assigns.

“Equity Offering” means a public or private sale of common stock of the Company (other than to the Company or a Subsidiary of the Company) or any contribution to the common equity capital of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“EXCO PA” means EXCO Production Company (PA), LLC, a Delaware limited liability company, and its successors and assigns.

“EXCO Water” means EXCO Water Resources, LLC, a Delaware limited liability company, and its successors and assigns.

“EXCO WV” means EXCO Production Company (WV), LLC, a Delaware limited liability company, and its successors and assigns.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)	statements and pronouncements of the Financial Accounting Standards Board; and

(3)	such other statements by such other entity as approved by a significant segment of the accounting profession.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

“Holder” or “Noteholder” means the Person in whose name a note is registered on the Registrar’s books.

“Hydrocarbons” means all crude oil and condensate and Natural Gas produced from or attributable to the Oil and Gas Interests of the Company and each Subsidiary Guarantor.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be

Incurred by such Person at the time it becomes a Restricted Subsidiary. Notwithstanding the foregoing proviso, any Indebtedness that is extinguished, retired or repaid in connection with a Person merging with or becoming a Subsidiary of a Restricted Subsidiary will not be deemed to be the Incurrence of Indebtedness. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain covenants—Limitation on Indebtedness”:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)	the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms;

(3)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness; and

(4)	unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of ASC815);

will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Subsidiary of such Person the amount of all obligations of such Subsidiary with respect to any Preferred Stock of such Subsidiary, the principal amount of such Disqualified Stock or Preferred Stock to be determined in accordance with the Indenture;

(6)	all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(9)	any Guarantee by such Person of production or payment with respect to a Production Payment.

Except as expressly provided in clause (9) above, Production Payments and Reserve Sales shall not constitute “Indebtedness.”

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business or assets, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, the Company or any Restricted Subsidiary shall be deemed to have made an Investment on the date of such issuance, sale or other disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of or, if less, the value of the Investment when made by the Company or such Restricted Subsidiary in the portion of such Person represented by such Capital Stock. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and the covenant described under “—Certain covenants—Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, or BBB (or the equivalent) by Standard & Poor’s, or, if neither Moody’s nor Standard & Poor’s provide credit ratings of debt securities, the equivalent investment grade rate from any other Rating Agency.

“IPC Water Supply Agreement” means that certain Agreement for Water Supply, dated effective as of March 1, 2010, between International Paper Company and EXCO Water, as amended, restated, supplemented or otherwise modified from time to time.

“Issue Date” means September     , 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Marcellus Development Costs” means the costs and expenses incurred in the conduct of development operations in the Appalachian Area pursuant to the Marcellus JV Documents.

“Marcellus Holding Companies” BG Production Company (PA), LLC and BG Production Company (WV), LLC, each a wholly owned subsidiary of the Marcellus JV Partner and each formed in connection with the Marcellus Joint Development Agreement to facilitate the transfer of an undivided 49.75% interest in the Marcellus JV Oil and Gas Assets to the Marcellus JV Partner.

“Marcellus Joint Development Agreement” means that certain Joint Development Agreement dated as of June 1, 2010, among BGPA, BGWV, the Marcellus Holding Companies and the Marcellus JV Operator to develop and operate the Marcellus JV Oil and Gas Assets with respect to the Marcellus Joint Venture; as such Joint Development Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

“Marcellus JV Closing Date” means June 1, 2010.

“Marcellus JV Documents” means the Marcellus Joint Development Agreement, the Marcellus Operator LLC Agreement, the Marcellus Midstream LLC Agreement, the Marcellus Transfer Agreement and any other documents, instruments, agreements or certificates contemplated by, or executed in connection with, the Marcellus Joint Development Agreement, in each case, as the same may be amended, modified or supplemented from time to time.

“Marcellus JV Oil and Gas Assets” has the meaning assigned to the term “Subject Oil and Gas Assets” in the Marcellus Joint Development Agreement.

“Marcellus JV Operator” means EXCO Resources (PA), LLC, a Delaware limited liability company, and its successors and assigns, the operator of the Marcellus JV Oil and Gas Assets located in the Appalachian Area.

“Marcellus JV Partner” means BG US Production Company, LLC , a Delaware limited liability company.

“Marcellus Midstream Assets” means the gas gathering and pipeline systems and related facilities associated with the Marcellus Shale portion of the Marcellus JV Oil and Gas Assets.

“Marcellus Midstream LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of Marcellus Midstream Owner, dated as of June 1, 2010, as such Limited Liability Company Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

“Marcellus Midstream Owner” means Appalachia Midstream, LLC, owner of the Marcellus Midstream Assets.

“Marcellus Operator LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of the Marcellus JV Operator; dated as of June 1, 2010, as such may thereafter be amended, supplemented or otherwise modified from time to time.

“Marcellus Shale” means (a) with respect to the Commonwealth of Pennsylvania, those subsurface depths that are below the base of (but excluding) the Haskill Sandstone Formation (Base of Elk Sequence) formation at a measured depth of 2,758’, as identified by the Litho Density Compensated Neutron Array Induction Temperature Log dated June 7, 2005 of the Seneca Resources operated Fee PGS SGL No. 44 (API 37-047-23649) located in Elk County, Pennsylvania, (b) with respect to the State of West Virginia, those subsurface depths that are below the base of (but excluding) the Brallier Formation (Base of Elk Sequence) formation at a measured depth of 6,612’, as identified by the Litho Density Compensated Neutron Array Induction Temperature Log dated October 8, 2008 of the EXCO—North Coast Energy, Inc. operated Wentz 4HS (API 47-001-02982) located in Barbour County, West Virginia, recognizing that actual depths may vary, and (c) with respect to the State of New York, those subsurface depths that are below the base of (but excluding) the Genesee Formation at a measured depth of 2,548’, as identified by the Density/Neutron, Gamma/Temperature Log dated May 6, 2005 of the Fortuna Energy, Inc. operated Cotton-Hanlon #1 well (API 31-107-23185) located in Tioga County, New York.

“Marcellus Transfer Agreement” means that certain Membership Interest Transfer Agreement dated as of May 9, 2010, by an between EXCO Holding (PA), Inc. and the Marcellus JV Partner pursuant to which EXCO Holding (PA), Inc. transferred to the Marcellus JV Partner (a) 100% of the equity interests of the Marcellus Holding Companies and (b) 50% of the equity interests of each of the Marcellus JV Operator and the Marcellus Midstream Owner.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Natural Gas” means all natural gas, distillate or sulphur, natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, coalbed methane gas, casinghead gas, iso-butane, normal butane, propane and ethane (including such methane allowable in commercial ethane).

“Net Available Cash” from an Asset Disposition means cash payments received therefrom, including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and cash proceeds from the sale or other disposition of any non-cash consideration received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties, in each case net of (without duplication):

(1)	all legal, title and recording tax expenses, commissions and other fees and expenses incurred, including without limitation, all attorney’s fees, accountants’ fees, advisors’ or other consultants’ fees and other fees actually incurred in connection therewith, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)	any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” of the Company means:

(1)	all current assets of the Company and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus

(2)	all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk management activities arising in the ordinary course of business, determined in accordance with GAAP.

“Non-Recourse Purchase Money Indebtedness” means Indebtedness (other than Capital Lease Obligations) of the Company or any Subsidiary Guarantor incurred in connection with the acquisition by the Company or such Subsidiary Guarantor in the ordinary course of business of fixed assets used in the Oil and Gas Business (including office buildings and other real property used by the Company or such Subsidiary Guarantor in conducting its operations) with respect to which:

(1)	the holders of such Indebtedness agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, and neither the Company nor any Restricted Subsidiary (a) is directly or indirectly liable for such Indebtedness or (b) provides credit support, including any undertaking, Guarantee, agreement or instrument that would constitute Indebtedness (other than the grant of a Lien on such acquired fixed assets); and

(2)	no default or event of default with respect to such Indebtedness would cause, or permit (after notice or passage of time or otherwise), any holder of any other Indebtedness of the Company or a Subsidiary Guarantor to declare a default or event of default on such other Indebtedness or cause the payment, repurchase, redemption, defeasance or other acquisition or retirement for value thereof to be accelerated or payable prior to any scheduled principal payment, scheduled sinking fund payment or maturity.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Secretary or any Assistant Secretary of the Company.

“Oil and Gas Business” means:

(1)	the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, other hydrocarbon and mineral properties;

(2)	the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;

(3)	any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith;

(4)	any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other hydrocarbons and minerals produced substantially from properties in which the Company or the Restricted Subsidiaries, directly or indirectly, participate;

(5)	any business relating to oil field sales and service; and

(6)	any activity necessary, appropriate or incidental to the activities described in the preceding clauses (1) through (5) of this definition.

“Oil and Gas Interest(s)” means: (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including, without limitation, wellbore interests, working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests, contractual interests, non-operating interests and rights in any pooled, unitized or communitized acreage by virtue of such interest being a part thereof; (b) interests in and rights with respect to Hydrocarbons other minerals or revenues therefrom and contracts and agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), and surface interests, fee interests, reversionary interests, reservations and concessions related to any of the foregoing; (c) easements, rights-of-way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; (d) interests in oil, gas, water, disposal and injection wells, equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible or intangible, movable or immovable, real or personal property and fixtures located on, associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (e) all seismic, geological, geophysical and engineering records, data, information, maps, licenses and interpretations.

“Oil and Natural Gas Hedging Contract” means any oil and natural gas hedging agreement and other agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in oil and natural gas prices.

“Opinion of Counsel” means a written opinion of counsel (who may be counsel for the Company) and who shall be reasonably acceptable to the Trustee. The counsel may be an employee of the Company. Opinions of Counsel required to be delivered under this Indenture may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely as to factual matters on certificates of the Company or governmental or other officials customary for opinions of the type required.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock Incurred for the purpose of financing all or any part of the cost of acquiring oil and gas properties or was Indebtedness of:

(1)	a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary, or

(2)	a Person that was merged or amalgamated into the Company or a Restricted Subsidiary;

provided that on the date such Indebtedness was incurred, the Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, the Consolidated Coverage Ratio either (x) equals or exceeds 2.25 to 1.0 or (y) is greater than the Consolidated Coverage Ratio immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1)	ownership interests in oil, natural gas, other hydrocarbon and mineral properties or gathering, transportation, processing, storage or related systems; and

(2)	entry into, and Investments and expenditures in the form of or pursuant to, operating agreements, joint venture agreements (including, without limitation, those relating to the Marcellus Midstream Owner and TGGT Holdings), partnership agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, development agreements (including without limitation the BG Development Agreement and the Marcellus Joint Development Agreement), area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts and other similar agreements with third parties (including Unrestricted Subsidiaries).

“Permitted Holders” means (i) Douglas A. Miller and his spouse and lineal descendants, their respective estates or legal representatives and trusts created for the benefit of such Persons, provided that Douglas A. Miller shall be the chief executive officer or chairman of the board of directors of the Company (or comparable governing body); and (ii) any entity (A) in which Persons specified in clause (i) would beneficially own, directly or indirectly, after giving effect to any transaction or series of transactions that would be a Change of Control except for operation of this definition, more than 75% of the percentage of Voting Stock that such Persons together owned in the Company at any time during the six months preceding the beginning of such transaction or series of transactions; (B) in which Douglas A. Miller shall be chief executive officer or chairman of the board of directors (or comparable governing body); (C) that, after giving effect to any transaction or series of transactions that would be a Change of Control except for operation of this definition, does not have an outstanding class of equity securities registered under Section 12(b) or 12(g) of the Exchange Act; and (D) that, prior to giving effect to any transaction or series of transactions that would be a Change of Control except for operation of this definition, does not have existing operations.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person (A) if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary or (B) for consideration consisting solely of Capital Stock of the Company; provided, however, that, in both cases, such Person’s primary business is a Related Business;

(3)	cash and Temporary Cash Investments;

(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, commission, travel, relocation and similar advances to officers, directors and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to the covenant described under “—Certain covenants—Limitation on sales of assets and Subsidiary stock” or (B) a disposition of assets not constituting an Asset Disposition;

(9)	any Person where such Investment was acquired by the Company or any of the Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)	any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “—Certain covenants—Limitation on Indebtedness”;

(12)	any Person to the extent such Investment (A) exists on the Issue Date or (B) is an extension, modification or renewal of any such Investments described under the immediately preceding clause (A) but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13)	Permitted Business Investments;

(14)	repurchases of the notes;

(15)	Guarantees issued in accordance with the covenants described under “Certain covenants—Limitation on Indebtedness” and “Future Guarantors”;

(16)	Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating and related agreements and licenses or concessions related to the Oil and Gas Business;

(17)	Investments intended to promote the Company’s strategic objectives in the Oil and Gas Business in an aggregate amount not to exceed 5.0% of ACNTA (determined as of the date of the making of any such Investment) at any one time outstanding (which Investments shall be deemed to be no longer outstanding only upon and to the extent of the return of capital thereof);

(18)	any Investment consisting of purchases and acquisitions of inventory, supplies, material and equipment, purchases of contract rights or licenses or leases of intellectual property, in each case, in the ordinary course of business;

(19)	Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (19) outstanding on the date such Investment is made, do not exceed the greater of $20.0 million and 5% of ACNTA; and

(20)	if none has been selected, in the U.S. Government Portfolio (Service Class shares) of the Wilmington family of mutual funds.

provided that with respect to any Permitted Investment, at the time such Permitted Investment is made, the Company will be entitled to divide and classify such Investment in more than one of the clauses of the definition of “Permitted Investment.”

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3)	Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(4)	Liens in favor of issuers of performance, bid or surety bonds, completion guarantees or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5)

survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)	Liens securing Non-Recourse Purchase Money Indebtedness granted in connection with the acquisition by the Company or any Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the fixed assets acquired with the proceeds of such Non-Recourse Purchase Money Indebtedness; and (ii) such Non-Recourse Purchase Money Indebtedness is not in excess of the purchase price of such fixed assets;

(8)	Liens to secure Indebtedness permitted under the provisions described in clause (b)(1) under “—Certain covenants—Limitation on Indebtedness” and Liens to secure Cash Management Obligations;

(9)	Liens to secure the notes, any Subsidiary Guarantee and other obligations arising under the Indenture;

(10)	Liens existing on the Issue Date;

(11)	Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (and not incurred in anticipation of or in connection with such transaction); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(12)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (and not incurred in anticipation of or in connection with such transaction); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(13)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(14)	Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries that are permitted to be Incurred pursuant to the Indenture;

(15)	Liens on, or related to, assets to secure all or part of the costs incurred in the ordinary course of a Related Business for the surveying, exploration, drilling, extraction, development,

operation, production, construction, alteration, repair, improvement, processing, transportation, marketing, storage or operation thereof;

(16)	Liens on pipeline or pipeline facilities that arise under operation of law;

(17)	Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, oil, natural gas, other hydrocarbon and mineral leases, Farm-Out Agreements or Farm-In Agreements, division orders, contracts for the sale, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, development agreements, operating agreements, production sales contracts, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements that are customary in the Oil and Gas Business provided, however, that in all instances such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(18)	Liens securing Production Payments and Reserve Sales that are not prohibited by the Indenture; provided, however, that such Liens do not extend to any property other than the property that is the subject of such Production Payments and Reserve Sales;

(19)	Liens reserved in oil, natural gas, other hydrocarbon and mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(20)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (9), (10), (11) or (12), provided, however, that:

(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (9), (10), (11) or (12) at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(21)	Liens securing Indebtedness of a Foreign Subsidiary permitted to be Incurred under clause (15) of “—Certain covenants—Limitations on Indebtedness”; provided, however, that such Liens do not extend to any property not owned by such Foreign Subsidiary;

(22)	Liens to secure Indebtedness permitted under the provisions described in clause (b) (23) under “—Certain covenants—Limitation on Indebtedness”;

(23)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(24)	Liens on the Marcellus JV Oil and Gas Assets securing the obligations of the Company and certain Restricted Subsidiaries under the Marcellus JV Documents and Liens securing the obligations of the Company and certain Restricted Subsidiaries under the BG JV Documents;

(25)	leases, licenses, subleases and sublicenses of real property and intellectual property rights that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, taken as whole; and

(26)	in addition to Liens permitted by clauses (1) through (25) above, Liens that are incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to Indebtedness and other obligations that do not exceed the greater of $25 million and 5% of ACNTA, as determined on the date of incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom, at any time outstanding.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Marketing Obligations” means Indebtedness of the Company or any Restricted Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, Guarantees of such Indebtedness or other obligation, of the Company or any Restricted Subsidiary by any other Restricted Subsidiary, as applicable, related to the purchase by the Company or any Restricted Subsidiary of hydrocarbons for which the Company or such Restricted Subsidiary has contracts to sell; provided, however, that in the event that such Indebtedness or obligations are guaranteed by the Company or any Restricted Subsidiary, then either: (1) the Person with which the Company or such Restricted Subsidiary has contracts to sell has an Investment Grade Rating or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an Investment Grade Rating from; or (2) such Person posts, or has posted for it, a letter of credit in favor of the Company or such Restricted Subsidiary with respect to all such Person’s obligations to the Company or such Restricted Subsidiary under such contracts.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a note means the principal of the note plus the premium, if any, payable on the note which is due or overdue or is to become due at the relevant time.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer to any Person of a Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

“Rating Agency” means each of Standard & Poor’s or Moody’s, or, if either Standard & Poor’s or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating organization registered under Section 15E of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	if the final maturity of the Indebtedness being Refinanced is earlier than the Stated Maturity of the notes, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)	if the final maturity date of the Indebtedness being Refinanced is later than the Stated Maturity of the notes, such Refinancing Indebtedness has a final maturity date at least 91 days later than the Stated Maturity of the notes.

(3)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(4)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(5)	if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of the Company that Refinances Indebtedness of the Company (provided, however, that a Restricted Subsidiary that is also a Subsidiary Guarantor may Guarantee Refinancing Indebtedness Incurred by the Company whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced, and provided, further, that if such Refinancing Indebtedness is subordinated to the notes, such Guarantees shall be subordinated to such Restricted Subsidiary Guaranty to at least the same extent) or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Related Business” means any Oil and Gas Business and any other business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including with respect to the Company and the Subsidiary Guarantors, all Indebtedness outstanding under the Credit Agreement and all Hedging Obligations and Cash Management Obligations with respect thereto; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to the Company or any Subsidiary;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the notes pursuant to the terms of the Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the notes.

“Temporary Cash Investments” means any of the following:

(1)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2)	investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 270 days after the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(3)	investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business; provided, however, that (i) all such deposits have been made in such accounts in the ordinary course of business and (ii) such deposits do not at any one time exceed $10.0 million in the aggregate;

(4)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(5)	investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard and Poor’s;

(6)	investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(7)	investments in money market funds that invest 95% or more of their assets in securities of the types described in clauses (1) through (6) above.

“TGGT Contribution Agreement” means that certain Contribution Agreement, effective as of January 1, 2009, among EOC, Vaughan Holding Company, LLC and BG Gathering, as amended, supplemented or otherwise modified from time to time.

“TGGT Holdings” means TGGT Holdings, LLC, a Delaware limited liability company and its successors and assigns.

“TGGT Holdings LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement, dated as of August 14, 2009, among BG Gathering, EOC, TGGT Holdings, and JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Trustee” means Wilmington Trust Company until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Unrestricted Subsidiary” means:

(1)	each of EXCO Caddo Acquisition, LLC, PCMWL, LLC and EXCO Water Resources, LLC;

(2)	each of TGGT Holdings and its subsidiaries and the Marcellus Midstream Owner shall be deemed to be an Unrestricted Subsidiary for purposes of this Indenture for so long as the Company, directly or indirectly, owns any (even if 50% or less) of the Capital Stock of such entity;

(3)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(4)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain covenants—Limitation on Indebtedness” and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under “—Certain covenants—Limitation on Indebtedness,” whenever it is necessary to determine whether the Company or any Restricted Subsidiary has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

Material U.S. federal income tax considerations

The following discussion summarizes material U.S. federal income tax considerations that are relevant to the acquisition, ownership and disposition of the notes as of the date hereof. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable U.S. Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, as of the date of this document, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. We cannot assure you that the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this discussion.

This discussion is limited to holders who purchase the notes in this offering for a price equal to the issue price of the notes (i.e., the first price at which a substantial amount of the notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, property held for investment). This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction. In addition, this discussion does not address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:

•	dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding notes as part of a straddle or other “synthetic security” or integrated transaction;

•	certain U.S. expatriates;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	persons subject to the alternative minimum tax;

•	entities that are tax-exempt for U.S. federal income tax purposes; and

•	persons holding notes through partnerships and other pass-through entities.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership acquiring the notes, you are urged to consult your own tax advisor about the U.S. federal income tax consequences of acquiring, holding and disposing of the notes.

Investors considering the purchase of notes are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the purchase, ownership or disposition of the notes under U.S.

federal estate or gift tax laws or under the laws of any state, local or foreign jurisdiction or under any applicable tax treaty.

In certain circumstances (see “Description of the notes—Optional redemption” and “Description of the notes—Change of Control Repurchase Event”), we may elect or be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as “contingent payment debt instruments” within the meaning of U.S. Treasury regulations. However, additional income will be recognized if any such additional payment is made. Our determination that the notes are not contingent payment debt instruments is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable U.S. Treasury regulations. Our determination, however, is not binding on the IRS, and it is possible that the IRS may take a different position, in which case you might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the taxable disposition of the note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Tax consequences to U.S. holders

You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of a note and you are for U.S. federal income tax purposes:

•	an individual who is a U.S. citizen or U.S. resident alien;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Stated interest on the notes

Stated interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Disposition of the notes

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. This gain or loss will equal the difference between your adjusted tax basis in the note and the proceeds you receive (excluding any proceeds attributable to accrued but unpaid stated interest, which will be recognized as ordinary interest income to the extent you have not previously included such amounts in income). The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in the note will generally equal the amount you paid for the note. The gain or loss will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, redemption, exchange, retirement or other disposition. Long-

term capital gains of individuals, estates and trusts generally are currently subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses may be subject to limitation.

Information reporting and backup withholding

Information reporting will generally apply to payments of principal and interest on, and the proceeds of the sale or other disposition of (including a redemption or retirement), notes held by you, unless you are an exempt recipient. In addition, backup withholding may apply to such payments unless you provide the appropriate intermediary with your taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

New legislation

For taxable years beginning after December 31, 2012, newly enacted legislation is scheduled to impose a 3.8% tax on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” would generally include gross income from interest, less certain deductions.

Prospective holders should consult their tax advisors with respect to the tax consequences of the new legislation described above.

Tax consequences to non-U.S. holders

You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of notes and for U.S. federal income tax purposes you are an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the notes

Payments to you of interest on the notes generally will be exempt from withholding of U.S. federal income tax under the “portfolio interest” exemption if you properly certify as to your foreign status as described below, and:

•	you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a “controlled foreign corporation” that is related to us (actually or constructively) through sufficient stock ownership;

•

you are not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•

interest on the notes is not effectively connected with your conduct of a U.S. trade or business (or is effectively connected with your conduct of a U.S. trade or business but is not includable in gross income under an applicable tax treaty because it is not attributable to a permanent establishment maintained by you in the United States).

The portfolio interest exemption and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to U.S. federal withholding tax at a 30% rate, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty, or the payments of interest are effectively connected with your conduct of a trade or business in the United States and you meet the certification requirements described below. See “—Tax consequences to non-U.S. holders—Income or gain effectively connected with a U.S. trade or business.”

Disposition of notes

You generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder. See “—Tax consequences to non-U.S. holders—Income or gain effectively connected with a U.S. trade or business.” If you are a non-U.S. holder described in the second bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S.-source capital losses.

Income or gain effectively connected with a U.S. trade or business

If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a U.S. trade or business conducted by you (and, if required by an applicable income tax treaty, is treated as attributable to a permanent establishment maintained by you in the United States), then the income or gain will be subject to U.S. federal income tax at regular graduated income tax rates but any interest will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet the certification requirements by providing to us or our paying agent a properly executed IRS Form W-8ECI (or successor form). If you are a corporation, that portion of your earnings and profits that is effectively connected with your U.S. trade or business may also be subject to a “branch profits tax” at a 30% rate, although an applicable income tax treaty may provide for a lower rate.

Information reporting and backup withholding

Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.

United States backup withholding generally will not apply to payments to you of interest or principal on a note if the certification requirements described in “—Tax consequences to non-U.S. holders—Interest on the notes” are met or you otherwise establish an exemption, provided that we do not have actual knowledge or reason to know that you are a United States person.

Payment of the proceeds of a disposition of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the disposition of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the disposition of a note effected outside the United States by such a broker if it:

•	is a United States person;

•	derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

•	is a controlled foreign corporation for U.S. federal income tax purposes; or

•

is a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.

THE PRECEDING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Certain ERISA considerations

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General fiduciary matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which EXCO Resources, Inc., any underwriter, or any guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

THE FOREGOING DISCUSSION IS NECESSARILY GENERAL AND DOES NOT ADDRESS ALL ASPECTS OF ISSUES THAT MAY ARISE UNDER ERISA, THE CODE OR OTHER APPLICABLE OR SIMILAR LAWS, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR A LEGAL OPINION. FURTHER, NO ASSURANCE CAN BE GIVEN THAT FUTURE LEGISLATION, ADMINISTRATIVE RULINGS, COURT DECISIONS OR REGULATORY ACTION WILL NOT MODIFY THE CONCLUSIONS SET FORTH IN THIS DISCUSSION. ANY SUCH CHANGES MAY BE RETROACTIVE AND THEREBY APPLY TO TRANSACTIONS ENTERED INTO PRIOR TO THE DATE OF THEIR ENACTMENT OR RELEASE. PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL ON THESE MATTERS.

THE SALE OF THE NOTES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY US OR BY ANY OTHER PERSON THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

Underwriting

Subject to the terms and conditions in the underwriting agreement among us, our subsidiary guarantors and the underwriters, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriter	Principal amount

J.P. Morgan Securities LLC	$
Banc of America Securities LLC
BNP Paribas Securities Corp.
RBC Capital Markets Corporation
Wells Fargo Securities, LLC
Barclays Capital Inc.
BMO Capital Markets Corp.
Credit Agricole Securities (USA) Inc.
Lloyds TSB Bank plc
RBS Securities Inc.
Scotia Capital (USA) Inc.
UBS Securities LLC
Citigroup Global Markets Inc.
Comerica Securities, Inc.
Daiwa Capital Markets America Inc.
Deutsche Bank Securities Inc.
KeyBanc Capital Markets Inc.
Mitsubishi UFJ Securities (USA), Inc.
Natixis Bleichroeder LLC
U.S. Bancorp Investments, Inc.

Total		$750,000,000

The underwriting agreement provides that the underwriters will purchase all the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to     % of the principal amount to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us

Per note	%

In the underwriting agreement, we have agreed that:

•

We will not offer or sell any of our debt securities (other than the notes) for a period of 90 days after the date of this prospectus supplement without the prior consent of J.P. Morgan Securities LLC.

•	We will pay our expenses related to the offering, which we estimate will be approximately $1.5 million.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with this offering of the notes, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes, as applicable. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), each underwriter has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any notes or guarantees in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes or guarantees to be offered so as to enable an investor to decide to purchase or subscribe the notes or guarantees, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•

(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (b) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of the notes and guarantees in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply to us; and

•

it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Lloyds TSB Bank plc is not a U.S. registered broker-dealer and, therefore, to the extent that they intend to effect any sales of the Notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by the regulations of the Financial Industry Regulatory Authority.

Certain of the underwriters and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with us and our associates. They have received (or will receive) customary fees and commissions for these transactions. JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities LLC, is the administrative agent on, and a lender under, our credit agreement, and J.P. Morgan Securities LLC is a co-lead arranger and sole bookrunner under our credit agreement and Bank of America N.A., an affiliate of Banc of America Securities LLC, is a co-lead arranger, lender and co-syndication agent under our credit agreement. Affiliates of the other underwriters in this offering are also agents or lenders under our credit agreement, and certain underwriters or their affiliates hold 2011 Notes to be redeemed. These entities will receive a portion of the net proceeds of this offering in connection with the amendment, extension and partial repayment of our credit agreement or redemption of the 2011 Notes, as applicable. See “Use of proceeds.”

Legal matters

Our legal counsel, Haynes and Boone LLP, Dallas, Texas, will pass upon certain legal matters in connection with the offered securities. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon the validity of the notes offered hereby for the underwriters.

Experts

The consolidated balance sheets of EXCO Resources, Inc. and subsidiaries as of December 31, 2009 and 2008, the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2009 have been incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

Independent petroleum engineers

Lee Keeling and Associates, Inc., independent petroleum engineers, Tulsa, Oklahoma, prepared the Proved Reserves estimates with respect to our non-shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Haas Petroleum Engineering Services, Inc., independent petroleum engineers, Dallas, Texas, prepared the Proved Reserves estimates with respect to our shale properties included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this prospectus and elsewhere in the registration statement in reliance upon the authority of said firm as experts in petroleum engineering.

Glossary of selected oil and natural gas terms

The following are abbreviations and definitions of terms commonly used in the oil and natural gas industry and in this prospectus.

2-D seismic.    Geophysical data that depict the subsurface strata in two dimensions

3-D seismic.    Geophysical data that depict the subsurface strata in three dimensions. 3-D seismic typically provides a more detailed and accurate interpretation of the subsurface strata than 2-D, or two-dimensional, seismic.

Bbl.    One stock tank barrel, or 42 U.S. gallons liquid volume, used in reference to oil or other liquid hydrocarbons.

Bcf.    One billion cubic feet of natural gas.

Bcfe.    One billion cubic feet equivalent calculated by converting one Bbl of oil or NGLs to six Mcf of natural gas.

Btu.    British thermal unit, which is the heat required to raise the temperature of a one pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

Commercial Well; Commercially Productive Well.    An oil and natural gas well which produces oil and natural gas in sufficient quantities such that proceeds from the sale of such production exceed production expenses and taxes.

Completion.    The installation of permanent equipment for the production of oil or natural gas, or, in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Deterministic estimate.    The method of estimating reserves or resources when a single value for each parameter (from the geoscience, engineering, or economic data) in the reserves calculation is used in the reserves estimation procedure.

Developed Acreage.    The number of acres which are allocated or assignable to producing wells or wells capable of production.

Developed Reserves.    Developed oil and gas reserves are reserves of any category that can be expected to be recovered (i) through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and (ii) through installed extraction equipment and infrastructure operational at the time of the reserves estimate.

Development Well.    A well drilled within the proved area of an oil or natural gas reservoir, or which extends a proved reservoir, to the depth of a stratigraphic horizon known to be productive.

Downspacing Wells.    Additional wells drilled between known producing wells to better exploit the reservoir.

Dry Hole; Dry Well.    A well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

Economically producible.    As it relates to a resource, a resource which generates revenue that exceeds, or is reasonably expected to exceed, the costs of the operation.

Exploitation.    The continuing development of a known producing formation in a previously discovered field. To maximize the ultimate recovery of oil or natural gas from the field by development wells, secondary recovery equipment or other suitable processes and technology.

Exploratory Well.    A well drilled to find a new field or to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir.

Farmout.    An assignment of an interest in a drilling location and related acreage conditional upon the drilling of a well on that location.

Formation.    A succession of sedimentary beds that were deposited under the same general geologic conditions.

Fracture Stimulation.    A stimulation treatment routinely performed involving the injection of water, sand and chemicals under pressure to stimulate hydrocarbon production in low-permeability reservoirs.

Full Cost Pool.    The full cost pool consists of all costs associated with property acquisition, exploration, and development activities for a company using the full cost method of accounting. Additionally, any internal costs that can be directly identified with acquisition, exploration and development activities are included. Any costs related to production, general corporate overhead or similar activities are not included.

Gross Acres or Gross Wells.    The total acres or wells, as the case may be, in which a working interest is owned.

Held-by-production.    A provision in an oil, gas and mineral lease that perpetuates a company’s right to operate a property or concession as long as the property or concession produces a minimum paying quantity of oil or gas.

Horizontal Wells.    Wells which are drilled at angles greater than 70 degrees from vertical.

Infill drilling.    Drilling of a well between known producing wells to better exploit the reservoir.

Initial production rate.    Generally, the maximum 24 hour production volume from a well.

Mbbl.    One thousand stock tank barrels.

Mcf.    One thousand cubic feet of natural gas.

Mcfe.    One thousand cubic feet equivalent calculated by converting one Bbl of oil or NGLs to six Mcf of natural gas.

Mmbbl.    One million stock tank barrels.

Mmbtu.    One million British thermal units.

Mmcf.    One million cubic feet of natural gas.

Mmcf per day.    One million cubic feet of natural gas per day.

Mmcfe.    One million cubic feet equivalent calculated by converting one Bbl of oil or NGLs to six Mcf of natural gas.

Mmcfe per day.    One million cubic feet equivalent per day calculated by converting one Bbl of oil or NGLs to six Mcf of natural gas.

Mmmbtu.    One billion British thermal units.

Net Acres or Net Wells.    The sum of the fractional working interests owned in gross acres or gross wells.

NYMEX.    New York Mercantile Exchange.

NGLs.    The combination of ethane, propane, butane and natural gasolines that when removed from natural gas become liquid under various levels of higher pressure and lower temperature.

Overriding royalty interest.    An interest in an oil and/or natural gas property entitling the owner to a share of oil and natural gas production free of costs of production.

Pad drilling.    The drilling of multiple wells from the same site.

Play.    A term applied to a portion of the exploration and production cycle following the identification by geologists and geophysicists of areas with potential oil and gas reserves.

Present value of estimated future net revenues or PV-10.    The present value of estimated future net revenues is an estimate of future net revenues from a property at the date indicated, without giving effect to derivative financial instrument activities, after deducting production and ad valorem taxes, future capital costs, abandonment costs and operating expenses, but before deducting future federal income taxes. The future net revenues have been discounted at an annual rate of 10% to determine their “present value.” The present value is shown to indicate the effect of time on the value of the net revenue stream and should not be construed as being the fair market value of the properties. Estimates have been made using constant oil and natural gas prices and operating and capital costs at the date indicated, at its acquisition date, or as otherwise indicated. We believe that the present value of estimated future net revenues before income taxes, while not a financial measure in accordance with GAAP, is an important financial measure used by investors and independent oil and natural gas producers for evaluating the relative significance of oil and natural gas properties and acquisitions because the tax characteristics of comparable companies can differ materially.

Probabilistic estimate.    The method of estimation of reserves or resources when the full range of values that could reasonably occur for each unknown parameter (from the geoscience and engineering data) is used to generate a full range of possible outcomes and their associated probabilities of occurrence.

Productive Well.    A productive well is a well that is not a dry well.

Proved Reserves.    Those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible, from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

The area of the reservoir considered as proved includes: (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities.

Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Recompletion.    An operation within an existing well bore to make the well produce oil and/or gas from a different, separately producible zone other than the zone from which the well had been producing.

Reasonable certainty.    If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

Reserve Life.    The estimated productive life, in years, of a proved reservoir based upon the economic limit of such reservoir producing hydrocarbons in paying quantities assuming certain price and cost parameters. For purposes of this prospectus, reserve life is calculated by dividing the Proved Reserves (on a Mmcfe basis) at the end of the period by the annualized average daily production volumes for December 2009.

Reservoir.    A porous and permeable underground formation containing a natural accumulation of producible oil or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reserves.

Resources.    All quantities of petroleum naturally occurring on or within the Earth’s crust, discovered and undiscovered (recoverable and unrecoverable), plus those quantities already produced. It also includes all types of petroleum whether currently considered “conventional” or “unconventional.”

Royalty interest.    An interest in an oil and/or natural gas property entitling the owner to a share of oil and natural gas production free of costs of production.

Shale.    Fine-grained sedimentary rock composed mostly of consolidated clay or mud. Shale is the most frequently occurring sedimentary rock.

Spud.    To start the well drilling process.

Standardized Measure of discounted future net cash flows or the Standardized Measure.    Under the Standardized Measure, future cash flows for the year ended December 31, 2009 are estimated by applying the simple average spot prices for the trailing twelve month period using the first day of each month beginning on January 1, 2009 and ended December 1, 2009, adjusted for fixed and determinable escalations, to the estimated future production of year-end Proved Reserves. Spot prices used to compute estimated future cash flows for the years ended December 31, 2008 and 2007 were based on year-end spot prices for each respective year. Future cash inflows are reduced by estimated future production and development costs based on period-end and future plugging and abandonment costs to determine pre-tax cash inflows. Future income taxes are computed by applying the statutory tax rate to the excess of pre-tax cash inflows over our tax basis in the associated properties. Future net cash inflows after income taxes are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

Stock tank barrel.    42 U.S. gallons liquid volume.

Tcf.    One trillion cubic feet of natural gas.

Tcfe.    One trillion cubic feet equivalent calculated by converting one Bbl of oil or NGLs to six Mcf of natural gas.

Undeveloped Acreage.    Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains Proved Reserves.

Undeveloped Reserves.    Reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir or by other evidence using reliable technology establishing reasonable certainty.

Working interest.    The operating interest that gives the owner the right to drill, produce and conduct activities on the property and a share of production.

Workovers.    Operations on a producing well to restore or increase production.

EXCO Resources, Inc.

Prospectus

Part II

Information not required in prospectus

Item 14.	Other expenses of issuance and distribution.

The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this offering. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$53,475	*
Printing and engraving expenses	170,000
Accounting fees and expenses	125,000
Engineering fees and expenses	25,000
Legal fees and expenses	250,000
Trustee fees and expenses	25,000
Rating agency fees and expenses	700,000
Miscellaneous expenses	151,525

TOTAL	$1,500,000

*	Estimated based upon an aggregate offering price of $750.0 million, however, the registration fee is to be deferred in accordance with Rule 456(b). The final registration fee will be calculated pursuant to Rule 457(r).

Item 15.	Indemnification of directors and officers.

EXCO Resources, Inc.

Article XIV of our Third Amended and Restated Articles of Incorporation provides that to the fullest extent permitted by Texas law, our directors will have no personal liability to us or our shareholders for any acts or omissions in the director’s performance of his or her duties as a director. Section 7.001 of the Texas Business Organizations Code, or the TBOC, permits us to limit the personal liability of directors to us or our shareholders for monetary damages for any act or omission in a director’s capacity as director, except for liability for any of the following:

(1)	A breach of the director’s duty of loyalty to the us or our shareholders;

(2)	An act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or knowing violation of the law;

(3)	A transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s office; or

(4)	An act or omission for which the liability of a director is expressly provided by an applicable statute.

Article XIV further provides that if Texas law is amended to authorize further elimination of the personal liability of directors, then the liability of a director shall be eliminated to the fullest extent permitted by Texas law, as so amended. Any repeal or modification of Article XIV by our shareholders will not adversely affect any right or protection of a director existing at the time of such repeal or modification.

Article XIII of our Third Amended and Restated Articles of Incorporation and Article VI of our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by Texas law. Our bylaws further provide that we must pay or reimburse reasonable expenses incurred by one of our directors or officers who was, is or is threatened to be made a named defendant or respondent in a proceeding to the maximum extent permitted under Texas law.

Under Sections 8.101, 8.102 and 8.103 of the TBOC, subject to the procedures and limitations stated therein, we may indemnify a director who was, is or is threatened to be made a respondent in a proceeding against a judgment and reasonable expenses actually incurred by the person in connection with the proceeding if it is determined that the person seeking indemnification:

•	acted in good faith;

•	reasonably believed that his or her conduct was in or was not opposed to our best interests; and

•	in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful.

Under Section 8.105 of the TBOC, we may indemnify an officer as provided by our governing documents, by action of our board of directors, by action of our shareholders, by contract or by common law.

We are required by Sections 8.051 and 8.105 of the TBOC to indemnify a director or officer against reasonable expenses actually incurred by the director or officer in connection with a proceeding in which the director or officer is a respondent because the director or officer is or was in that position if the director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC prohibits us from indemnifying a director in respect of a proceeding in which the director is found liable to us or is found liable because a personal benefit was improperly received by him or her, other than for reasonable expenses actually incurred by him or her in connection with the proceeding, not including a judgment, penalty, fine or tax. The TBOC prohibits us entirely from indemnifying a director in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of his or her duties, breach of the duty of loyalty or an act or omission not committed in good faith that constitutes a breach of a duty owed by the director to us.

Under Sections 8.052 and 8.105 of the TBOC, a court may order us to indemnify a director or officer if the court determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the director or officer is found liable to us or is found liable on the basis that a personal benefit was improperly received by him or her, the indemnification will be limited to reasonable expenses actually incurred by him or her in connection with the proceeding.

Insurance

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act and the Exchange Act, under insurance policies, the premiums of which we pay. The effect of these policies is to indemnify any of our officers and directors against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director upon a determination that such person acted in good faith.

Delaware corporate registrants

EXCO Services, Inc. and EXCO Holding (PA), Inc. (collectively, the “Delaware Corporate Registrants”) are corporations incorporated under the laws of the state of Delaware. Section 145(a) of the Delaware General Corporation Law, or the DGCL, among other things, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

Further, Section 145(c) of the DGCL provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 145(f) of the DGCL provides that the statutory provisions on indemnification are not exclusive of indemnification provided pursuant to, among other things, the bylaws or indemnification agreements. Each of the Delaware Corporate Registrant’s Bylaws contains provisions regarding the indemnification of their respective directors and officers. Article VI, Section 1 of the Bylaws of each of the Delaware Corporate Registrants provide for the indemnification of their respective current, former and proposed officers and directors to substantially the same extent permitted by the DGCL.

The indemnification described above (unless ordered by a court) shall be paid by the Delaware Corporate Registrants unless a determination is made that indemnification of the director,

officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth above. This determination must be made:

•	by the board of directors, or a committee thereof, of the Delaware Corporate Registrant by a majority vote of a quorum consisting of directors who were not parties to such Proceeding;

•	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the Delaware Corporate Registrant’s stockholders.

Article VI, Section 1 of the Bylaws of each of the Delaware Corporate Registrants provide that costs, charges and expenses (including attorneys’ fees) incurred by a person seeking indemnification under such Section in defending a Proceeding shall be paid by the respective Delaware Corporate Registrant in advance of the final disposition of such Proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a current, former or proposed director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall ultimately be determined that such current, former or proposed director or officer is not entitled to be indemnified by the respective Delaware Corporate Registrant. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Delaware Corporate Registrant’s board of directors deems appropriate. The board of directors of the Delaware Corporate Registrants may, upon approval of such director, officer, employee or agent of a Delaware Corporate Registrant, authorize counsel for the respective Delaware Corporate Registrant to represent such person in any Proceeding, whether or not the Delaware Corporate Registrant is a party to such Proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, but excludes specifically liability for any:

•	breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	transactions from which the director derived an improper personal benefit.

The provision does not limit equitable remedies, such as an injunction or rescission for breach of a director’s fiduciary duty of care.

The certificate of incorporation of each of the Delaware Corporate Registrants contains a provision eliminating the personal liability of a director from breaches of fiduciary duty, subject to the exceptions described above.

Delaware limited liability company registrants

EXCO Partners GP, LLC, EXCO Partners OLP GP, LLC (“OLP GP”), Vernon Gathering, LLC (“Vernon”), EXCO Midcontinent MLP, LLC, EXCO Production Company (PA), LLC (“EXCOPA”),

EXCO Production Company (WV), LLC (“EXCOWV”), EXCO Equipment Leasing, LLC (“EXCOEL”) and EXCO Resources (XA), LLC (“EXCOXA” and collectively, the “Delaware LLC Registrants”) are limited liability companies formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of OLP GP, Vernon, EXCOPA, EXCOWV and EXCOEL provide that each of such respective Delaware LLC Registrants will indemnify persons who serve as a manager or managing member, as applicable, or as a director or officer of such Delaware LLC Registrant from liabilities arising out of any management of the Delaware LLC Registrant’s affairs, subject to all limitations and requirements imposed by the DLLCA.

Delaware limited partnership registrants

EXCO GP Partners Old, LP and EXCO Operating Company, LP (collectively, the “Delaware LP Registrants”) are limited partnerships formed under the laws of the state of Delaware. Section 17-108 of the Delaware Limited Partnership Act, or the DLPA, provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. The limited partnership agreements of EXCO GP Partners Old, LP and EXCO Operating Company, LP limit the liability of limited partners to the initial capital contribution made by each limited partner as provided for in the respective limited partnership agreements.

Item 16.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(j) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO RESOURCES, INC.

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Director, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

/s/ Jeffrey D. Benjamin Jeffrey D. Benjamin	Director	September 7, 2010

/s/ Vincent J. Cebula Vincent J. Cebula	Director	September 7, 2010

/s/ Earl E. Ellis Earl E. Ellis	Director	September 7, 2010

Signature	Title	Date

/s/ B. James Ford B. James Ford	Director	September 7, 2010

/s/ Mark F. Mulhern Mark F. Mulhern	Director	September 7, 2010

/s/ Boone Pickens Boone Pickens	Director	September 7, 2010

/s/ Jeffrey S. Serota Jeffrey S. Serota	Director	September 7, 2010

/s/ Robert L. Stillwell Robert L. Stillwell	Director	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO SERVICES, INC.

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Director, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

/s/ Harold L. Hickey Harold L. Hickey	Director, Vice President and Chief Operating Officer	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO PARTNERS GP, LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Director, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO GP PARTNERS OLD, LP

By:	EXCO PARTNERS GP, LLC, its general partner

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title (of EXCO Partners GP, LLC)	Date

/s/ Douglas H. Miller Douglas H. Miller	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Director, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO PARTNERS OLP GP, LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Manager, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Manager, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

/s/ Harold L. Hickey Harold L. Hickey	Manager, Vice President and Chief Operating Officer	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO OPERATING COMPANY, LP

By:	EXCO PARTNERS OLP GP, LLC, its general partner

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title (of EXCO Partners OLP GP, LLC)	Date

/s/ Douglas H. Miller Douglas H. Miller	Manager, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Manager, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

/s/ Harold L. Hickey Harold L. Hickey	Manager, Vice President and Chief Operating Officer	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

VERNON GATHERING, LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Manager, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Manager, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

/s/ Harold L. Hickey Harold L. Hickey	Manager, Vice President and Chief Operating Officer	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO MIDCONTINENT MLP, LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President and Controller (Principal Accounting Officer)	September 7, 2010

EXCO RESOURCES, INC.		Member

By:	/s/ Douglas H. Miller		September 7, 2010
Name:	Douglas H. Miller
Title:	Chairman and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO HOLDING (PA), INC.

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Director, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

/s/ Harold L. Hickey Harold L. Hickey	Director, Vice President and Chief Operating Officer	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO PRODUCTION COMPANY (PA), LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, and Controller (Principal Accounting Officer)	September 7, 2010

EXCO HOLDING (PA), INC.	Member	September 7, 2010

By:	/s/ Douglas H. Miller Name: Douglas H. Miller Title: Chairman and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO PRODUCTION COMPANY (WV), LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President and Controller (Principal Accounting Officer)	September 7, 2010

EXCO HOLDING (PA), INC.	Member	September 7, 2010

By:	/s/ Douglas H. Miller Name: Douglas H. Miller Title: Chairman and Chief Executive Officer

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO EQUIPMENT LEASING, LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Manager, Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Manager, Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	September 7, 2010

/s/ Harold L. Hickey Harold L. Hickey	Manager, Vice President and Chief Operating Officer	September 7, 2010

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 7, 2010.

EXCO RESOURCES (XA), LLC

By:	/s/ Douglas H. Miller
Name: Douglas H. Miller
Title: Chairman and Chief Executive Officer

Power of attorney

Each person whose signature appears below constitutes and appoints Douglas H. Miller, Stephen F. Smith and William L. Boeing, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas H. Miller Douglas H. Miller	Chairman and Chief Executive Officer (Principal Executive Officer)	September 7, 2010

/s/ Stephen F. Smith Stephen F. Smith	Vice Chairman, President and Chief Financial Officer (Principal Financial Officer)	September 7, 2010

/s/ Mark E. Wilson Mark E. Wilson	Vice President, and Controller (Principal Accounting Officer)	September 7, 2010

EXCO HOLDING (PA), INC.	Member	September 7, 2010

By:	/s/ Douglas H. Miller Name: Douglas H. Miller Title: Chairman and Chief Executive Officer

Exhibit index

Exhibit no.	Exhibit description

**1.1	Underwriting Agreement.

*4.1	Indenture for Senior Notes due 2018 by and between EXCO Resources, Inc. and Wilmington Trust Company, as Trustee.

**4.2	Form of Senior Note due 2018 issued hereunder by EXCO Resources, Inc.

4.3	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K, dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein.

4.4	Articles of Amendment to Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as Exhibit 10.1 to EXCO’s Current Report on Form 8-K dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein.

4.5	Second Amended and Restated Bylaws of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K, dated March 4, 2009 and filed on March 6, 2009 and incorporated by reference herein.

4.6	Statement of Designation of Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.7	Statement of Designation of Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as Exhibit 3.2 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.8	Statement of Designation of Series B 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as Exhibit 3.3 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.9	Statement of Designation of Series C 7.0% Cumulative Convertible Perpetual Preferred Stock of EXCO Resources, Inc., filed as Exhibit 3.4 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.10	Statement of Designation of Series A-1 Hybrid Preferred Stock of EXCO Resources, Inc., filed as Exhibit 3.5 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

4.11	Statement of Designation of Series A-2 Hybrid Preferred Stock of EXCO Resources, Inc., filed as Exhibit 3.6 to EXCO’s Current Report on Form 8-K dated March 28, 2007 and filed on April 2, 2007 and incorporated by reference herein.

*4.12	Certificate of Incorporation of EXCO Services, Inc.

*4.13	Bylaws of EXCO Services, Inc.

*4.14	Certificate of Formation of EXCO Partners GP, LLC.

*4.15	Limited Liability Company Agreement of EXCO Partners GP, LLC.

*4.16	Certificate of Limited Partnership of EXCO GP Partners Old, LP, as amended.

Exhibit no.	Exhibit description

*4.17	Agreement of Limited Partnership of EXCO GP Partners Old, LP, as amended.

*4.18	Certificate of Formation of EXCO Partners OLP GP, LLC.

*4.19	Limited Liability Company Agreement of EXCO Partners OLP GP, LLC.

*4.20	Certificate of Limited Partnership of EXCO Operating Company, LP, as amended.

*4.21	Agreement of Limited Partnership of EXCO Operating Company, LP.

*4.22	Certificate of Formation of Vernon Gathering, LLC.

*4.23	Limited Liability Company Agreement of Vernon Gathering, LLC, as amended.

*4.24	Certificate of Formation of EXCO Midcontinent MLP, LLC.

*4.25	Limited Liability Company Agreement of EXCO Midcontinent MLP, LLC.

*4.26	Certificate of Incorporation of EXCO Holding (PA), Inc.

*4.27	Bylaws of EXCO Holding (PA), Inc.

*4.28	Certificate of Formation of EXCO Production Company (PA), LLC.

*4.29	Amended and Restated Limited Liability Company Agreement of EXCO Production Company (PA), LLC.

*4.30	Certificate of Formation of EXCO Production Company (WV), LLC.

*4.31	Amended and Restated Limited Liability Company Agreement of EXCO Production Company (WV), LLC.

*4.32	Certificate of Formation of EXCO Equipment Leasing, LLC.

*4.33	Limited Liability Company Agreement of EXCO Equipment Leasing, LLC.

*4.34	Certificate of Formation of EXCO Resources (XA), LLC.

*4.35	Amended and Restated Limited Liability Company Agreement of EXCO Resources (XA), LLC.

*5.1	Opinion of Haynes and Boone, LLP.

*12.1	Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Lee Keeling and Associates, Inc.

*23.3	Consent of Haas Petroleum Engineering Services, Inc.

*23.4	Consent of Haynes and Boone, LLP (included in its opinion filed as Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature pages hereto).

*25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture for the Senior Notes due 2018.

**	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.

*	Filed herewith.